                                                          REGISTRATION STATEMENT
                                                                    NO. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                    _________________________________________
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                _________________________________________________

                             MICRO BIO-MEDICS, INC.
               (Exact name of registrant as specified in charter)
                _________________________________________________

    New York                         5080                      13-2692560
---------------               -------------------           ---------------
(State or other               (Standard industrial          (I.R.S. employer
jurisdiction of               classification code)         identification no.)
incorporation)
                _________________________________________________

                               846 Pelham Parkway
                             Pelham Manor, NY  10803
    (Address of principal executive offices and principal place of business)
                 Registrant's telephone number - (914) 738-8400
               ___________________________________________________
                            Bruce J. Haber, President
                               846 Pelham Parkway
                             Pelham Manor, NY  10803
                     (Name and address of agent for service)
                    Agent's telephone number - (914) 738-8400
           ___________________________________________________________
           Copies of all communications, including all communications sent to the agent for service, should be sent to:

     Steven Morse Esq.             David W. Sass, Esq.
     Lester Morse P.C.             McLaughlin & Stern, LLP
     111 Great Neck Road           380 Lexington Avenue
     Great Neck, NY  11021         New York, NY  10168
     Tel: (516) 487-1446           Tel: (212) 867-2500
     Fax: (516) 487-1452           Fax: (212) 697-2817



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                        Proposed
  Title of Each                         Maximum        Proposed
    Class of           Amount to        Offering       Maximum           Amount of
  Securities to            be           Price Per     Aggregate         Registration
  be Registered        Registered       Share (1)   Offering Price           Fee
------------------------------------------------------------------------------------------
Common Stock,
Par Value $.03
Per Share                280,696         $ 13.50    $ 3,789,396           $1,306.69
------------------------------------------------------------------------------------------

______________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, and solely for the purpose of calculating the registration fee pursuant to Section 14(g)(1)(A) of the Exchange Act. The proposed maximum aggregate offering price is based upon (i) the maximum anticipated number of 280,756 shares of Micro Bio-Medics, Inc. ("Micro") which it is estimated will be issued in connection with the merger to the security holders of Stone Medical Supply Corporation ("Stone") and (ii) not less than the average of the high bid and low asked prices of such securities at 4:00 p.m. on a specified date within five business days prior to the date of filing of the Registration Statement.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                             MICRO BIO-MEDICS, INC.

     CROSS REFERENCE SHEET PURSUANT TO RULE 404(a) OF REGULATION C SHOWING THE LOCATIONS IN THE PROXY STATEMENT-PROSPECTUS OF THE INFORMATION REQUIRED TO BE INCLUDED THEREIN IN RESPONSE TO PART I OF FORM S-4.


                                                                  Location or Heading in
     S-4 Item Number and Caption                                 Proxy Statement/Prospectus
     ---------------------------                                 --------------------------
1.   Forepart of the Registration Statement
     Cover Page of Prospectus                                    Facing Page of Registration Statement
                                                                 Cross Reference Sheet; Outside Front
                                                                 Cover Page of Prospectus.

2.   Inside Front and Outside Back Cover Pages
     of Prospectus                                               Available Information; Table of Contents

3.   Risk Factors, Ratio of Earnings to
     Fixed Charges and Information                               Summary; Risk Factors

4.   Terms of the Transaction                                    Summary; The Merger; Introduction;
                                                                 Stone Meeting; Material Terms of the
                                                                 Merger; Operations After the Merger

5.   Pro Forma Financial Information                             Summary; Risk Factors; Comparative
                                                                 Market Price Data of Stone and MBM;
                                                                 Selected Financial Data and Other
                                                                 Information of Stone; Stone Manage-
                                                                 ment's Discussion and Analysis of
                                                                 Financial Condition and Results of
                                                                 Operations; Comparative Per Share
                                                                 Financial Information;
                                                                 Pro-Forma Selected Financial Data
                                                                 of Stone and MBM;
                                                                 Pro-Forma Capitalization

6.   Material Contacts with the Company Being Acquired           The Merger

7.   Additional Information Required for Reoffering                  *
     by Persons and Parties Deemed to Be Underwriters
8.   Interests of Named Experts and Counsel                      Legal Matters; Experts

9.   Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities                              Management

10.  Information with Respect to S-3 Registrants                         *

11.  Incorporation of Certain Information by Reference                   *

12.  Information with Respect to S-2 or S-3 Registrants
     Plan of Distribution                                                *

13.  Incorporation of Certain Information by Reference                   *

14.  Information with Respect to Registrants Other Than
     S-3 or S-2 Registrants                                      Business of MBM; Management;
                                                                 MBM Management's Discussion and
                                                                 Analysis of Financial Condition
                                                                 and Results of Operations


15.  Information with Respect to S-3 Companies                           *

16.  Information with Respect to S-2 or S-3 Companies:                   *

                                       iii



17.  Information with Respect to Companies Other Than
     S-2 or S-3 Companies                                        Business of Stone; Stone's
                                                                 Management's Discussion and Analysis
                                                                 of Financial Condition and Results of
                                                                 Operations; Introduction; Stone Meeting;
                                                                 The Merger; Material Terms of the
                                                                 Merger; Operations After the Merger

18.  Information if Proxies, Consents or Authorizations
     are to be Solicited                                         Introduction; Stone Meeting; The
                                                                 Merger; Material Terms of the Merger

19.  Information if Proxies, Consents or Authorizations
     are not to be Solicited or in an Exchange Offer                    *

_______________
*Item is omitted because answer is negative or item is inapplicable.

                        STONE MEDICAL SUPPLY CORPORATION
                            2487 North Jerusalem Road
                           East Meadow, New York 11554

                        NOTICE OF SPECIAL ANNUAL MEETING
                                 OF SHAREHOLDERS
                                January 17 , 1996

TO THE SHAREHOLDERS OF STONE MEDICAL SUPPLY CORPORATION:

     Notice is hereby given that a Special Meeting of Shareholders of Stone Medical Supply Corporation ("Stone") will be held at the offices of Stone, 2487 North Jerusalem Road, East Meadow, New York 11554, at 10:00 A.M. local time. The following important matters will be presented for your consideration and action:

1. To consider and vote upon an Agreement for Merger and Reorganization dated November 2, 1995 (the "Merger Agreement") among Micro Bio-Medics, Inc. ("MBM") Diagnostic Leasing Corp. ("DLC"), Stone and Andrew D. Stone pursuant to which Stone will be merged with and into DLC, a wholly-owned subsidiary of MBM and the issued and outstanding shares of Stone Common Stock will be converted into an aggregate of up to 280,696 shares of MBM Common Stock.

2. Any and all other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 18, 1995 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting of Shareholders and any adjournment thereof, and only shareholders of record at such date will be entitled to notice of and to vote at the meeting.

     As of the record date, Stone had issued and outstanding 3,431,500 shares of Common Stock. Each holder of Common Stock is entitled to one vote per share. The holders of 2,532,750 shares of Common Stock, representing approximately 73.8% of the outstanding shares, and consisting of Officers, Directors, and certain other shareholders have indicated to Stone that they intend to vote FOR the Merger Agreement. These shareholders will own, after the Merger, approximately 5.0% of the MBM Common Stock.
                         By Order of the Board of Directors


                         David W. Sass, Secretary
East Meadow, New York
December  18, 1995

IMPORTANT:     You are cordially invited to attend the meeting, but, whether or not you plan to attend, PLEASE VOTE, DATE, SIGN and MAIL the enclosed Proxy promptly. If you attend the meeting, you may either vote by your Proxy, or withdraw your Proxy and vote in person.

                             MICRO BIO-MEDICS, INC.
                                   PROSPECTUS

                                 --------------

                                 PROXY STATEMENT
                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                        STONE MEDICAL SUPPLY CORPORATION



STONE MEDICAL SUPPLY CORPORATION
2487 North Jerusalem Road
East Meadow, New York 11554
(516) 783-6262


     This Proxy Statement/Prospectus relates to the proposed merger of Stone Medical Supply Corporation ("Stone") with and into Diagnostic Leasing Corp. ("DLC"), a wholly-owned subsidiary of Micro Bio-Medics, Inc. ("MBM") in exchange for the issuance of an aggregate of up to 280,696 shares of common stock, par value $.03 per share of MBM based upon a ratio of 1.0 share of Stone for each
0.0818 of a share of MBM (the "Conversion Ratio"). In connection with the merger (the "Merger"), MBM has filed a registration statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering Common Stock issuable to holders of shares of common stock of Stone.

     This Prospectus/Proxy Statement constitutes the Proxy Statement of Stone relating to the solicitation of proxies for use at the Special Meeting of Shareholders of Stone (the "Stone Meeting") scheduled to be held on January 17, 1996 and the Prospectus of MBM filed as part of the Registration Statement relating to the MBM Common Stock issuable in connection with the Merger. The Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement. For further information pertaining to Stone and MBM, reference should be made to the Registration Statement, which may be obtained as described below. See "Available Information."

     This Prospectus/Proxy Statement is being mailed to shareholders of Stone on or about December 18, 1995. THE SECURITIES OF MBM INVOLVE A HIGH DEGREE OF RISK. FOR A SUMMARY OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS".

     At the Stone Meeting, shareholders of Stone as of the close of business on December 18, 1995, will consider and vote upon the approval and adoption of the Agreement for Merger and Reorganization (the "Merger Agreement") which provides for, among other things, the merger of Stone with and into DLC, the Surviving Corporation. DLC is currently a wholly-owned inactive subsidiary of MBM.

     Upon completion of the Merger, the shareholders of Stone (except those who exercise and perfect their appraisal rights) will receive an aggregate of up to 280,696 shares of Common Stock of MBM registered under the Securities Act and included in this Prospectus/Proxy Statement. The shareholders of Stone will own approximately 6.8% of the outstanding shares of MBM and management of MBM will assume control and direct management of Stone. Each one share of MBM Common Stock outstanding immediately prior to the consummation of the Merger will continue to represent one share of MBM Common Stock at and after the consummation of the Merger.

     No fractional shares of MBM Common Stock and no certificates or scrip therefor will be issued in exchange for Stone Common Stock in the Merger. In lieu thereof, each holder of shares of Stone Common Stock who otherwise would be entitled to receive a fractional share of MBM Common Stock will, upon surrender of his certificate for outstanding Stone Common Stock, be paid, without interest, an amount in cash equal to the product of (i) $11.50 (which was agreed to pursuant to the terms of the Merger Agreement) and (ii) the fraction of a share of MBM Common Stock to which such holder would otherwise be entitled.

     The Merger will be completed within the later of (i) on the date of receipt of Stone shareholder approval, or (ii) the satisfaction or waiver of all other conditions to the Merger. If any material changes in the transaction occur prior to either condition, shareholder proxies will be resolicited.

     The Board of Directors of Stone knows of no other business that will be presented at the Meeting. If any other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders. See "Material Terms of the Merger Agreement".

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS DECEMBER  , 1995.

     MBM's Common Stock is traded in the over-the-counter market in the NASDAQ National Market under the symbol "MBMI." On November 10, 1995, the reported last sales prices per share for the Common Stock as reported on NASDAQ was $13.00. The above prices reflect inter-dealer prices without retailer markups, markdowns or commissions. See "Market Information."

     On November 1, 1995, representing the day immediately preceding the date that the Merger Agreement was executed by MBM and Stone, the last sale price of MBM Common Stock was 12-3/4. On November 1, 1995, the high and low bid price of Stone's Common Stock on the NASD Electronic Bulletin Board under the symbol "STSC" was 3/8 and 1/4, respectively. The above prices reflect inter-dealer prices without retail mark-up, markdowns or commissions.

     ALL INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO MBM WAS SUPPLIED BY MBM FOR INCLUSION HEREIN, AND ALL INFORMATION CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO STONE WAS SUPPLIED BY STONE FOR INCLUSION HEREIN.


                              AVAILABLE INFORMATION

     As permitted by the rules and regulations of the Commission, this Prospectus/Proxy Statement omits certain information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto. MBM and Stone have been and are subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith have filed and will continue to file reports and other information with the Commission until completion of the Merger and in MBM's case thereafter.

     This Registration Statement on Form S-4 and the reports and other information filed by MBM and Stone with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.20549, and at the Commission's Regional Offices at 500 West Madison, Chicago, Illinois 60601-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. If the Merger is consummated, Stone will not be required to file periodic reports and other information with the Commission pursuant to the Exchange Act.

     MBM distributes to its respective Stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial and other information as determined by the Board of Directors. MBM's fiscal year ends on November 30 of each year.

                              TABLE OF CONTENTS


Available Information

Summary

     General
     Risk Factors
     Stone Shareholder Meeting
     Rights of Appraisal
     The Merger
     General Effects of the Merger
     Effective Time
     Recommendation of the Board of Directors
     Opinion of Financial Advisor
     Interest of Certain Persons in the Merger
     Accounting Treatment
     Representations and Warranties
     Conditions to the Merger; Termination
      of the Merger Agreement
     Conversion Ratio
     Tax Matters

Risk Factors

Comparative Market Price Data of Stone and MBM
Selected Financial Data and Other Information of Stone
Stone Management's Discussion and Analysis of Financial
 Condition and Results of Operations
Selected Financial Data and Other Information of MBM
MBM Management's Discussion and Analysis of Financial
  Condition and Results of Operations
Description of Transaction
Pro Forma Financial Statements
Selected Pro Forma Combined Condensed Financial Data
Comparative Per Share Data

Introduction

     General
     Purpose of the Meeting

Stone Meeting

     Date, Place and Time; Record Date
     Quorum; Vote Required for Approval
     Solicitation, Revocation and Use of Proxies
     Appraisal Rights

The Merger

     General Effects of the Merger
     Background of the Merger
     Recommendation of the Board of Directors; Reasons
       for the Merger
     Opinion of Financial Advisor
     Interests of Certain Persons in the Merger
     Certain Federal Income Tax Consequences
     Restrictions on Sales by Affiliates

Material Terms of the Merger

     Closing; Effective Time
     Exchange of Certificates
     Representations, Warranties and Covenants
     Closing Conditions
     Termination
     Accounting Treatment
     Expenses

Operations After the Merger

     Corporate Structure
     Operations and Financial Conditions
     Management and Compensation Arrangements

Business of MBM
     Overview
     Caligor Division
     MBM Division
     Healer Products Division
     Acquisition of Mid County
       Medical Supply Co., Inc.
     Acquisition of Joseph Weintraub, Inc.
     Acquisition of Clark Surgical Supply Corp.
     Acquisition of Harrisburg Surgical Supply Inc.
     Revolving Credit Agreement
     Regulatory Requirements
     Competition
     Employees
     Facilities
     Legal Proceedings

Management of MBM

     Directors and Executive Officers
     Executive Compensation
     Employment and Consulting Agreements
     Stock Option Plans
     Section 401(k) or Deferred Retirement Plan
     Certain Transactions
     Indemnification of Officers and Directors
     Principal Shareholders

Business of Stone

     General
     Sales and Marketing
     Source of Supplies
     Product Storage and Delivery
     Competition
     Government Regulations
     Employees
     Patents, Trademarks and Licenses
     Working Capital Practices and Backlog
     Properties
     Legal Proceedings
     Executive Officers, Directors and Key Employees
     Business Experience
     Executive Compensation
     Certain Transactions
     Principal Shareholders

Description of MBM Securities

     Capital Stock
     Common Stock
     Preferred Stock
     Series 1 Warrants
     Dividend Policy
     Transfer Agent
     Underwriter's Warrants
     Description of Debentures

Legal Matters
Experts

Financial Statements

Exhibits:

Exhibit "A"  - Merger Agreement

Exhibit "B" - Section 623 of the New York Business Corporation Law

Exhibit "C"  - Fairness Opinion - P.K. Hickey & Co.

                                     SUMMARY

     The following is a summary of certain information contained in this Proxy Statement/Prospectus. This summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Proxy Statement/Prospectus and the exhibits hereto. Certain capitalized items used and not otherwise defined in this summary have the meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. Shareholders of Stone are urged to read this Proxy Statement/Prospectus, including exhibits, in its entirety.

GENERAL

     MICRO BIO-MEDICS, INC. Micro Bio-Medics, Inc. ("MBM") is a New York corporation, with its principal executive offices at 846 Pelham Parkway, Pelham Manor, New York 10803, telephone (914) 738-8400. MBM owns all of the issued and outstanding common stock of Diagnostic Leasing Corp. ("DLC"). Upon completion of the Merger, shareholders of Stone will receive shares of MBM Common Stock in exchange for their present holdings. MBM distributes medical supplies to physicians and hospitals in the New York metropolitan area, as well as to health care professionals in the sports medicine, emergency medicine, school health, industrial safety, government and laboratory markets nationwide. MBM depends upon the continued supply of the products it distributes; however, it does not depend upon any single source. MBM has neither encountered nor does it anticipate any difficulty in obtaining the necessary products. No one customer has accounted for more than 10% of each of MBM's revenues during the nine months ended August 31, 1995 and the fiscal years ended November 30, 1994, November 30, 1993 and November 30, 1992.

     As of October 31, 1995, MBM has 3,872,616 shares of its Common Stock, par value $.03 per share, and will have up to 4,153,312 shares outstanding after the consummation of the Merger. The foregoing does not include the possible exercise of outstanding warrants and options and the conversion of Debentures covering an aggregate of 2,399,132 shares. MBM's Common Stock is traded in the NASDAQ National Market under the symbol "MBMI."

     DIAGNOSTIC LEASING CORP. DLC is a New York corporation organized on March 21, 1988 for the purpose of handling equipment leases for MBM. For more than the past three years, DLC has been an inactive corporation without any assets. DLC is a wholly-owned subsidiary of MBM and prior to the consummation of the Merger, will not engage in any new business activity. After the completion of the Merger, DLC's offices will be located at the offices of Stone.

     STONE MEDICAL SUPPLY CORPORATION. Stone is a New York corporation with executive offices located at 2487 North Jerusalem Road, East Meadow, New York 11554. Its phone number is 516-783-6262. Since inception, Stone has been engaged in the distribution of a broad line of medical supplies and equipment utilized by physicians and medical clinics, including disposable supplies, diagnostic and surgical equipment, and medical office and laboratory apparatus. In 1982, Stone initiated its Medical Office Design Equipment Services Program ("MODES") pursuant to which Stone offers physicians the opportunity to fully supply, equip and furnish medical offices entirely from Stone's sources. In December, 1991 Stone started a podiatry division to offer a line of podiatry products and supplies. See "Business of Stone" and "Selected Financial Data and Other Information of Stone".

RISK FACTORS

     The securities of MBM and Stone involve, and subsequent to the Merger, the securities of MBM will continue to involve, a high degree of risk. See "Risk Factors."

STONE SHAREHOLDER MEETING

DATE, PLACE, TIME AND PURPOSE; RECORD DATE

     The special meeting of Shareholders of Stone (the "Stone Meeting") is scheduled to be held at 10:00 a.m. on January 17, 1996, at the offices of Stone to consider and vote upon the approval and adoption of the Merger Agreement, which provides for, among other things, the transfer of all of the assets of Stone, subject to all of the liabilities of Stone, to DLC.

     The Stone Board of Directors (the "Stone Board") has fixed the close of business on December 18, 1995 as a record date for the Stone Meeting. Only holders of Stone Common Stock on the close of business on the record date are entitled to notice of and to vote at the Stone Meeting. As of the record date, there were 3,431,500 shares of Stone Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of a majority of the outstanding shares of Stone Common Stock is necessary to constitute a quorum at the Stone Meeting. The holders of Stone Common Stock are entitled to one vote for each share held. Shareholders of Stone (including management) owning approximately 73.8% of the outstanding shares have agreed to vote their shares in favor of the Merger.

VOTES REQUIRED FOR APPROVAL

     THE MERGER. The affirmative vote of sixty-six and two-thirds (66-2/3%) percent of the outstanding shares of Stone Common Stock is required for approval and to adopt the Merger Agreement. As described above, shareholders owning in excess of that amount have agreed that they will vote for the Merger.

RIGHTS OF APPRAISAL

     Shareholders who object to the Merger must file a written notice of election to dissent and not vote in favor of the Merger and follow the detailed provisions of the statute set forth under "Stone Meeting-Appraisal Rights".

THE MERGER

GENERAL EFFECTS OF THE MERGER

     The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of certain conditions, Stone will merge with and into DLC, which will acquire all of Stone's assets, subject to all of its liabilities, in exchange for up to 280,696 shares of MBM Common Stock. As a result of the Merger, the holders of Stone Common Stock, will become holders of MBM Common Stock and, accordingly, their rights will be governed by the MBM Certificate of Incorporation and By-Laws.

     Pursuant to the Merger, Stone's operations will be conducted through DLC, a wholly-owned subsidiary of MBM. Holders of Stone Common Stock at the completion of the Merger will own approximately 6.8% of the outstanding Common Stock of MBM immediately after the Merger without giving effect to shares of Common Stock issuable upon the exercise or conversion of options, warrants and debentures of MBM.

     The ownership percentage of the Stone shareholders subsequent to the Merger was determined through negotiations between the respective managements of Stone and MBM, based primarily on the more favorable financial condition of MBM, as compared with the business prospects of Stone. See "The Merger -- Background of the Merger" and "Recommendations of the Board of Directors; Reasons for the Merger".

EFFECTIVE TIME

     If the Merger Agreement is approved by the requisite vote of shareholders of Stone and the other conditions to the Merger Agreement are satisfied or waived in writing (where permissible), the Merger will become effective upon the closing (the "Closing") of the Merger as provided in the Merger Agreement, which closing shall occur following/upon (i) Stone shareholder approval and (ii) the satisfaction or waiver of the conditions precedent. See "Material Terms of the Merger - Closing; Effective Time".

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Stone Board believes that Stone will benefit from the Merger because it will allow shareholders to maintain ownership in a larger consolidated enterprise having more diversified and profitable operations.

     The Stone Board has unanimously determined, among other things, that the Merger is fair to and in the best interests of Stone and its shareholders and recommends that the shareholders of Stone vote FOR approval. Of primary importance to the Stone Board is that there is considerable uncertainty presently in the health care industry in which Stone engages. The Stone Board is concerned that such uncertainties could adversely affect Stone's business in the future since many of the doctors, who are customers of Stone, may have their supply purchase decisions made by HMO's. Such HMO's could direct doctors to purchase their needs from larger organizations who could provide better pricing. The Stone Board believed that if Stone were affiliated with a much larger organization it could better protect its business in the future as well as expand its operations. Further the Stone Board believed that shareholders would benefit from having an equity interest in a company whose securities are significantly more marketable than Stone's securities. Over the past few years there has been little market activity in Stone securities and the current market value of Stone's securities, in the opinion of Stone's Board, does not properly reflect Stone's value. Prior to the receipt of a fairness opinion, the Stone Board determined that the Merger is fair to Stone shareholders based on its own analysis of the foregoing factors. See "The Merger - Recommendation of the Board of Directors; Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

     As a condition to the Closing of the Merger Agreement, Stone obtained an opinion as to the fairness of the Merger to Stone and its shareholders from a financial point of view, from an investment banker qualified to render such an opinion, in order to verify its analysis of the Merger. In this regard, Stone retained the services of P.K. Hickey & Co. ("Hickey") to perform a study and analysis and to render an opinion as to the fairness of the Merger. In connection therewith, Hickey has delivered to Stone its written opinion to the effect that as of the date of such opinion and based upon and subject to certain matters set forth therein, the Merger is fair to the Stone shareholders. See "The Merger - Opinion of Financial Advisor".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     As part of the Merger, Mr. Andrew Stone ("Andrew"), the President of Stone, has entered into a five year employment agreement with DLC pursuant to which he is employed at an annual salary of $115,000 and will be elected a Vice-President of MBM at MBM's next board meeting. His annual salary at Stone was approximately $170,000. In addition, Andrew will be entitled to a bonus not to exceed $25,000 in the event certain sales goals are achieved during the year 1996. He will be reimbursed for out-of-pocket expenses and will be provided a company car. DLC will provide life insurance in the amount of $750,000, which amount will be reduced by $150,000 on each anniversary date of the Agreement.

     Andrew has entered into a fifteen year Non-Competition, Indemnification and Release Agreement pursuant to which he has agreed not to engage in competition with Stone, DLC and MBM for a period of fifteen years nor disclose any confidential information, customer lists or other proprietary information of DLC, MBM or Stone. Andrew has also agreed to indemnify MBM and DLC with respect to representations relating to the sale of inventory and collection of receivables contained on the November 10, 1995 balance sheet as well as the representations and warranties of

Stone and Andrew contained on the November 10, 1955 Merger Agreement. In consideration for the Non-Competition Agreement, Andrew has been or is to be paid the sum of $1,250,000 as follows:

     $583,333.33 on the date of the signing of the Merger Agreement.

     $333,333.33 nine months from the date of the signing of the Merger
     Agreement.

     $333,333.33 on a date which shall be ten (10) business days after the final determination of Andrew's liability under the indemnification provisions of the Noncompetition Agreement relating to inventory and accounts receivable.

In addition, Andrew will deposit in escrow one-half of the shares of the MBM Common Stock to be received by him at the Closing of the Merger, with such stock, to be used to cover any liability to MBM or DLC which he may have with respect to his Noncompetition Agreement. The payments under the Non-Competition Agreement may also be offset against such liability. In the event the Merger is not consummated by June 30, 1996 then the total payments under the Noncompetition Agreement shall be reduced to $750,000 and the last two payments reduced accordingly to $83,333.33.

     Lyudmila Stone, the wife of Andrew, and a Vice President of Stone, has entered into a fifteen year Non-Competition Agreement with DLC pursuant to which she has agreed not to engage in competition with Stone, DLC and MBM for a period of fifteen years nor disclose any confidential information, customer lists or other proprietary information of MBM or DLC. As compensation for the Non-Compete Agreement Lyudmila Stone shall receive the sum of $500,000.00 payable at the monthly rate of $8,333.33 until the fifth anniversary of the date of the Agreement.

     As part of the Merger, Andrew will at closing enter into a Put-and-Call Agreement with a party satisfactory to Andrew (the "Party") pursuant to which Andrew will have the right for a period of three months commencing one year after the Merger to Put one-half of his shares of MBM Common Stock which he receives in the Merger at a price of $9.50 per share, in the event the price of the MBM Common Stock falls below $9.00 for a period of 30 consecutive trading days prior to the put notice. The Party will have the right to Call such shares at $13.50 per share at any time commencing six months after the Merger and for a period of 12 months thereafter. It is the intention of the parties to the Merger Agreement to satisfy the requirements of a pooling of interest and in this respect, MBM will not be the party to the Put and Call Agreement.

     In the event the Merger is not consummated by June 30, 1996, Andrew and certain other shareholders of Stone have agreed to sell their shares of stock in Stone representing approximately 73.8% of the outstanding stock of Stone to MBM in exchange for MBM Common Stock at the Conversion Ratio of one Stone share for each 0.0818 of a share of MBM (0.069 of a share of MBM if holders of less than 2/3 of Stone's outstanding shares vote to approve the Merger).

     Affiliates of Stone (representing approximately 73.8% of the shares entitled to vote) have indicated that they intend to vote for the Merger. See "Stone Shareholders Meeting - Quorum; Vote Required for Approval."

     Stone and MBM have entered into a Management Agreement effective as of November 2, 1995, pursuant to which MBM will manage the business and affairs of Stone until the Effective Date of the Merger for a fee of 5% of the net sales of Stone during the management period.

ACCOUNTING TREATMENT

     The Merger will be accounted for by MBM as a pooling of interests by MBM in accordance with the provisions of Accounting Principles Board Opinion No. 16 on Business Combinations. See "Material Terms of the Merger - Accounting Treatment."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties of Stone including, but not limited to, its corporate organization, authority, capitalization, financial statements, litigation, disclosure of all material information and other matters. The Merger Agreement also contains certain representations and warranties of MBM, including, without limitation, its corporate organization, authority, financial statements and disclosure of all material information. See "Material Terms of the Merger - Representations, Warranties and Covenants."

CONDITIONS TO THE MERGER;
TERMINATION OF THE MERGER AGREEMENT

     The obligations of Stone and MBM to consummate the Merger are subject to the satisfaction or waiver (where permissible) of certain conditions, including, but not limited to, obtaining requisite Stone shareholder approval, the receipt by MBM of certain closing certificates, obtaining a declaration of effectiveness from the Commission with respect to the Registration Statement, and the absence of any injunction prohibiting consummation of the Merger. See "Material Terms of the Merger - Closing Conditions."

     The Merger Agreement may be terminated by either Stone or MBM at any time prior to the consummation of the Merger, before approval by the shareholders of Stone (i) upon mutual written consent; (ii) if any of certain conditions are not satisfied or waived; or (iii) upon the issuance of an order, judgment or decrees restraining or enjoining the Merger.

CONVERSION RATIO

     Each 1.0 outstanding share of Common Stock of Stone will be converted into
0.0818 of a share of MBM Common Stock upon completion of the Merger. No fractional shares of MBM Common Stock and no certificates or scrip therefor will be issued in exchange for Stone Common Stock in the Merger. In lieu thereof, each holder of shares of Stone Common Stock who otherwise would be entitled to receive a fractional share of MBM Common Stock will, upon surrender of his certificate for outstanding Stone Common Stock, be paid, without interest, an amount in cash equal to the product of (i) $11.50 (which was arbitrarily agreed to pursuant to the terms of the Merger Agreement) and (ii) the fraction of a share of MBM Common Stock to which such holder would otherwise be entitled.

TAX MATTERS

     The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), so that no gain or loss would be recognized by Stone, and no gain or loss would be recognized by Stone's stockholders, except for stockholders who receive cash in lieu of fractional shares or dissenting holders who receive cash payments. The Merger is not conditioned upon receipt of an opinion of counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a). However, a tax opinion to that effect has been rendered by Stone's counsel. See "The Merger - Certain Federal Income Tax Consequences."

                                  RISK FACTORS

     Holders of the Stone Common Stock should give careful consideration to the following risks in making a decision concerning the securities offered hereby.

INVESTMENT CONSIDERATIONS FOR STONE.

     1. FINANCIAL CONDITION. Stone experienced operating loss in its last fiscal year of $28,728. The loss was attributable to increased costs and provisions for loss on a contract. See "Stone Management's Discussion and Analysis of Financial Condition and Results of Operations."

     2. COMPETITION. Stone is subject to significant competition from other companies engaged in the distribution of a broad line of medical supplies and equipment. MBM is one of the major competitors with whom Stone competes. Most of these companies have substantially greater financial, marketing and other resources than Stone. See "Business of Stone - Competition."

     3. REGULATION COMPLIANCE. The health care industry is subject to extensive public interest and government regulation on the Federal and state levels. See "Business of Stone - Government Regulations."

          MEDICARE AND MEDICAID. Many physicians and others who purchase goods or services from Stone are paid by third parties such as Medicare or Medicaid. Medicare is a Federally funded health insurance program which provides health coverage for persons age 65 or older. Medicaid is a health insurance program administered by State governments, or private carriers designated by the States, and jointly funded by the Federal and State governments. This program provides reimbursements for health care for certain financially or medically needy persons regardless of age. For financially needy persons age 65 or older, Medicaid benefits supplement Medicare benefits. Persons eligible for Medicaid benefits may be required to make nominal contributions to Medicaid programs. Medicaid reimbursements for health care vary on a state-by-state basis within established Federal guidelines.

          FDA REGULATION. Certain medical equipment and supplies distributed by Stone are subject to regulation by the United States Food and Drug Administration ("FDA"). All medical devices must be the subject of device listings filed with the FDA, and medical device manufacturers must be registered. Further, Stone must be able to trace such devices after their initial sales in the event that the FDA should order a recall thereof. Compliance with FDA regulations has not had a significant impact upon Stone's business or profitability in the past and is not expected to have such an impact in the future.

          STATE REGULATION. States have the power to regulate and license suppliers and distributors of medical supplies and equipment. Stone is licensed by the New York State Board of Pharmacy. Any change in such regulation or programs could have an adverse effect on Stone's business. It has not sought qualification in any other State.

     4. LIMITED PUBLIC MARKET; There is currently a very limited public market for the securities of Stone. There can be no assurance that an active trading market will develop or be sustained. See "Comparative Market Price Data of Stone and MBM."

     5. NO DIVIDENDS. Stone has not paid any dividends on its Common Stock to date and does not anticipate declaring or paying any dividends in the foreseeable future.

INVESTMENT CONSIDERATIONS FOR MBM.

     1. SUBSTANTIAL INDEBTEDNESS. MBM's operating activities require MBM to incur substantial indebtedness and MBM is, therefore, subject to the risks associated with significant leverage, including the risks that interest rates may fluctuate and cash flow may not be adequate to make required payments on indebtedness. At October 31, 1995, MBM owed approximately $11,000,000 under MBM's revolving loan agreement to its principal lender. The debt is collateralized by accounts receivable and inventory (the "Assets"). In connection with the loan agreement, MBM has agreed to certain restrictions relating to limitations on its indebtedness and liens, and has agreed to maintain specified financial ratios and covenants. The loan prohibits MBM from paying any cash dividends and restricts capital distributions or redemptions and purchases or retirements of any of MBM's capital stock except in limited circumstances. If for any reason, MBM were unable to meet such obligations as they become due, such lender could terminate the credit facility, demand payment of the loan and elect to foreclose on MBM's assets, which would have a material adverse effect on MBM's operations. See "Business of MBM - Revolving Credit Agreement."

     2. DEPENDENCE UPON FINANCING. MBM is dependent on the financing of its operations under a credit facility which expires in November, 1996 to meet differences in timing of cash flow resulting from the extension of credit on MBM's receivables and receipt of payments from customers. MBM's terms of sale require payment of invoices within 30 days. Although in some cases discounts are given for prompt payment, the average collection period on its accounts receivable during the nine months ended August 31, 1995 and the fiscal years ended November 30, 1994 and November 30, 1993 were approximately 72 days, 79 days and 78 days, respectively. In the event that MBM is unable to continue to obtain financing from its principal lender or alternative sources of financing, or if able to do so but not on favorable terms, MBM's ability to operate profitably would be materially adversely affected. See "Business of MBM - Revolving Credit Agreement."

     3. REGULATORY REQUIREMENTS. The manufacturers of many products sold by MBM are required to obtain U.S. Food and Drug Administration ("FDA") approval for such products, failing such approval, sales of such products cannot lawfully be made. MBM's assembly, warehousing and distribution procedures are subject to the Good Manufacturing Practices regulation of the FDA. MBM has registered itself with the FDA and has renewed said registration annually. Said registration permits MBM to distribute supplies and medical devices. The Caligor Division, among its various activities, operates as a wholesaler and retailer of prescription drugs and medical devices in the State of New York. The practice of pharmacy at the wholesale and retail level is regulated by federal, state and local statutes, rules and regulations. MBM is duly licensed to permit its Caligor Division to operate as wholesalers and retailers in prescription drugs and medical devices in the State of New York. No assurances can be given that MBM's activities will be able in the future to comply with all applicable federal, state and local regulations. In such event, MBM's operations may be materially affected adversely by the failure to comply with such laws or the costs to comply with such laws may impair MBM's profitability. See "Business of MBM - Regulatory Requirements."

     4. COMPETITION. MBM, in all phases of its activities, experiences competition from other manufacturers and distributors of products in the same categories as those of MBM, as well as from wholesale and retail pharmacies, selling to the same general markets as those of MBM. Additionally, the Caligor Division's services are subject to competition from similar service organizations. Many of MBM's competitors have far greater resources than MBM and, in addition, many larger and better financed firms not presently in MBM's lines of business may conceivably enter these lines of business in the future. Moreover, most of MBM's markets are serviced by hospital and surgical supply dealers, athletic retailers, pharmacies and equipment repair firms. There can be no assurance that MBM will be able to compete successfully in the future with its present or future competitors. See "Business of MBM - Competition."

     5. LACK OF DIVIDENDS. MBM has not paid any dividends since its inception and intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. There can be no assurance that dividends will ever be paid by MBM. Additionally, under the terms of its revolving loan agreement with its principal lender, MBM may not pay dividends without such lender's consent. See "Description of MBM Securities."

     6. RULE 144/145 SALES. Upon completion of the Merger there will be 4,153,372 issued and outstanding shares of MBM Common Stock (without giving effect to the exercise of outstanding options and warrants and the conversion of outstanding debentures covering 2,399,132 shares) of which substantially all will be freely tradeable without restriction or further registration under the Securities Act, except for any such shares subsequently purchased by an affiliate of Stone or MBM. To the extent that any shares are subject to certain restrictions on transfer, Rules 144 and 145 promulgated under the Securities Act may be applicable to the resale of any such shares. Pursuant to these rules, commencing 90 days from the effective date of the Merger, holders of any shares of MBM Common Stock acquired pursuant to the Merger by an affiliate of Stone may sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume of such shares during the four calendar weeks prior to such sale. In addition, holders of restricted shares of MBM (including shares held by affiliates of MBM) may, upon completion of a two year holding period, sell such shares, within the above referenced volume limitation, and upon completion of a three year holding period may sell such shares free of all restrictions. The sale of such securities in the future, or even the possibility that they may be sold, may have an adverse affect on the market price for the Common Stock.

     It should be noted that Stone Investment Consideration No. 3 is also a risk factor which may be applicable to MBM's business.

                 COMPARATIVE MARKET PRICE DATA OF STONE AND MBM

     Stone's Common Stock is traded on the NASD Electronic Bulletin Board established for securities that do not meet NASDAQ's listing requirements under the symbol "STSC". MBM's Common Stock is traded under the symbol "MBMI" on the NASDAQ National Market. The following table sets forth, for the periods indicated, Stone's range of closing bid quotations for its Common Stock by calendar quarter as reported by The National Quotation Bureau Inc. and the high and low sales prices of MBM's Common Stock as reported by NASDAQ. These per share quotations represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions, and, in the case of bid quotations, may not necessarily represent actual transactions.

                            Sales Prices               Bid Price per Share
                           of Common Stock               of Common Stock
                           ---------------             -------------------

                                 MBM                          Stone
                                 ---                          -----
                          High           Low            High          Low
                          ----           ---            ----          ---
Year 1993:
---------
First Quarter            8-29/32         6-3/8               Not Quoted
Second Quarter           8-1/2           7-1/2               Not Quoted
Third Quarter           11-1/4           7-3/4               Not Quoted
Fourth Quarter          14-1/8          10-3/4               Not Quoted

Year 1994:
---------

First Quarter           13               8                3/8          5/16
Second Quarter          10-3/4           9-1/8            1/2          3/8
Third Quarter           10               9-1/2            1/2          3/8
Fourth Quarter          10               9-1/2            1/2          3/8


     On November 1, 1995, the last full trading date immediately preceding the date that the Merger Agreement was executed, the high and low per share bid prices for Stone Common Stock were 3/8 and 1/4, respectively, and the last sales price for MBM Common Stock was 12-3/4.

     On November 1, 1995, there were 234 record holders of Common Stock of Stone and 589 record holders of MBM Common Stock.

     Since August 20, 1992, MBM's Series 1 Common Stock Purchase Warrants ("Series 1 Warrants") may be quoted in the "pink sheets" published by National Quotation Bureau, Inc. MBM does not intend to qualify the Series 1 Warrants for trading on NASDAQ. During the period December 1, 1992 to August 31, 1995, MBM's Series 1 Warrants were unpriced.


     No cash dividends have been paid by MBM on its Common Stock and no such payment is anticipated in the foreseeable future.

     The following table provides the market value of Stone Common Stock on a historical and equivalent per share basis as compared to the market value of MBM Common Stock on a historical basis as of November 1, 1995, based upon the closing sales price on that date as reported by NASDAQ in the case of MBM and the average of the high and low bid prices of Stone's Common Stock on November 1, 1995, as reported by The National Quotation Bureau in the case of Stone.

                           Market Value
                           ------------
     MBM     - historical                 $12.75

     Stone   - historical                    .3125
               equivalent per share (1)     1.04

     -----------------
     (1) Determined by taking MBM's last sales price at the close of business on November 1, 1995 and multiplying such price by the conversion ratio of 0.0818 and rounding the result to the nearest penny. If the Merger is consummated, each holder of 1.0 share of Stone Common Stock will exchange such stock for 0.0818 of a share of MBM Common Stock.

     (2) The conversion ratio in the Merger Agreement was agreed upon by Stone, DLC and MBM based upon an assumed market value of $11.50 per share of MBM Common Stock and an equivalent per share value of $.94 to the Stone stockholders.

             SELECTED FINANCIAL DATA AND OTHER INFORMATION OF STONE

     The following selected financial data of Stone are derived from financial statements of Stone. The financial statements as of December 31, 1994, 1993 and 1992 have been audited by Robbins, Greene, Horowitz, Lester & Co., LLP, independent auditors whose report with respect thereto appears elsewhere therein. The related financial data for the nine months ended September 30, 1995 and 1994 have been derived from the unaudited statements of Stone and, in Stone's opinion, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the data. The results for the nine month period ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1995. The selected financial data should be read in connection with the financial statements and the notes thereto included elsewhere herein.

OPERATING DATA

                                      Years Ended December 31
                                      -----------------------
                           1994                1993             1992           1991           1990

Net Sales            $10,180,713          $9,921,946        $9,051,225    $8,003,363     $6,896,255

Net Income (loss)   ($    28,728)         $   81,533        $   74,480    $   79,241     $   52,315

Net Income
Per Share (loss)     $    ($.01)          $      .02        $      .02    $      .02     $     .02

Cash
Dividends
Per Share               None                  None              None          None          None

Weighted Average
shares
outstanding           3,391,500           3,361,747          3,331,500      3,331,500     3,158,166



BALANCE SHEET DATA
                                             Years Ended December 31
                                             -----------------------

                     1994              1993             1992             1991       1990

Current
Assets            $3,257,565        $3,547,472       $2,832,917      $2,574,105   $2,293,419

Current
Liabilities       $2,223,293        $2,529,882       $1,874,920      $1,690,226   $1,455,961

Working
Capital           $1,034,272        $1,017,590       $  957,997      $  883,879   $  837,458

Total
Assets            $3,860,767        $4,061,473       $3,349,805      $3,119,073   $2,810,027

Long-Term
Debt              $  324,454        $  181,843        $ 207,570      $  239,212   $  338,304

Total
Stock-
holders'
Equity            $1,295,020        $1,323,748       $1,241,615      $1,167,135   $1,087,894

                                   Nine Months Ended September 30,
                                   1995                       1994
OPERATING DATA

Net Sales                         $9,111,847                $7,175,248

Net Income (loss)                      4,290                  (57,465)

Net Income
Per Share (loss)                     -0-                      -0-

Cash
Dividends
Per Share                            -0-                      -0-

Weighted Average
shares
outstanding                        3,391,500                3,391,500



BALANCE SHEET DATA

                                  Nine Months
                                  Ended                    Dec. 31,
                                  Sept. 30,1995            1994

Current
Assets                            $3,888,845               $3,257,565

Current
Liabilities                        2,890,517                2,223,293

Working
Capital                              998,328                1,034,272

Total
Assets                             4,559,552                3,860,767

Long-Term
Debt                                 351,725                  324,454

Total
Stock-
holders'
Equity                             1,299,310                1,295,020

                STONE - MANAGEMENTS' DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

Sales for the nine month period ended September 30, 1995 increased $1,936,599 or approximately 27.0% to $9,111,847 from $7,175,248 in 1994. Commission income decreased in 1995 to $7,895 from $14,698 as a result of decreased sales in 1995 subject to commissions as compared to 1994. Selling, general and administrative expenses increased in 1995 by approximately 19.8% or $404,339 to $2,450,673 from $2,046,334 in 1994. The increase in Stone's expenses was due, in part, to the increased sales volume. Additionally, since the commencement in 1992 of sales to podiatrists, the volume of podiatry sales generated in 1995 has not reached the point where the return in regard to overhead cost associated with such sales is similar to the sales to the other customers. Interest expense increased approximately 33.8% in 1995 to $89,746 from $67,051 as a result of increased borrowing.

Merchandise inventory for interim reporting purposes is computed by the gross profit percentage method. For the nine months ended September 30, 1995 and 1994, Stone had a 27.9% gross profit.

REVIEW OF CALENDAR 1994 RESULTS

     Sales for 1994 increased $258,767, or approximately 2.6% to $10,180,713 from $9,921,946 in 1993. Sales to governmental agencies decreased in 1994 to approximately 12.6% of total sales from 13.0% in 1993. Cost of Sales for 1994 decreased to 71.9% from 72.2% in 1993, increasing from $7,167,408 in 1993 to $7,315,884 as a result of increased margins. Commission income decreased in 1994 to $15,925 from $19,079 as a result of decreased sales volume in 1994 subject to commissions as compared to 1993. Selling, general and administrative expenses increased in 1994 by approximately 7.5% or $253,605 to $2,790,447 from $2,536,842 in 1993. The increase in Stone's expenses was due, in part, to Stone's increased sales efforts and the related costs associated with the increased sales volume. Stone has not yet reached the point of significant return on its increased investment in sales and support personnel. Additionally, since the commencement in 1992 of sales to podiatrists, the volume of podiatry sales generated has not reached the point where the return in regard to overhead costs associated with such sales is similar to the sales to other customers. Interest expense increased approximately 29.8% in 1994 to $93,590 from $72,124 as a result of increased borrowings and increased interest rates. In 1994 Stone provided for a loss in the amount of $34,011 on a contract entered into with the City of New York which Stone believes was improperly cancelled by the customer. The increase in Stone's sales, gross profit, expenses and provision for loss on contract resulted in a net loss for 1994 of ($28,728) as compared to a net income of $81,533 in 1993.

REVIEW OF CALENDAR 1993 RESULTS

     Sales for 1993 increased $870,721, or approximately 10% to $9,921,946 from $9,051,225 in 1992. Sales to governmental agencies increased in 1993 to approximately 13% of total sales from 12% in 1992. Cost of Sales for 1993 remained consistent with that of 1992 at approximately 28%, increasing from $6,531,054 in 1992 to $7,167,408. Commission income declined in 1993 to $19,079 from $30,836 as a result of less sales volume in 1993 subject to commissions as compared to 1992. Selling, general and administrative expenses increased in 1993 by approximately 8% or $195,959 to $2,595,148 from $2,399,189 in 1992. The increase in Stone's expenses was due, in part, to Stone's increased sales efforts and the related costs associated with the increased sales volume. Stone has not yet reached the point of significant return on its increased investment in sales and support personnel. Additionally, since the commencement in 1992 of sales to podiatrists, the volume of podiatry sales generated in 1993 has not reached the point where the return in regard to overhead costs associated with such sales is similar to the sales to other customers. Interest expense increased approximately 21% in 1993 to $72,124 from $59,655 as a result of increased borrowings. The increase in Stone's sales and gross profit exceeded the increase in expenses resulting in an increase in net income for 1993 to $81,533 from $74,480 in 1992.

REVIEW OF CALENDAR 1992 RESULTS

     Sales for the twelve months ended December 31, 1992, increased $1,047,862 (or approximately 13%) to $9,051,225 as compared to $8,003,363 for the twelve months ended December 31, 1991. Total cost of sales for the twelve months ended December 31, 1992, increased $795,187 (or approximately 14%) to $6,531,054 as compared to $5,735,867 for the twelve months ended December 31, 1991, and total expenses for the twelve months ended December 31, 1992, increased $260,672 (approximately 12%) to $2,407,375 as compared to $2,146,703 for the twelve months ended December 31, 1991. The increase in Stone's expenses was due, in part, to Stone's increased sales efforts and the hiring of additional sales personnel. At this time, the additional sales trainees, plus the backup staff, required to handle the increased sales has not reached the break-even point. Furthermore, Stone has initiated sales in the podiatry field. In order to sell to podiatrist Stone had to create a catalogue and hire a salesman who
specialized in podiatry sales.   At this time Stone has not recouped the costs
expended for podiatry. In addition, Stone's income from leasing commissions decreased to $30,836 for the twelve months ended December 31, 1992, as compared to $31,475 for the corresponding period of the prior year. The increase in Stone's sales were more than offset by the increase in expense and, accordingly, Stone realized net income after taxes of $74,480 for the twelve months ended December 31, 1992, as compared to a gain of $79,241 for the twelve months ended December 31, 1991.

LIQUIDITY AND CAPITAL RESOURCES

NINE MONTHS ENDED SEPTEMBER 30, 1995

     For the nine month period ended September 30, 1995 cash used by operations amounted to $494,958. While Stone's net income provided $4,290, an increase in accounts receivable and an increase in inventory were only partially offset by increases in accounts payable and accrued expenses resulting in the net cash used by operations. Cash used in investing activities totaled $172,564. Most of this was due to purchases of a new computer system and transportation equipment. Net cash provided by Stone's financing activities totaled $447,154 during the nine months ended September 30, 1995, predominantly the result of increased bank borrowings and long-term debt. Stone's line of credit with its bank for $1,450,000 of which $200,000 was unused at September 30, 1995 should be sufficient to provide the liquidity necessary for its operations. Stone has no material commitments for capital expenditures at September 30, 1995.

     On November 2, 1995, Stone entered into an agreement for merger and reorganization with MBM and DLC pursuant to which Stone will be merged into DLC in exchange for shares of Common Stock of MBM. Each share of Stone's Common Stock will be converted into .0818 shares of MBM. The agreement is subject to shareholder approval. In the event the merger is not consummated by June 30, 1996, the Chairman of the Board and President along with certain officers and employees have agreed to exchange their shares of Common Stock with MBM. Each share will be converted into .069 shares of MBM (possibly increasing to .0818 shares of MBM under certain circumstances). This group represents 73.8% of the Company's outstanding Common Stock.

NINE MONTHS ENDED SEPTEMBER 30, 1994

     In the nine month period ended September 30, 1994 cash used by operations amounted to $201,694. While Stone's net loss used $57,465, a decrease in accounts receivable was more than offset by an increase in inventory and decreases in accounts payable and accrued expenses resulting in the net cash used by operations. Cash used in investing activities totaled $150,150. Cash provided by Stone's financing activities of $342,031, predominantly the result of increased bank borrowing almost offset the cash used by operations and investing activities. Net working capital decreased in the nine months ended September 30, 1994 to $1,010,392 from $1,017,590 at December 31, 1993. Stone's line of credit with its bank of $1,450,000 of which $440,000 was unused at September 30, 1994 should be sufficient to provide the liquidity necessary for its operations. Stone has no further significant commitment for capital expenditures at September 30, 1994.

FISCAL 1994/1993/1992

     In 1994 cash provided by operations amounted to $123,318. While Stone's net loss used $28,728 from operations, decreases in accounts receivable and inventory were not completely offset by a corresponding decrease in accounts payable resulting in the net cash provided by operations. In addition, the depreciation expense included in net loss contributed to the cash provided by operations. In 1994, cash used in investing activities totaled $175,467. This is principally a result of an upgrade in Stone's computer facility. In 1994, cash provided by Stone's financing activities of $186,461, predominantly the result of increased bank borrowings offset the cash used by investing activities. Net working capital increased in 1994 to $1,034,272 from $1,017,592 in 1993, with decreases on accounts receivable and inventory being offset by a decrease in accounts payable. Stone's line of credit with its bank of $1,450,000 of which $600,000 was unused at December 31, 1994 should be sufficient to provide the liquidity necessary for its operations. Stone has no significant commitment for capital expenditures at December 31, 1994.

     In 1993 cash used by operations amounted to $161,260. While Stone's net income provided $81,533 from operations, increases in accounts receivable and inventory were not sufficiently offset by a corresponding increase in accounts payable resulting in the net cash used by operations. Cash used in investing activities totaled $56,998. This is a result of the initial phase of an upgrade in Stone's computer facility. Cash provided by Stone's financing activities of $194,474, predominantly the result of increased bank borrowings offset the cash used by operations and investing activities. Net working capital increased in 1993 to $1,017,590 from $959,576 in 1992, with a $578,781 increase in accounts receivable being the largest single factor. Stone's line of credit with its bank of $1,250,000 of which $410,000 was unused at December 31, 1993 should be sufficient to provide the liquidity necessary for its operations. Stone's commitment for capital expenditures at December 31, 1993 consists of the completion of the upgrade to its computer facility and telephone system. The additional costs associated with this are estimated to be approximately $90,000 and $20,000 respectively, and are expected to be funded by Stone's line of credit for equipment purchases with its bank of $125,000. Stone expected to improve its cash flow from operations in 1994 by a reduction in its outstanding accounts receivable, but there was no assurance of this.

              SELECTED FINANCIAL DATA AND OTHER INFORMATION OF MBM

     The following selected financial data of MBM are derived from financial statements of MBM. The financial statements as of November 30, 1994, 1993 and 1992 have been audited by Miller Ellin & Co., independent auditors whose report with respect thereto appears elsewhere therein. The related financial data for the nine months ended August 31, 1995 and 1994 have been derived from the unaudited statements of MBM and, in MBM's opinion, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the data. The results for the nine month period ended August 31, 1995 are not necessarily indicative of the results that may be expected for the year ending November 30, 1995. The selected financial data should be read in connection with the financial statements and the notes thereto included elsewhere herein.

                                                          NINE MONTHS ENDED
                                                              AUGUST 31,                YEARS ENDED NOVEMBER 30,
                                                    ---------------------------     -----------------------------
                                                        1995            1994             1994             1993
                                                    -----------     -----------     ------------      -----------
                                                            (UNAUDITED)
NET SALES                                           $89,585,410     $92,562,689     $121,604,461      $73,951,410

COST OF GOODS SOLD                                   70,558,869      72,701,905       94,923,689       56,347,353
                                                    -----------     -----------     ------------      -----------

GROSS PROFIT                                         19,026,541      19,860,784       26,680,772       17,604,057
                                                    -----------     -----------     ------------      -----------

EXPENSES:
 Selling, shipping and warehouse                     10,926,236      10,726,607       14,421,280        8,521,021
 General and administrative                           5,754,148       6,140,536        8,581,615        6,525,488
 Interest and financing costs - net                     975,685         718,945        1,044,257          502,329
 Non-recurring items:
  Provision for consolidation of facilities                 -               -                -                -
  Write-down of manufacturing equipment                     -               -                -                -
                                                    -----------     -----------     ------------      -----------
         Total expenses                              17,656,069      17,586,088       24,047,152       15,548,838
                                                    -----------     -----------     ------------      -----------

INCOME BEFORE PROVISION FOR INCOME TAXES              1,370,472       2,274,696        2,633,620        2,055,219

PROVISION FOR INCOME TAXES                              575,600         955,000          952,000          853,000
                                                    -----------     -----------     ------------      -----------

INCOME BEFORE CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                                      794,872       1,319,696        1,681,620        1,202,219

CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
 INCOME TAXES PRIOR TO 1994                                 -           (60,000)         (60,000)             -
                                                    -----------     -----------     ------------      -----------
NET INCOME                                          $   794,872     $ 1,259,696     $  1,621,620      $ 1,202,219
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
 BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE      $       .19     $       .29     $        .37      $       .30

CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
 INCOME TAXES PRIOR TO 1994                                 -              (.01)            (.01)             -
                                                    -----------     -----------     ------------      -----------

EARNINGS PER COMMON AND COMMON EQUIVLAENT SHARE     $       .19     $       .28     $        .36      $       .30
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

AVERAGE NUMBER OF SHARES USED TO COMPUTE EARNINGS
 PER COMMON AND COMMON EQIVALENT SHARE                5,086,857(*)    4,894,203(*)     4,896,518(*)     4,734,746(*)
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

DIVIDENDS PAID                                             None            None             None             None
                                                           ----            ----             ----             ----
                                                           ----            ----             ----             ----

WORKING CAPITAL                                     $28,933,274     $29,933,665     $ 30,141,450      $20,965,370
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

LONG-TERM DEBT (net of current maturities)          $16,955,023     $19,535,717     $ 19,381,239      $ 9,584,684
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

TOTAL ASSETS                                        $53,384,423     $53,306,557      $54,461,087      $32,784,324
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

STOCKHOLDERS' EQUITY                                $19,321,969     $17,511,282     $ 18,067,056      $16,193,524
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

STOCKHOLDERS' EQUITY PER SHARE                      $      3.80(*)  $      3.58(*)  $       3.69(*)   $      3.42(*)
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------

TANGIBLE BOOK VALUE PER SHARE                       $      2.95(*)  $      2.89(*)  $       2.92(*)   $      3.13(*)
                                                    -----------     -----------     ------------      -----------
                                                    -----------     -----------     ------------      -----------


                                                            YEARS ENDED NOVEMBER 30,
                                                    --------------------------------------------
                                                        1992            1991             1990
                                                    -----------     -----------     ------------
NET SALES                                           $61,629,435     $50,739,534      $43,392,482

COST OF GOODS SOLD                                   47,287,409      38,561,458       32,489,552
                                                    -----------     -----------     ------------

GROSS PROFIT                                         14,342,026      12,178,076       10,902,930
                                                    -----------     -----------     ------------

EXPENSES:
 Selling, shipping and warehouse                      6,852,670       5,760,276        5,256,493
 General and administrative                           5,015,128       4,303,953        3,844,170
 Interest and financing costs - net                     289,355         425,694          606,527
 Non-recurring items:
  Provision for consolidation of facilities                 -           483,000              -
  Write-down of manufacturing equipment                     -               -            245,829
                                                    -----------     -----------     ------------
         Total expenses                              12,157,153      10,972,923        9,953,019
                                                    -----------     -----------     ------------

INCOME BEFORE PROVISION FOR INCOME TAXES              2,184,873       1,205,153          949,911

PROVISION FOR INCOME TAXES                              962,000         537,000          430,000
                                                    -----------     -----------     ------------
INCOME BEFORE CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                                    1,222,873         668,153          519,911

CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
 INCOME TAXES PRIOR TO 1994                                 -               -                -
                                                    -----------     -----------     ------------

NET INCOME                                          $ 1,222,873     $   668,153      $   519,911
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
 BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE      $       .41     $       .37      $       .30

CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
 INCOME TAXES PRIOR TO 1994                                   -               -                -
                                                    -----------     -----------     ------------

EARNINGS PER COMMON AND COMMON EQUIVLAENT SHARE     $       .41     $       .37      $       .30
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

AVERAGE NUMBER OF SHARES USED TO COMPUTE EARNINGS
 PER COMMON AND COMMON EQIVALENT SHARE                3,481,415(*)    1,784,986        1,761,315
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

DIVIDENDS PAID                                             None            None             None
                                                           ----            ----             ----
                                                           ----            ----             ----

WORKING CAPITAL                                     $15,819,417     $11,793,261      $10,099,758
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

LONG-TERM DEBT (net of current maturities)          $ 9,410,079     $ 8,022,054      $ 6,956,503
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

TOTAL ASSETS                                        $27,934,060     $19,488,491      $16,460,354
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

STOCKHOLDER'S EQUITY                                $10,461,736     $ 5,822,047       $5,116,593
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

STOCKHOLDER'S EQUITY PER SHARE                      $      3.01(*)  $      3.26       $     2.91
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

TANGIBLE BOOK VALUE PER SHARE                       $      2.72(*)  $      2.69       $     2.31
                                                    -----------     -----------     ------------
                                                    -----------     -----------     ------------

(*) Includes additional shares assuming conversion of stock options and warrants utilizing the modified treasury stock method. For the other years, outstanding stock options and warrants have not been included since their effect would be antidilutive or immaterial.

    All references to shares and per share data have been restated for all periods presented due to a reverse stock split on June 28, 1991.

                   MBM MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

     For the three months ended August 31, 1995, net sales increased 7.5% as compared with the prior year. For the nine months ended August 31, 1995 net sales decreased 3.2%. The increase in net sales for the three months ended August 31, 1995 resulted from MBM's continuing effort to increase market penetration and sales volume to MBM's existing customer base and the addition of new customers. The decrease in net sales for the nine months ended August 31, 1995 resulted in MBM's downsizing of unprofitable divisions acquired from Clark Surgical Corp. ("Clark") during the prior year. During the three months and nine months ended August 31, 1995 and 1994, the introduction of new products, changing prices and inflation had no material impact on MBM's operations.

     For fiscal 1994 net sales increased 64.4% as compared with the prior year. This increase in sales resulted from MBM's acquisition of Clark and its continuing effort to increase market penetration and sales volume on the existing customer base and the addition of new customers. For fiscal 1993, net sales increased 20% as compared with the prior year. This increase in sales resulted from MBM's continuing effort to increase market penetration and sales volume on the existing customer base and the addition of new customers. During the aforesaid periods, the introduction of new products, changing prices and inflation had no material impact on MBM's operations.

     Net operating income for the three months ended August 31, 1995 was 2.8% of net sales versus 2.5% of net sales in 1994. Net operating income, before the cumulative effect of accounting change, for the nine months ended August 31, 1995 was .9% of net sales versus 1.4% of net sales in 1994.

     Net income for fiscal 1994 was 1.3% of net sales versus 1.6% of sales in fiscal 1993. Net income before the cumulative effect of accounting change was
1.4% of net sales versus 1.6 % of net sales in fiscal 1993.   Net income for
fiscal 1993 was 1.6% of net sales versus 2% of net sales for fiscal 1992. The decrease for fiscal 1994 vs. fiscal 1993 was due primarily to costs associated with the acquisition of Clark, the expansion of MBM's hospital and physician sales forces and increases in the interest rates charged by financial institutions. The decrease for fiscal 1993 versus fiscal 1992 was due primarily to increases in credit losses and costs associated with the expansion of MBM's hospital sales force. Management believes that future credit losses will be in line with MBM's prior experiences.

GROSS PROFIT/OPERATING EXPENSES

     Gross Profit expressed as a percent of net sales decreased from 21.5% to 21.2% for the nine month period ended August 31, 1995 and decreased from 22.7% to 21.7% for the three month period ended August 31, 1995 due to changes in the product mix and increased sales to hospitals. Selling, shipping and warehouse and general and administrative expenses expressed as a percent of net sales increased .4% for the nine months ended August 31, 1995 and decreased 1.6% for the three months ended August 31, 1995.

     Gross profit expressed as a percent of net sales was 21.9%, 23.8% and 23.3% for fiscal 1994, 1993 and 1992, respectively. These variations in gross profit percentage are a result of changes in MBM's product mix and increased sales to hospitals. Selling, shipping and warehouse and general and administrative expenses expressed as a percent of net sales decreased 1.4% for fiscal 1994 as compared to fiscal 1993. Selling, shipping and warehouse and general and administrative expenses expressed as a percent of net sales increased 1% for fiscal 1993 as compared to fiscal 1992.

INTEREST AND FINANCING COSTS (NET OF INTEREST INCOME)

     Interest expense net of interest income expressed as a percent of net sales increased .3% for the nine months ended August 31, 1995 and remained constant for the three months ended August 31, 1995, when compared to the prior year, as a result of increases in accounts receivable and increases in the interest rates charged by financial institutions.

     Interest expense net of interest income expressed as a percent of net sales increased .2% for fiscal 1994 when compared to the prior year as a result of increases in accounts receivable and increases in the interest rates charged by financial institutions. Interest expense net of interest income expressed as a percent of net sales increased .2% for fiscal 1993 as compared to the comparable period of the prior year, as a result of increases in accounts receivable, inventory and capital expenditures needed to support the Company's continued growth.

LIQUIDITY AND CAPITAL RESOURCES

     During the nine months ended August 31, 1995 and the past three fiscal years, MBM continued to meet its cash needs via cash flow from operations and borrowings. During the nine months ended August 31, 1995 and fiscal 1994, 1993 and 1992, MBM had an average of approximately $10,500,000, $11,000,000, $4,000,000 and $3,200,000 respectively, of unused credit lines available each month over its normal operating requirements.

     Management believes that its working capital of approximately $28,900,000 at August 31, 1995 provides sufficient liquidity for its short and long-term requirements and that MBM's long-term liquidity is not materially effected by any restrictive covenants contained in MBM's Revolving Credit Agreement. Further, Management believes that MBM should not experience a problem in connection with the maintenance of such covenants and that its $25,000,000 line of credit provides MBM with the resources it reasonably expects to require to meet its cash commitments through fiscal 1995.

     For the nine months ended August 31, 1995 MBM generated cash from operating activities. An increase in accounts payable, a decrease in inventory, an increase in accounts receivable and prepaid expenses and other current assets contributed to MBM's generation of cash. For the nine months ended August 31, 1994, MBM generated cash from operating activities. An increase in accounts payable, a decrease in inventory, an increase in accounts receivable and prepaid expenses and other current assets contributed to MBM's generation of cash. During the nine months ended August 31, 1995 and 1994, MBM's financing activities used cash as a result of repayments of the bank loan under its long-term credit agreement. For the nine months ended August 31, 1995 and 1994, MBM used cash in investing activities to make capital expenditures.

     For fiscal 1994, MBM generated cash flow from operating activities. An increase in accounts payable over and above increases in inventory accounts receivable and prepaid expenses contributed to MBM's generation of cash. During fiscal 1994, MBM's financing activities used cash as a result of repayments of the bank loan under its long-term credit agreement. For fiscal 1994 MBM used cash in investing activities to make capital expenditures and payments of net assets. During fiscal 1994, MBM acquired the business and certain assets of Clark through an increase in MBM's line-of-credit and the use of same.

     For fiscal 1993, MBM used cash for operating activities. An increase in accounts receivable, inventory, prepaid expenses and a decrease in accrued expenses and accounts payable contributed to MBM's use of cash. During fiscal 1993, MBM's financing activities generated cash flow as a result of the net proceeds from the exercise of Series 1 Warrants and the sale of Debentures. For fiscal 1993, MBM used cash in investing activities to make capital expenditures.

     For fiscal 1992, MBM used cash for operating activities as a result of increases in accounts receivable and inventory over and above an increase in accounts payable and accrued expenses. During fiscal 1992, MBM generated cash flow as a result of the net proceeds of approximately $3,300,000 received from the completion of a public rights offering and increases in borrowings under its long-term credit agreement.

     Between August and September 1993, MBM received approximately $4,000,000 in gross proceeds from the exercise of Warrants. In November 1993, MBM completed the private sale and issuance of its 7% convertible subordinated Debentures due October 30, 2003. Net proceeds from the issuance of the Debentures with a face
value of $3 million was approximately $2.7 million.   These proceeds
combined with borrowings under MBM's line of credit were used on December 1, 1993 to purchase the assets of Clark at a purchase price of approximately $16,500,000. The Debentures are immediately convertible into shares of Common Stock at the rate of $8.00 per share until October 28, 2003, subject to adjustment in certain events. In September 1995, $1,500,000 of Debentures were converted into 187,500 shares of MBM's Common Stock.

                         PRO FORMA FINANCIAL STATEMENTS

                           DESCRIPTION OF TRANSACTION


     On November 2, 1995, MBM (the "Company") and Diagnostic Leasing Corporation ("DLC"), a wholly-owned subsidiary of MBM entered into an agreement for merger and reorganization with Stone Medical Supply Corporation ("Stone") and Andrew D. Stone ("Andrew"). DLC will acquire by merger 100% of Stone's $.01 par value common stock outstanding of approximately 3,432,000 shares in exchange for the issuance of up to 280,697 shares of the Company's $.03 par value common stock (valued at $11.50 per share) at a conversion ratio of 0.0818 to 1.00. It is contemplated that a tax-free merger will result and this transaction will be accounted for as a pooling of interests.

     Stone is a distributor of physician and medical supplies, apparatus and fixtures in the New York Metropolitan area. The Company has a November 30th year end and Stone has a December 31st year end. The pro forma financial statements presented reflect these year ends as well as the interim dates of September 30, 1995 and August 31, 1995 which represents the nine months then ended of Stone and the Company, respectively.

     In addition, the Company entered into two non-competition agreements with two former executives of Stone. The terms of the agreements are 15 years and the total anticipated consideration is $1,750,000; $1,250,000 for one and $500,000 for the other. One agreement stipulates that payments were and are to be made of $583,333 at contract signing, $333,333 nine months later and the remainder of $333,333 or less is due on the tenth day after the final determination of the executive's liability to the Company in connection with certain indemnification obligations. The other agreement requires payment of $8,333 per month commencing December 1, 1995 until the fifth anniversary of the closing date for a total of $500,000.

     One of the officers and major shareholders (Andrew) has also agreed to indemnify MBM and DLC with respect to representations including the cost of inventory and receivables contained in the November 10, 1995 balance sheet. In addition, this major shareholder is depositing in escrow one-half of the shares of MBM common stock to be received at the closing of the merger to be used to cover any liability under a certain indemnity agreement. The payments under this particular non-competition agreement may also be offset against such liability. In the event the merger is not consummated by June 30, 1996, then the consideration under one of the non-competition agreements shall be reduced to $750,000 from $1,250,000 and the payments reduced accordingly.

     Stone and the Company have entered into a Management Agreement subject to various terms and conditions, effective as of November 2, 1995, pursuant to which the Company will manage the business and affairs of Stone until the effective date of the merger for a fee of 5% of the net sales of Stone during the management period.

     In addition, if the merger is not effective on or before June 30, 1996, and unless 66-2/3% of Stone's shareholders vote in favor of the merger, certain Stone stockholders have agreed to sell their shares representing approximately 73.8% of Stone's outstanding stock in exchange for the Company's common stock at a conversion rate of 0.069 to 1.00.

     Stone may terminate the merger agreement upon the payment of $1,000,000 to the Company at any time until the closing date, but only in the event it consummates a merger transaction with an unrelated third party.

     As part of the Merger, Andrew will enter into a Put-and-Call Agreement pursuant to which Andrew will have the right for a period of three months commencing one year after the Merger to put one-half of his shares of MBM Common Stock which he receives in the Merger to a party satisfactory to Andrew (the "Party") at a price of $9.50 per share, in the event the price of the MBM Common Stock falls below $9.00 for a period of 30 consecutive trading days prior to the put notice. The Party will have the right to call such shares at $13.50 per share at any time commencing six months after the Merger and for a period of 12 months thereafter. It is the intention of the Parties to the Merger Agreement to satisfy the requirements of a pooling of interests and in this respect, the Company will not be party to the Put-and-Call Agreement.

     Andrew has entered into an employment agreement with the Company for a term of five years at a base amount of $115,000 per annum with a bonus not to exceed $25,000 per annum in the event certain sales goals are achieved.

     The Company does not anticipate borrowing for payment of any acquisition costs in connection with this purchase. Such costs are anticipated to be paid from working capital.

     In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

     The pro forma information may not be indicative of the results that would have occurred if the acquisition and offering had been effective on the dates indicated or of the results that may be obtained in the future.

     These pro forma combined condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included elsewhere in this document, as well as the financial statements of Stone, and notes thereto.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 AUGUST 31, 1995
                                   (Unaudited)



                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

                ASSETS

CURRENT ASSETS                                $45,738,705          $3,888,845       (1) $     400         $48,759,617
                                                                                    (2)  (100,000)
                                                                                    (3)  (185,000)
                                                                                    (4)  (583,333)

PROPERTY, PLANT AND EQUIPMENT                   3,149,336             670,707                 -             3,820,043

INTANGIBLE ASSETS                               4,332,031                 -         (4)   583,333           4,886,364
                                                                                    (4)   (29,000)
OTHER ASSETS                                      164,351                 -                   -               164,351
                                              -----------          ----------           ---------         -----------
                                              $53,384,423          $4,559,552           $(313,600)        $57,630,375
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------

  LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES                           $16,805,431          $2,890,517       (3) $ 265,000         $19,838,948
                                                                                    (3)   195,000
                                                                                    (5)  (317,000)
LONG-TERM DEBT                                 16,955,023             351,725                 -            17,306,748

OTHER LONG-TERM LIABILITIES                       302,000              18,000                 -               320,000

STOCKHOLDERS' EQUITY:
   Common stock, par value                        110,483              33,915       (1)       400             118,904
                                                                                    (1)   (25,894)
   Capital in excess of par value              10,985,076             625,693       (1)    25,894          11,656,263
                                                                                    (1)    19,600
   Retained earnings                            8,227,574             639,702       (2)  (100,000)          8,390,676
                                                                                    (3)  (265,000)
                                                                                    (3)  (195,000)
                                                                                    (3)  (185,000)
                                                                                    (4)   (29,000)
                                                                                    (5)   317,000
                                                                                    (1)   (19,600)
Less:  Cost of common stock in treasury            (1,164)                -                   -                (1,164)
                                              -----------          ----------           ---------         -----------
                                              $53,384,423          $4,559,552           $(313,600)        $57,630,375
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                       NINE MONTHS ENDED AUGUST 31, 1995
                                  (Unaudited)


                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

NET SALES                                     $89,585,410          $9,111,847           $      -          $98,697,257

COST OF GOODS SOLD                             70,558,869           6,570,253                  -           77,129,122
                                              -----------          ----------           ----------        -----------

GROSS PROFIT                                   19,026,541           2,541,594                  -           21,568,135
                                              -----------          ----------           ----------        -----------

OPERATING EXPENSES                             16,680,384           2,478,380       (1)     19,600         19,952,364
                                                                                    (3)    265,000
                                                                                    (2)    100,000
                                                                                    (3)    195,000
                                                                                    (3)    185,000
                                                                                    (4)     29,000
                                              -----------          ----------           ----------        -----------

                                               16,680,384           2,478,380              793,600         19,952,364
                                              -----------          ----------           ----------        -----------

OPERATING INCOME                                2,346,157              63,214             (793,600)         1,615,771
                                              -----------          ----------           ----------        -----------

OTHER INCOME (EXPENSE):
   Interest expense - net                        (975,685)            (65,819)                 -           (1,041,504)
   Other income                                       -                 7,895                  -                7,895
                                              -----------          ----------           ----------        -----------

                                                 (975,685)            (57,924)                 -           (1,033,609)
                                              -----------          ----------           ----------        -----------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                             1,370,472               5,290             (793,600)           582,162

PROVISION FOR INCOME TAXES                        575,600               1,000       (5)   (317,000)           259,600
                                              -----------          ----------           ----------        -----------

NET INCOME                                    $   794,872          $    4,290           $ (476,600)       $   322,562
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                    $       .19          $      -         (6) $     (.10)       $       .09
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE                             5,086,857           3,391,500       (6) (3,164,102)         5,314,255
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                        NINE MONTHS ENDED AUGUST 31, 1995



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

     Company's shares issued from merger:

         Stone's shares outstanding at November 2, 1995      3,431,500
                                                             ---------

         Stone's shares assumed exchanged at 100%            3,431,500
         Conversion ratio                                       0.0818
                                                             ---------

         Company's shares issued upon conversion               280,697
                                                             ---------
                                                             ---------


     The adjustment to common stock and paid-in capital is as follows:

         Common stock at $.03 par value                      $   8,421
         Elimination of Stone's common stock
           resulting from the merger                           (34,315)
                                                             ---------

                                                             $ (25,894)
                                                             ---------
                                                             ---------


     In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:

         Cash                                                $     400
         Common stock                                              400
         Paid-in capital                                        19,600
         Compensation expense                                   19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.

         Additional costs of merger incurred by the Company  $ 100,000
                                                             ---------
                                                             ---------


(3)  To record Stone's liability for

     (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
     (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
     (c) adjustments to inventory and accounts receivable of not less than $185,000

(4)  To record the following:

     (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
     (b)  amortization of the covenant not to compete in the amount of $29,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                        NINE MONTHS ENDED AUGUST 31, 1995




(5) To record the income tax effect of the pro forma adjustments:

         Expense adjustments:
           Additional costs of merger                        $ 100,000
           Buyout of contracts of certain sales employees      265,000
           Professional and consulting fees and tax
            settlements                                        195,000
           Adjustments to inventory and accounts receivable    185,000
           Amortization of covenant not to compete              29,000
           Compensation resulting from issuance of shares       19,600
                                                             ---------

                   Total adjustments                           793,600

         Effective tax rate, net of state effect                    40%
                                                             ---------

         Tax benefit of expense adjustments                  $ 317,000
                                                             ---------
                                                             ---------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.

       Net income           $322,562      Weighted average
       Incremental income    144,801        number of shares      3,920,939
                            --------      Incremental shares      1,393,316
                                                                  ---------
       Total income         $467,363      Total shares            5,314,255
                            --------                              ---------
                            --------                              ---------

    Earnings per common and common equivalent share                    $.09
                                                                       ----
                                                                       ----


                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                NOVEMBER 30, 1994
                                   (Unaudited)



                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------
                ASSETS

CURRENT ASSETS                                $46,852,242          $3,257,565       (1) $     400         $49,241,874
                                                                                    (2)  (100,000)
                                                                                    (3)  (185,000)
                                                                                    (4)  (583,333)

PROPERTY, PLANT AND EQUIPMENT                   3,453,607             603,202                 -             4,056,809

INTANGIBLE ASSETS                               3,793,654                 -         (4)   583,333           4,337,987
                                                                                    (4)   (39,000)
OTHER ASSETS                                      361,584                 -                   -               361,584
                                              -----------          ----------           ---------         -----------
                                              $54,461,087          $3,860,767           $(323,600)        $57,998,254
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------
   LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES                           $16,710,792          $2,223,293       (3)  $265,000         $19,073,085
                                                                                    (3)   195,000
                                                                                    (5)  (321,000)
LONG-TERM DEBT                                 19,381,239             324,454                 -            19,705,693

OTHER LONG-TERM LIABILITIES                       302,000              18,000                 -               320,000

STOCKHOLDERS' EQUITY:
   Common stock, par value                        107,862              33,915       (1)       400             116,283
                                                                                    (1)   (25,894)
   Capital in excess of par value              10,527,552             625,693       (1)    25,894          11,198,739
                                                                                    (1)    19,600
   Retained earnings                            7,432,806             635,412       (2)  (100,000)          7,585,618
                                                                                    (3)  (265,000)
                                                                                    (3)  (195,000)
                                                                                    (3)  (185,000)
                                                                                    (4)   (39,000)
                                                                                    (5)   321,000
                                                                                    (1)   (19,600)
Less:  Cost of common stock in treasury            (1,164)                -                   -                (1,164)
                                              -----------          ----------           ---------         -----------
                                              $54,461,087          $3,860,767           $(323,600)        $57,998,254
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1994
                                  (Unaudited)


                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

NET SALES                                    $121,604,461         $10,180,713           $      -         $131,785,174

COST OF GOODS SOLD                             94,923,689           7,315,884                  -          102,239,573
                                             ------------         -----------           ----------       ------------

GROSS PROFIT                                   26,680,772           2,864,829                  -           29,545,601
                                             ------------         -----------           ----------       ------------

OPERATING EXPENSES                             23,002,895           2,835,782       (1)     19,600         26,642,277
                                                                                    (3)    265,000
                                                                                    (2)    100,000
                                                                                    (3)    195,000
                                                                                    (3)    185,000
                                                                                    (4)     39,000
                                             ------------         -----------           ----------       ------------

                                               23,002,895           2,835,782              803,600         26,642,277
                                             ------------         -----------           ----------       ------------

OPERATING INCOME                                3,677,877              29,047             (803,600)         2,903,324
                                             ------------         -----------           ----------       ------------

OTHER INCOME (EXPENSE):
   Interest expense - net                      (1,044,257)            (81,700)                 -           (1,125,957)
   Other income                                       -                15,925                  -               15,925
                                             ------------         -----------           ----------       ------------

                                               (1,044,257)            (65,775)                 -           (1,110,032)
                                             ------------         -----------           ----------       ------------

INCOME (LOSS) BEFORE
   PROVISION (CREDIT) FOR
   INCOME TAXES                                 2,633,620             (36,728)            (803,600)         1,793,292

PROVISION (CREDIT)
   FOR INCOME TAXES                               952,000              (8,000)      (5)   (321,000)           623,000
                                             ------------         -----------           ----------       ------------

INCOME (LOSS) BEFORE CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE               $  1,681,620         $   (28,728)          $ (482,600)      $  1,170,292
                                             ------------         -----------           ----------       ------------
                                             ------------         -----------           ----------       ------------

EARNINGS (LOSS) PER COMMON AND
   COMMON EQUIVALENT SHARE BEFORE
   CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE                                    $        .37         $      (.01)      (6) $     (.11)      $        .25
                                             ------------         -----------           ----------       ------------
                                             ------------         -----------           ----------       ------------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE BEFORE
   CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE                                       4,896,518           3,391,500       (6) (3,163,116)         5,124,902
                                             ------------         -----------           ----------       ------------
                                             ------------         -----------           ----------       ------------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1994



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

     Company's shares issued from merger:

         Stone's shares outstanding at November 2, 1995      3,431,500
                                                             ---------

         Stone's shares assumed exchanged at 100%            3,431,500
         Conversion ratio                                       0.0818
                                                             ---------

         Company's shares issued upon conversion               280,697
                                                             ---------
                                                             ---------


     The adjustment to common stock and paid-in capital is as follows:

         Common stock at $.03 par value                      $   8,421
         Elimination of Stone's common stock
           resulting from the merger                           (34,315)
                                                             ---------

                                                             $ (25,894)
                                                             ---------
                                                             ---------


     In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:

         Cash                                                $     400
         Common stock                                              400
         Paid-in capital                                        19,600
         Compensation expense                                   19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.

         Additional costs of merger incurred by the Company  $ 100,000
                                                             ---------


(3)  To record Stone's liability for

     (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
     (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
     (c) adjustments to inventory and accounts receivable of not less than $185,000

(4)  To record the following:

     (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
     (b) amortization of the covenant not to compete in the amount of $39,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1994



(5)  To record the income tax effect of the pro forma adjustments:

         Expense adjustments:
           Additional costs of merger                        $ 100,000
           Buyout of contracts of certain sales employees      265,000
           Professional and consulting fees and tax
             settlements                                       195,000
           Adjustments to inventory and accounts receivable    185,000
           Amortization of covenant not to compete              39,000
           Compensation resulting from issuance of shares       19,600
                                                             ---------

                   Total adjustments                           803,600

         Effective tax rate, net of state effect                    40%
                                                             ---------

         Tax benefit of expense adjustments                  $ 321,000
                                                             ---------
                                                             ---------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.

       Net income          $1,170,292     Weighted average
       Incremental income     123,704        number of shares     3,832,429
                           ----------     Incremental shares      1,292,473
                                                                  ---------

       Total income        $1,293,996     Total shares            5,124,902
                           ----------                             ---------
                           ----------                             ---------

    Earnings per common and common equivalent share                    $.25
                                                                       ----
                                                                       ----


                    MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1993
                                   (Unaudited)


                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

NET SALES                                     $73,951,410          $9,921,946           $      -          $83,873,356

COST OF GOODS SOLD                             56,347,353           7,167,408                  -           63,514,761
                                              -----------          ----------           ----------        -----------

GROSS PROFIT                                   17,604,057           2,754,538                  -           20,358,595
                                              -----------          ----------           ----------        -----------

OPERATING EXPENSES                             15,046,509           2,595,148       (1)     19,600         18,445,257
                                                                                    (3)    265,000
                                                                                    (2)    100,000
                                                                                    (3)    195,000
                                                                                    (3)    185,000
                                                                                    (4)     39,000
                                              -----------          ----------           ----------        -----------

                                               15,046,509           2,595,148              803,600         18,445,257
                                              -----------          ----------           ----------        -----------

OPERATING INCOME                                2,557,548             159,390             (803,600)         1,913,338
                                              -----------          ----------           ----------        -----------

OTHER INCOME (EXPENSE):
   Interest expense - net                        (502,329)            (57,636)                 -             (559,965)
   Other income                                       -                19,079                  -               19,079
                                              -----------          ----------           ----------        -----------

                                                 (502,329)            (38,557)                 -             (540,886)
                                              -----------          ----------           ----------        -----------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                             2,055,219             120,833             (803,600)         1,372,452

PROVISION FOR INCOME TAXES                        853,000              39,300       (5)   (321,000)           571,300
                                              -----------          ----------           ----------        -----------

NET INCOME                                    $ 1,202,219          $   81,533           $ (482,600)       $   801,152
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                    $       .30          $      .02       (6) $     (.11)       $       .20
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE                             4,734,746           3,361,747       (6) (3,116,851)         4,979,642
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1993



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

     Company's shares issued from merger:



         Stone's shares outstanding at November 2, 1995           3,431,500
                                                                  ---------

         Stone's shares assumed exchanged at 100%                 3,431,500
         Conversion ratio                                            0.0818
                                                                  ---------

         Company's shares issued upon conversion                    280,697
                                                                  ---------
                                                                  ---------


     The adjustment to common stock and paid-in capital is as follows:



         Common stock at $.03 par value                            $  8,421
         Elimination of Stone's common stock
           resulting from the merger                                 34,315
                                                                   --------

                                                                   $(25,894)
                                                                   --------
                                                                   --------


     In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:



         Cash                                                       $   400
         Common stock                                                   400
         Paid-in capital                                             19,600
         Compensation expense                                        19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.



         Additional costs of merger incurred by the Company        $100,000
                                                                   --------
                                                                   --------


(3) To record Stone's liability for

    (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
    (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
    (c)  adjustments to inventory and accounts receivable of not less than
         $185,000

(4) To record the following:

    (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
    (b)  amortization of the covenant not to compete in the amount of $39,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1993





(5) To record the income tax effect of the pro forma adjustments:



         Expense adjustments:
           Additional costs of merger                                $100,000
           Buyout of contracts of certain sales employees             265,000
           Professional and consulting fees and tax settlements       195,000
           Adjustments to inventory and accounts receivable           185,000
           Amortization of covenant not to compete                     39,000
           Compensation resulting from issuance of shares              19,600
                                                                     --------

                      Total adjustments                               803,600

         Effective tax rate, net of state effect                           40%
                                                                     --------

         Tax benefit of expense adjustments                          $321,000
                                                                     --------
                                                                     --------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.



       Net income         $  801,152      Weighted average
       Incremental income    214,293         number of shares     3,276,233
                          ----------      Incremental shares      1,703,409
                                                                  ---------
       Total income       $1,015,445      Total shares            4,979,642
                          ----------                              ---------
                          ----------                              ---------

    Earnings per common and common equivalent share                    $.20
                                                                       ----
                                                                       ----

                      MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1992
                                   (Unaudited)


                                               COMPANY,
                                                  AS                                    PRO FORMA          PRO FORMA
                                               REPORTED               STONE            ADJUSTMENTS       CONSOLIDATED
                                              -----------          ----------         ------------       ------------

NET SALES                                     $61,629,435          $9,051,225          $      -           $70,680,660

COST OF GOODS SOLD                             47,287,409           6,531,054                 -            53,818,463
                                               ----------           ---------          ----------         -----------

GROSS PROFIT                                   14,342,026           2,520,171                -             16,862,197
                                               ----------           ---------          ----------         ------------

OPERATING EXPENSES                             11,867,798           2,399,189       (1)    19,600          15,070,587
                                                                                    (3)   265,000
                                                                                    (2)   100,000
                                                                                    (3)   195,000
                                                                                    (3)   185,000
                                                                                    (4)    39,000
                                               ----------           ---------          ----------         -----------

                                               11,867,798           2,399,189             803,600          15,070,587
                                               ----------           ---------          ----------         -----------

OPERATING INCOME                                2,474,228             120,982            (803,600)          1,791,610
                                               ----------           ---------          ----------         -----------

OTHER INCOME (EXPENSE):
   Interest expense - net                        (289,355)            (37,138)               -               (326,493)
   Other income                                      -                 30,836                -                 30,836
                                               ----------           ---------          ----------         -----------

                                                 (289,355)             (6,302)               -               (295,657)
                                               ----------           ---------          ----------         -----------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                             2,184,873             114,680            (803,600)          1,495,953

PROVISION FOR INCOME TAXES                        962,000              40,200       (5)  (321,000)            681,200
                                               ----------           ---------          ----------         -----------

NET INCOME                                     $1,222,873           $  74,480          $ (482,600)        $   814,753
                                               ----------           ---------          ----------         -----------
                                               ----------           ---------          ----------         -----------
EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                     $      .41           $     .02       (6)$     (.15)        $       .27
                                               ----------           ---------          ----------         -----------
                                               ----------           ---------          ----------         -----------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE                             3,481,415           3,331,500       (6)(3,083,472)          3,729,443
                                               ----------           ---------          ----------         -----------
                                               ----------           ---------          ----------         -----------



         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1992



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

     Company's shares issued from merger:



         Stone's shares outstanding at November 2, 1995           3,431,500
                                                                  ---------
         Stone's shares assumed exchanged at 100%                 3,431,500
         Conversion ratio                                            0.0818
                                                                  ---------

         Company's shares issued upon conversion                    280,697
                                                                  ---------
                                                                  ---------


     The adjustment to common stock and paid-in capital is as follows:



         Common stock at $.03 par value                           $   8,421
         Elimination of Stone's common stock
           resulting from the merger                                (34,315)
                                                                  ---------

                                                                  $ (25,894)
                                                                  ---------
                                                                  ---------


     In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:



         Cash                                                      $    400
         Common stock                                                   400
         Paid-in capital                                             19,600
         Compensation expense                                        19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.



         Additional costs of merger incurred by the Company        $100,000
                                                                   --------
                                                                   --------


(3)  To record Stone's liability for

     (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
     (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
     (c) adjustments to inventory and accounts receivable of not less than $185,000

(4)  To record the following:

     (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
     (b)  amortization of the covenant not to compete in the amount of $39,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1992





(5) To record the income tax effect of the pro forma adjustments:



         Expense adjustments:
           Additional costs of merger                                $100,000
           Buyout of contracts of certain sales employees             265,000
           Professional and consulting fees and tax settlements       195,000
           Adjustments to inventory and accounts receivable           185,000
           Amortization of covenant not to compete                     39,000
           Compensation resulting from issuance of shares              19,600
                                                                     --------

                    Total adjustments                                 803,600

         Effective tax rate, net of state effect                           40%
                                                                     --------

         Tax benefit of expense adjustments                          $321,000
                                                                     --------
                                                                     --------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.



       Net income         $  814,753      Weighted average
       Incremental income    198,382         number of shares     2,460,273
                          ----------      Incremental shares      1,269,170
                                                                  ---------

       Total income       $1,013,135      Total shares            3,729,443
                          ----------                              ---------
                          ----------                              ---------

    Earnings per common and common equivalent share                    $.27
                                                                       ----
                                                                       ----

              SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA



    The following information is presented to reflect certain unaudited pro forma combined condensed financial information for the Company after giving effect to the merger accounted for as a pooling of interests, as if it had been consummated, with respect to the statement of operations at the beginning of the periods presented, and with respect to the balance sheet, as of the dates presented. The information presented is derived from the unaudited pro forma combined condensed financial data and the notes thereto appearing in the prospectus. The unaudited pro forma combined condensed financial data has been included for comparative purposes only and does not purport to be indicative of the results of operations or financial position which actually would have been obtained if the merger had been effected at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

                          SUMMARY FINANCIAL INFORMATION

                   PRO FORMA REFLECTING MICRO BIO-MEDICS, INC.
                        AFTER GIVING EFFECT TO THE MERGER
                                   (unaudited)


COMBINED STATEMENTS OF OPERATION DATA:


                                                                                            YEARS ENDED NOVEMBER 30,
                                                             NINE MONTHS ENDED     ------------------------------------------
                                                              AUGUST 31, 1995          1994           1993           1992
                                                             -----------------     ------------    -----------    -----------

Net revenues                                                    $98,697,257        $131,785,174    $83,873,356    $70,680,660

Income before cumulative effect of
  accounting change                                             $   322,562        $  1,170,292    $   801,152    $   814,753

Income per common share before
  cumulative effect of accounting
  change                                                        $       .09        $        .25    $       .20    $       .27

Average number of shares used
  to compute earnings per
  common and common
  equivalent share before
  cumulative effect of accounting
  change                                                          5,314,255           5,124,902      4,979,642      3,729,443


                                                              AUGUST 31, 1995    NOVEMBER 30, 1994
                                                              ---------------    -----------------

Combined Balance Sheet Data:
  Working capital                                               $28,920,669         $30,168,789
  Total assets                                                  $57,630,375         $57,998,254
  Total long-term debt (excluding current portion)              $17,306,748         $19,705,693

Stockholders' Equity                                            $20,164,679         $18,899,476

Number of common shares outstanding                               3,963,540           3,876,165

Book Value Per Common Share outstanding                               $5.09               $4.88

Average number of common equivalent shares(*)                     5,314,255           5,124,902

Book value per common equivalent share                                $3.79               $3.69


This calculation assumes the issuance of 280,697 shares of the Company's common stock based on a conversion ratio of .0818 shares of the Company's common stock for each share of Stone's common stock outstanding on Stone's record date (assuming an average price of $11.50 per share).

(*) Includes additional shares assuming conversion of stock options and warrants utilizing the modified treasury stock method.

                           COMPARATIVE PER SHARE DATA



  The following information summarizes unaudited selected financial information on a pro forma and pro forma equivalent per share basis and is derived from the pro forma combined condensed financial data included.

  The information presented is for informational purposes only and is not necessarily indicative of future combined earnings or financial position or of combined earnings or financial position that would have been reported had the merger been completed at the beginning of the respective periods or as of the dates for which such unaudited pro forma data is presented.

              COMPARISON OF HISTORICAL AND EQUIVALENT STOCK VALUES






                                                                                            YEARS ENDED NOVEMBER 30,
                                                             NINE MONTHS ENDED     ------------------------------------------
                                                              AUGUST 31, 1995          1994           1993           1992
                                                             -----------------     ------------    -----------    -----------

Historical Earnings (Loss) Per Common
  And Common Equivalent Share:

    Company                                                            $.19                $.37           $.30           $.41
    Stone                                                               -                  (.01)           .02            .02

Pro Forma Combined Earnings Per
  Common and Common
  Equivalent Share (1)                                                 $.09                $.25           $.20           $.27

Historical Book Value
  Per Common and Common
  Equivalent Share (2):

    Company                                                           $3.80               $3.69          $3.42          $3.01
    Stone                                                               .38                 .38            .39            .37

Pro Forma Combined
  Book Value Per Common and
  Common Equivalent Share (2)                                         $3.79               $3.69          $3.42          $3.01



(1) This calculation assumes an additional 280,697 shares in the computation of earnings per share based on a conversion ratio of .0818 shares of the Company for each share of Stone's common stock outstanding. The actual number of shares of the Company issuable in the merger may vary in accordance with the terms of the merger agreement.

(2) Historical book value per common and common equivalent share was computed by dividing the total stockholders' equity by the average number of shares used to compute earnings per common and common equivalent share.

     Pro forma combined book value per common share was computed by dividing the combined stockholders' equity by the average number of shares used to compute earnings per common and common equivalent share including the 280,697 shares issued in connection with the pooling of interests.

                                  INTRODUCTION

GENERAL

     This Proxy Statement/Prospectus is being furnished to shareholders of Stone Medical Supply Corporation, a New York corporation ("Stone") in connection with the solicitation of proxies by the Board of Directors of Stone (the "Stone Board") for use at a Special Meeting of Shareholders of Stone (the "Stone Meeting") to be held on January 17, 1996.

PURPOSE OF THE MEETING

     The purpose of the Stone Meeting is to consider and vote upon the approval and adoption of the Merger Agreement which is annexed to this Prospectus/Proxy Statement as Exhibit "A", which provides for the merger of Stone with and into Diagnostic Leasing Corp. ("DLC"), a New York corporation and a wholly-owned subsidiary of Micro Bio-Medics, Inc.("MBM"), whereby DLC will acquire all of the assets of Stone by way of merger and DLC will be the Surviving Corporation, subject to all of the liabilities of Stone, and the issuance of MBM Common Stock to shareholders of Stone on the basis of one share of Stone for each 0.0818 of a share of MBM (the "Conversion Ratio").

     The shares of MBM Common Stock to be received by the Stone stockholders upon completion of the Merger will be (except for shares received by affiliates of Stone) freely tradeable without restriction or further registration under the Securities Act.

     The Stone Board, MBM Board and DLC Board have separately unanimously approved the Merger Agreement and MBM has approved the Merger Agreement as a sole shareholder of DLC.

     THE STONE BOARD UNANIMOUSLY RECOMMENDS THAT STONE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     THE FAILURE TO VOTE OR AN ABSTENTION FROM VOTING WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE.

                                THE STONE MEETING

DATE, PLACE AND TIME; RECORD DATE

     The Stone Meeting is scheduled to be held at 10:00 o'clock a.m., January 17, 1996 at the offices of Stone, 2487 North Jerusalem Road, East Meadow, New York 11554.

     The Stone Board has fixed the close of business on December 18, 1995 as the record date (the "Stone Record Date") for the determination of those holders of shares of Stone Common Stock entitled to notice of and to vote at the Stone Meeting. Accordingly, only holders of Stone Common Stock of record on the Stone Record Date will be entitled to notice of and to vote at the Stone Meeting or any adjournment or adjournments or postponement or postponements thereof. As of the Stone Record Date, there were 3,431,500 shares of Stone Common Stock outstanding and entitled to vote and there were approximately 234 record holders of such shares. Each share of Stone Common Stock is entitled to one vote on the Merger Agreement and any other proposal properly brought before the Stone Meeting.

QUORUM; VOTE REQUIRED FOR APPROVAL

     The presence, in person or by proxy, of a majority of the outstanding shares of Stone Common Stock is necessary to constitute a quorum at the Stone Meeting.

     THE MERGER AGREEMENT. The affirmative vote of sixty-six and two-thirds (66-2/3%) percent of the outstanding shares of Stone Common Stock entitled to vote thereon, is required to approve and adopt the Merger Agreement.

     As of the Record Date, officers, directors and certain other shareholders of Stone were the beneficial owners of approximately 73.8% of the outstanding Stone Common Stock entitled to vote at the Stone Meeting. Each of the foregoing shareholders has informed Stone that he intends to vote for the approval and adoption of the Merger Agreement. ACCORDINGLY, THE MERGER OF STONE INTO DLC IS ASSURED UNDER THE LAWS OF THE STATE OF NEW YORK.

SOLICITATION, REVOCATION AND USE OF PROXIES

     All shares of Stone Common Stock which are entitled to vote and are represented by properly executed proxies received by Stone prior to or at the Stone Meeting and not revoked will be voted at the Stone Meeting in accordance with the instructions indicated on such proxies. If no instructions are specified in such proxies, shares of Stone Common Stock will be voted for approval and adoption of the Merger Agreement. If any other matters are properly presented at the Stone Meeting for consideration, including a motion to adjourn the Stone Meeting (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked (i) by notice in writing to Stone at its principal executive office; (ii) by duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Stone before the taking of the vote at the Stone Meeting; or (iii) by attending the Stone Meeting and voting in person.

     In the event the Merger is completed, MBM will bear the entire cost of preparing and mailing this Prospectus/Proxy Statement. In the event the Merger is not completed, Stone will bear its cost incurred in the preparation and mailing of this Prospectus/Proxy Statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of

Stone in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Stone may retain Shareholder Communications Corp., a proxy solicitor, at an aggregate cost of approximately $6,000, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements may also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Stone shall reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

APPRAISAL RIGHTS

     Pursuant to Section 623 of the Business Corporation Law of the State of New York ("BCL"), a copy of which is annexed to this Prospectus/Proxy Statement as Exhibit "B," any dissenting shareholder seeking to receive payment for his shares must file a written notice with Stone either before the Stone Meeting or at the Stone Meeting but before the vote is taken. This objection must include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the Merger is consummated. Such objection is not required from any shareholder who did not receive proper notice of the meeting. Within ten days after the Shareholder's Authorization Date (the date on which the shareholders vote authorizing the merger is taken), Stone must give written notice of such authorization by registered mail to each shareholder who filed a written objection or from whom written objection was not required, except any shareholder who voted for or who consented in writing to the proposed merger and who thereby is deemed to have elected not to enforce his right to receive payment for his shares. Within 20 days after the giving of such notice, any shareholder from whom written objection was not required and who elects to dissent shall file with Stone a written notice of such election stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares.

     A shareholder may not dissent as to less than all of the shares as to which he has a right to dissent held by him of record that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     Upon consummation of the Merger, the shareholder shall cease to have any of the rights of a shareholder, except the right to be paid the fair market value of his shares and any other rights under the BCL. A notice of election may be withdrawn by the shareholder at any time prior to the acceptance in writing of an offer made by Stone, but in no case later than 60 days from the date of the consummation of the Merger, except that if Stone fails to make a timely offer as provided herein, the time for withdrawing a notice of election shall be extended until 60 days from the date such offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of Stone.

     In order to be effective, withdrawal of a notice of election must be accompanied by the return to Stone of any advance payment made to the shareholder as provided herein. If a notice of election is withdrawn or the Merger is rescinded or a court shall determine that the shareholder is not entitled to receive payment for his shares or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the Merger, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than cash has been completed, in lieu thereof, at the election of Stone, the fair value thereof in cash as determined by the Board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     Dissenting shareholders must, either at the time of the filing of their notice of election or within one month thereafter, submit their certificates representing their shares in Stone to either Stone or its transfer agent, which shall then place a legend thereon that a notice of election has been filed. The certificates shall then be returned to either the shareholder or any other person who submitted them on their behalf. Any shareholder who fails to submit his certificates for such notation shall, at the option of Stone, exercised by written notice to him within 45 days from the date of filing of the notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. If any such legended shares are transferred, each new certificate issued shall bear a similar legend together with the name of the original dissenting shareholder and the transferee shall acquire no rights in Stone except those which the original dissenting shareholder had at the time of the transfer.

     Stone must, within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent or within 15 days after the proposed merger is consummated, whichever is later (but in no case later than 90 days from the Shareholders' Authorization Date), make a written offer by registered mail to each shareholder who has filed a notice of election to pay for his shares at a specified price which Stone considers to be their fair market value. This offer must be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been filed and the aggregate number of holders of such shares.

     If the Merger has been consummated, such offer shall also be accompanied by advance payment to each shareholder who has submitted the certificates representing his shares to Stone of an amount equal to 80% of the amount of such offer or, as to each shareholder who has not yet submitted his certificates, a statement that advance payment to him of an amount equal to 80% of the amount of the offer will be made by Stone promptly upon submission of his certificates.

     If the Merger has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder upon consummation of the merger. Acceptance of such payment by the shareholder does not constitute a waiver of any dissenter's rights.

     If Stone fails to make such offer within such period of 15 days or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of 30 days thereafter, Stone must, within 20 days after the expiration of the applicable period, institute a special proceeding in the Supreme Court, Nassau County, to determine the rights of dissenting shareholders and to fix the fair value of their shares. Should Stone fail to institute such a proceeding within such period, any dissenting shareholder may institute such proceeding for the same purpose not later than 30 days after the expiration of such 20 day period. If such proceeding is not instituted within this 30 day period, all dissenters' rights shall be lost unless the Supreme Court, for good cause shown, shall otherwise direct. All dissenting shareholders, excepting those who have agreed with Stone upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action QUASI IN REM against their shares. Each dissenting shareholder who is a resident of New York State shall be entitled to service of a copy of the petition in the manner provided by law for the service of a summons and each non-resident dissenting shareholder shall be entitled to service either by registered mail and publication or in such other manner as permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     The court shall then determine whether each dissenting shareholder as to whom Stone requests the court to make such determination is entitled to receive payment for his shares. If Stone does not request any such determination or if a court finds that any dissenting shareholder is so entitled, the court shall proceed to fix the value of the shares' fair market value, which is defined as the fair value on the close of business on the day prior to the Shareholders' Authorization Date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholders' right to receive payment for the shares and its effect on Stone and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in similar mergers under comparable conditions and all other relevant factors. The court shall determine the fair market value of the shares without a jury and without reference to an appraiser or referee. Such valuation could be more than, less than or equal to the consideration provided by the Merger. Upon application, the court may in its discretion permit pre-trial discovery, including, but not limited to, disclosure of any experts' reports relating to the fair value of the shares, whether or not intended for use at the trial in the proceeding and notwithstanding Section 3101(d) of the Civil Practice Law and Rules of the State of New York.

     The court's final order shall include an allowance for interest, at a rate the court deems equitable, from the date the merger was consummated to the date of payment. If the court finds that the refusal of any shareholder to accept Stone's offer for payment of his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him. Each party to the proceeding shall bear its own costs and expenses, including counsel fees and experts' fees; provided, however, that the court may, in its discretion, apportion and assess all or any part of the costs and expenses and fees incurred by Stone against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election, if the court finds that their refusal to accept Stone's offer was arbitrary, vexatious or otherwise not in good faith. The court may similarly in its discretion apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against Stone, if the court finds that the fair value of the shares as determined materially exceeds the amount which Stone offered to pay; that no offer or required advance payment was made by Stone; that Stone failed to institute a special proceeding within the period specified or that the action of Stone in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith.

     Stone must pay each dissenting shareholder the amount found to be due him within 60 days after the final determination of the proceeding upon surrender of the certificates for any shares represented by such certificates. Shares acquired by Stone upon payment of the agreed value or the amount due under the final order shall become treasury shares or shall be cancelled, except that in the case of a merger, they may be held and disposed of as the plan of merger may otherwise provide. The enforcement of any shareholder's dissenter's rights shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of his share ownership, except that such shareholder may bring an appropriate action to obtain relief on the ground that the merger will be or is fraudulent or unlawful as to him.

                                   THE MERGER

GENERAL EFFECTS OF THE MERGER

     Pursuant to the Merger Agreement, DLC, a New York corporation and a wholly-owned subsidiary of MBM will acquire by merger with Stone all of the assets of Stone, subject to all of its liabilities, in exchange for the issuance of up to 280,696 shares of MBM Common Stock. Each one share of Stone Common Stock outstanding immediately prior to the Closing of the Merger will be exchanged for 0.0818 of a share of MBM. DLC will continue to operate the Stone business. MBM will continue to manage Stone. See "Interests of Certain Persons in the Merger."

     The Merger is subject to certain conditions including, among other things, the obtaining of an opinion by Stone as to the fairness of the Merger to Stone and its shareholders. Such opinion has been obtained.

BACKGROUND OF THE MERGER

     Stone, in evaluating the medical supply business in which it is engaged and the uncertainties in the health care industry generally, determined that in order to survive it would be necessary to expand its business internally as well as by acquisition. As a result, in 1991 Stone started a podiatry division and started to seek potential candidates for acquisition. Stone has been unsuccessful in consummating any acquisitions. From time to time Stone purchased certain of the products it sells from MBM and was aware that MBM had made and was making acquisitions of companies similar to that of Stone. Discussions were started which ultimately resulted in the Merger Agreement.

     Management of Stone believes that the Merger with MBM was in the best interests of the business of Stone as well as for the benefit of its shareholders in that, among other reasons, the liquidity of the MBM Common Stock was better than that of the Stone Common Stock.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

Stone Recommendation

     The Stone Board has unanimously determined, among other things, that the Merger is fair to and in the best interests of Stone and its shareholders and recommends that the shareholders of Stone vote FOR approval. Of primary importance to the Stone Board was that there is considerable uncertainty presently in the health care industry in which Stone engages. The Stone Board is concerned that such uncertainties could adversely affect Stone's business in the future since many of the doctors, who are customers of Stone, may have their supply purchase decisions made by HMO's. Such HMO's could direct doctors to purchase their needs from larger organizations who could provide better pricing. The Stone Board believes that if Stone were affiliated with a much larger organization it could better protect its business in the future as well as expand its operations. Further the Stone Board believes that shareholders would benefit from having an equity interest in a company whose securities are significantly more marketable than Stone's securities. Over the past few years there has been little market activity in Stone securities and the current market value of Stone's securities, in the opinion of Stone's Board, does not properly reflect Stone's true value. The Stone Board determined that the Merger is fair to Stone shareholders prior to the receipt of a fairness opinion based on its own analysis of the foregoing factors.

     The Stone Board did not undertake a separate analysis of each of the foregoing factors, but considered all factors in their totality (giving significant weight to the respective business prospects of Stone and MBM) in reaching its determination that the Merger is fair to Stone and its shareholders. Based on the foregoing factors, the ownership percentages of the Stone shareholders in MBM pursuant to the Merger was arbitrarily determined through negotiation between the respective managements of Stone and MBM, without reliance upon any quantitative formula. The Stone Board also required the receipt of a fairness opinion as a condition to the Merger. The Merger Agreement permitted the Board to terminate the Merger in the event an independent third party did not support the fairness of the Merger to Stone and its shareholders. See "Opinion of Financial Advisor."

     The management of Stone believes that the Merger with MBM, a related business to the business of Stone, would enable Stone to strengthen its financial position through an improved ability to raise additional debt or equity financing if necessary to achieve significant revenue and growth. Further, such management believes that it would enable Stone shareholders to participate in a larger financial enterprise having greater financial resources and more diversified operations. Management of MBM believes that the acquisition of Stone will benefit MBM through increased market penetration in territories that are not strongly covered by MBM as well as increasing its customer base in the New York Metropolitan Area where MBM is strongly covered through its current operations. Management of MBM has concluded that the customer overlap between Stone and MBM is not significant. Further, MBM will seek to achieve economies of scale and to increase operating efficiency of the combined operations. The affirmative vote of sixty-six and two-thirds (66 2/3%) percent of the outstanding shares of Stone is required to approve and adopt the Merger Agreement.

OPINION OF FINANCIAL ADVISOR

     In connection with the Merger, Stone has retained P.K. Hickey & Co. ("Hickey"), an unaffiliated investment banking firm to render an opinion as to the fairness of the proposed Merger as contemplated in the Merger Agreement to the shareholders (other than the officers and directors of Stone) for a fee of $15,000. In connection therewith, Hickey has delivered to Stone its written opinion dated November 1, 1995 to the effect that, based upon and subject to certain matters discussed therein, the Merger including the Conversion Ratio is fair, to the shareholders of Stone. The Conversion Ratio and the terms of the Merger were determined by Stone and MBM prior to the retention of Hickey and without consultation with Hickey.

     Hickey concluded that the terms of the Merger were fair to Stone and its shareholders based upon the market capitalization of Stone before and after the Merger. Prior to the Merger, Stone had


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


an approximate market capitalization of approximately $1,100,000.

     In formulating its opinion, Hickey met with certain officers, directors, advisors and representatives of both Stone and MBM to discuss the business, operations, financial condition and prospects. In arriving at its opinion, Hickey considered, among other things the following, without however, placing any specific weight to any of the items listed:

     1. Discussions with the management and others from Stone and MBM concerning each company and their respective prospects for the future;

     2. The financial statements of each company including the most recent audited financial statements and the unaudited statements for the period subsequent to the last audit as well as other publicly available information, such as all current SEC filings.

     3. Its own examination of the medical supply and the health care industries.

     4. The terms of the Merger Agreement in relation to the market price, historical financial information, potential operating results, tangible and intangible book value of both Stone and MBM, as well as the trading activity (i.e. volume and price range) of each company's stock.

     Hickey assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it in reaching its opinion. Hickey has not made or obtained independent valuations or appraisals of the assets or liabilities of Stone or MBM and was not asked to, and did not, solicit indications of interest from other parties relating to possible mergers with either Stone or MBM or any acquisition of assets. Hickey was not involved in the negotiations leading to the Merger Agreement or of the Merger Agreement itself nor was it involved in the negotiations which ultimately determined the Conversion Ratios to be used in the Merger. Hickey was not asked to consider the relative merits of the Merger as compared to any other business strategy which might exist for either Stone or MBM. The opinion did relate to the
relative values of Stone and MBM.    No other limitations were imposed with
respect to the investigation made or procedures to be followed by Hickey in rendering its opinion. Hickey has been engaged in the investment banking business for more than 10 years, having evaluated and underwritten many initial public offerings of securities, completed numerous private placements and merger and acquisition transactions during that time. Hickey was introduced to Stone by David W. Sass, an officer and director of Stone. There has been no relationship between Hickey and either Stone or MBM during the past two years.

     The full text of the opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Exhibit "C". Shareholders of Stone are urged to


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


read the opinion carefully and in its entirety. The opinion is directed only to the fairness of the Merger from a financial point of view, does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the meeting at which the proposed Merger is to be voted upon. The summary of the opinion of Hickey set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. MBM has determined that a fairness opinion is not required for itself.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     As part of the Merger, Mr. Andrew Stone ("Andrew"), the President of Stone, has entered into a five year employment agreement with DLC pursuant to which he is employed at an annual salary of $115,000 and will be elected a Vice-President of MBM at MBM's next board meeting. His annual salary at Stone was approximately $170,000. In addition, Andrew will be entitled to a bonus not to exceed $25,000 in the event certain sales goals are achieved during the year 1996. He will be reimbursed for out-of-pocket expenses and will be provided a company car. DLC will provide life insurance in the amount of $750,000, which amount will be reduced by $150,000 on each anniversary date of the Agreement.

     Andrew has entered into a fifteen year Non-Competition, Indemnification and Release Agreement pursuant to which he has agreed not to engage in competition with Stone, DLC and MBM for a period of fifteen years nor disclose any confidential information, customer lists or other proprietary information of DLC, MBM or Stone. Andrew has also agreed to indemnify MBM and DLC with respect to representations relating to the sale of inventory and collection of receivables contained on the November 10, 1995 balance sheet as well as the representations and warranties of Stone and Andrew contained on the November 10, 1955 Merger Agreement. In consideration for the Non-Competition Agreement, Andrew has been or is to be paid the sum of $1,250,000 as follows:

     $583,333.33 on the date of the signing of the Merger Agreement.

     $333,333.33 nine months from the date of the signing of the Merger
     Agreement.

     $333,333.33 on a date which shall be ten (10) business days after the final determination of Andrew's liability under the indemnification provisions of the Noncompetition Agreement relating to inventory and accounts receivable.

In addition, Andrew will deposit in escrow one-half of the shares of the MBM Common Stock to be received by him at the Closing of the Merger, with such stock, to be used to cover any liability to MBM or DLC which he may have with respect to his Noncompetition Agreement. The payments under the Non-Competition Agreement may also be offset against such liability. In the event the Merger is not consummated by June 30, 1996 then the total payments under the


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


Noncompetition Agreement shall be reduced to $750,000 and the last two payments reduced accordingly to $83,333.33.

     Lyudmila Stone, the wife of Andrew, and a Vice President of Stone, has entered into a fifteen year Non-Competition Agreement with DLC pursuant to which she has agreed not to engage in competition with Stone, DLC and MBM for a period of fifteen years nor disclose any confidential information, customer lists or other proprietary information of MBM or DLC. As compensation for the Non-Compete Agreement Lyudmila Stone shall receive the sum of $500,000.00 payable at the monthly rate of $8,333.33 until the fifth anniversary of the date of the Agreement.

     As part of the Merger, Andrew will at closing enter into a Put-and-Call Agreement with a party satisfactory to Andrew (the "Party") pursuant to which Andrew will have the right for a period of three months commencing one year after the Merger to Put one-half of his shares of MBM Common Stock which he receives in the Merger at a price of $9.50 per share, in the event the price of the MBM Common Stock falls below $9.00 for a period of 30 consecutive trading days prior to the put notice. The Party will have the right to Call such shares at $13.50 per share at any time commencing six months after the Merger and for a period of 12 months thereafter. It is the intention of the parties to the Merger Agreement to satisfy the requirements of a pooling of interest and in this respect, MBM will not be the party to the Put and Call Agreement.

     In the event the Merger is not consummated by June 30, 1996, Andrew and certain other shareholders of Stone have agreed to sell their shares of stock in Stone representing approximately 73.8% of the outstanding stock of Stone to MBM in exchange for MBM Common Stock at the Conversion Ratio of one Stone share for each 0.0818 of a share of MBM (0.069 of a share of MBM if holders of less than 2/3 of Stone's outstanding shares vote to approve the Merger).

     Affiliates of Stone (representing approximately 73.8% of the shares entitled to vote) have indicated that they intend to vote for the Merger. See "Stone Shareholders Meeting - Quorum; Vote Required for Approval."

     Stone and MBM have entered into a Management Agreement effective as of November 2, 1995, pursuant to which MBM will manage the business and affairs of Stone until the Effective Date of the Merger for a fee of 5% of the net sales of Stone during the management period.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Neither MBM nor Stone has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax consequences to holders of Stone Common Stock of the Merger or of any of the federal income tax consequences to Stone or MBM of the Merger. Instead Stone will rely upon the opinion of McLaughlin & Stern, LLP, as to the federal income tax consequences of the Merger. A member of said firm is an officer and director of Stone. The opinion of McLaughlin & Stern LLP is based entirely upon the Internal Revenue Code of 1986 as amended (the "Code"), regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

     In the opinion of McLaughlin & Stern LLP which opinion is based upon various representations and subject to various assumptions and qualifications the following federal income tax consequences will result from the Merger:

1. The Merger of Stone with and into DLC, with DLC surviving, should qualify as a reorganization under Section 368(a) of the Code. MBM, Stone and DLC should both be a party to a reorganization.

2. No gain or loss should be required to be recognized by the Stone shareholders upon the exchange of their Stone Common Stock for MBM Common Stock.

3. The basis of all the MBM Common Stock (including any fractional shares which they otherwise might be entitled to receive) received by the shareholders of Stone in the exchange should be the same as the basis of the Stone stock exchanged.

4. The holding period of the MBM Common Stock to be received by Stone shareholders should include the holding period of the Stone shares surrendered in the exchange, provided the Stone stock was held as a capital asset on the date of the exchange.

5. Cash received by a shareholder of Stone in lieu of a fractional share of MBM Common Stock should be treated as if the fractional shares were received in exchange for such fractional shares and not as a dividend. Any gain or loss recognized as a result of the receipt of such cash should be capital gain or loss equal to the difference between the cash received and the portion of the shareholder's basis in Stone Common Stock for such fractional share interest.

6.   Stone should recognize no gain or loss as a result of the Merger.

     The opinion of McLaughlin & Stern LLP is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any State or any political subdivision of any State nor does it extend to any tax effects or consequences of the Merger to Stone, DLC or MBM other than those expressly stated in the opinion. Furthermore, no


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


opinion is expressed as to the federal or state tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that is not specifically covered by the opinion. No legal opinion as to tax consequences of any nature has been rendered by legal counsel to MBM. See "Legal Matters."

     THE FOREGOING CONSTITUTES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER OF EITHER STONE OR MBM. SHAREHOLDERS OF MBM AND STONE ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

RESTRICTIONS ON SALES BY AFFILIATES

     The shares of MBM Common Stock to be issued in the Merger have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate of Stone (as such term is defined in Rule 145 under the Securities Act) immediately prior to the completion of the Merger. Affiliates may not sell their shares of MBM Common Stock acquired in connection with the Merger except pursuant to (i) an effective registration under the Securities Act covering such shares; (ii) paragraph (d) of Rule 145; or (iii) any other applicable exemption under the Securities Act.

                     MATERIAL TERMS OF THE MERGER AGREEMENT

     Set forth below is a description of the material terms and conditions contained in the Merger Agreement. Such summary is complete in all material respects. The description of the terms and conditions contained in the Merger Agreement set forth in this Proxy Statement/Prospectus are qualified in their entirety by the complete text thereof as set forth in Exhibit "A" which is hereby incorporated by reference.

CLOSING; EFFECTIVE TIME

     If the Merger Agreement is approved by the requisite vote of shareholders of Stone at its meeting and the other conditions to the Merger Agreement are satisfied or waived (where permissible), the Merger will become effective upon the closing (the "Closing") of the Merger Agreement as agreed to between Stone and MBM, which closing shall occur upon receipt of Stone shareholder approval, and the completion of all conditions precedent.


EXCHANGE OF CERTIFICATES

     As soon as practicable after the Closing, MBM will cause to be mailed to each holder of record of a certificate or certificates


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


that immediately prior to the Closing represented outstanding securities of Stone a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates shall pass, only upon actual delivery of the certificates to the transfer agent) and instructions for use in effecting the surrender of the certificates in exchange for certificates representing securities of MBM Common Stock.

     Security Holders of Stone should not submit their certificates for exchange until such letter of transmittal and instructions are received. Upon surrender of the certificates for cancellation to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005 (the "Exchange Agent") together with a duly executed letter of transmittal and such other documents as the Exchange Agent may require, the holder of such certificates will be entitled to receive in exchange therefor a certificate representing an appropriate number of shares of MBM Common Stock and the certificates of Stone so surrendered will be cancelled.

     From and after the Closing, MBM will be entitled to treat the certificates for securities of Stone which have not yet been surrendered for exchange as evidencing the ownership of securities of MBM into which such securities have been converted pursuant to the Merger Agreement, notwithstanding the failure to surrender such certificates except as otherwise provided by applicable law. To the extent any transfer taxes are imposed by law on the holders of the certificates, such holders will be responsible for the payment thereof. In addition, if any certificate for securities of Stone is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange pay to the transfer agent any transfer or other taxes as may be required by reason of the issuance of the certificates in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the transfer agent that such tax has been paid or is not applicable.

     After the Closing, there will be no transfers on the stock transfer books of Stone of securities which were outstanding prior to the Closing. If, after the Closing, certificates representing such securities are presented for transfer to North American Transfer Company, 147 West Merrick Road, Freeport, NY 11520, Stone's transfer agent, they shall be cancelled and exchanged for certificates representing securities of MBM pursuant to the terms of the Merger Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Merger Agreement contains various representations and warranties of each of Stone and MBM including representations as to (i) its organization, good standing, power and authority (and by Stone as to its capitalizationa);
(ii) the authorization, execution and delivery of the Merger Agreement and the authorization of the transactions contemplated therein; (iii) the absence of the need (except as specified in the Merger Agreement) for governmental or third party

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


consents or approvals to the transactions contemplated by the Merger Agreement; (iv) the accuracy of each party's respective financial statements and filings with the Commission; (v) the absence of certain undisclosed liabilities and material adverse changes; (vi) the good and marketable title by Stone to all assets shown on the respective financial statements; (vii) the complete and full disclosure of all material facts; (viii) the absence of material litigation, violations of law and in the case of Stone, any amendments to their respective certificates of incorporation and By-Laws;
(ix) Stone's insurance on tangible assets and business; (x) Stone's filing filing of tax returns and payment of certain taxes and other tax matters;
(xi) Stone's obligations under existing employee benefit plans and compliance with certain provisions of the Employee Retirement Income Security Act of 1974, as amended; (xii) Stone's absence of labor controversies; compliance with labor and other similar laws; and (xiii) Stone's compliance with environmental laws;

     Pursuant to the Merger Agreement, Stone has generally agreed that, except as specified or with the consent of MBM prior to the Closing it will, among other things, (i) conduct its business in the ordinary course of business consistent with past practice; (ii) not amend its certificate of incorporation or by-laws; (iii) pay or declare any dividend or other distribution in respect of its capital stock, nor directly or indirectly redeem, retire, purchase or otherwise acquire any of such stock. Additionally, Stone has agreed that it will not (i) issue any additional shares of common stock or options, warrants or rights to purchase shares of capital stock of any class or securities convertible into shares of capital stock of any class; (ii) not merge or consolidate with any other corporation, acquire any other business, change the nature of its business (other than in its ordinary course of business) and (iii) sell, assign, transfer or pledge any of its tangible assets.

CLOSING CONDITIONS

     The respective obligations of Stone and MBM to consummate the Merger are subject to the satisfaction or waiver (where permissible) of, among others, the following conditions: (i) Stone shall have obtained an opinion as to the fairness of the Merger to the shareholders of Stone (ii) the Merger Agreement shall have been approved and adopted by the requisite vote of the holders of Stone Common Stock; (iii) the Registration Statement relating to the Merger shall have become effective under the Securities Act; (iv) there shall be no instituted or threatened legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of the transactions contemplated in the Merger Agreement; (v) the obligations of each party contained in the Merger Agreement required to be performed by such party at or prior to the Closing shall have been performed in all material respects and the representations and warranties of such party contained in the Merger Agreement shall be true and correct in all material respects as of the Closing except as contemplated by the Merger Agreement; (vi) all governmental and regulatory consents and approvals necessary for consummation and reorganization shall have been obtained on terms reasonably satisfactory to MBM;


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


(vii) MBM shall have received certain legal opinions and closing certificates; and (viii) there shall have been no material adverse change, or discovery of a condition or occurrence or event which has resulted or can be expected to result in a material adverse change in the financial condition, business, results of operations or prospects of Stone.

TERMINATION

     The Merger Agreement may be terminated by Stone or MBM at any time prior to the consummation of the Merger, whether before or after approval by the shareholders of Stone (i) upon mutual written consent; (ii) if any of certain mutual conditions are not satisfied; (iii) if the other party fails to perform in any material respect any of its obligations under the Merger Agreement; (iv) upon the issuance of an order, judgment or decree restraining or enjoining the Merger; or (v) the commencement by any Federal or state governmental authorities of an investigation regarding any of the parties to the Merger Agreement, or
(vii) the Merger is approved by the shareholders of Stone and not completed by June 30, 1996. In the event of termination neither party shall have any liability to the other and each party shall be responsible for its own expenses incurred in connection with the Merger.

     Notwithstanding anything contained herein to the contrary, Stone may terminate the Merger Agreement upon the payment of $1,000,000 to MBM at anytime until the Closing Date, but only in the event it consummates a merger transaction with an unrelated third party.

ACCOUNTING TREATMENT

     The merger of Stone and DLC will be accounted for as a pooling of interests by MBM in accordance with the provisions of Accounting Principles Board Opinion No. 16 on Business Combinations.

EXPENSES

     In the event the Merger is completed, MBM will bear the entire cost of preparing and mailing this Prospectus/Proxy Statement. In the event the Merger is not completed, Stone and MBM will bear their respective costs incurred in the preparation and mailing of this Prospectus/Proxy Statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Stone in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Stone shall reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                           OPERATIONS AFTER THE MERGER

CORPORATE STRUCTURE

     Upon the completion of the Merger, Stone will be wholly owned by MBM.

OPERATIONS AND FINANCIAL CONDITIONS

     Subsequent to the Merger, DLC will continue to conduct the Stone business as a wholly owned subsidiary of MBM.

     Upon the completion of the Merger, MBM will assume control of the merged company.

     Initially, Management of MBM intends to continue the separate operations of Stone as part of DLC to the extent possible but MBM will seek to achieve economies of scale and to increase operating efficiency of the combined operations.

MANAGEMENT AND COMPENSATION ARRANGEMENTS

     Upon completion of the Merger, the officers and directors of MBM will become the officers and directors of DLC, except that Andrew will become a Vice President of MBM at the next meeting of the board of directors of MBM.

     As part of the Merger, Andrew, the President of Stone will enter into a five year employment agreement with DLC pursuant to which he will be employed as a Vice President at an annual salary of $115,000. His current annual salary is $170,308. In addition, Andrew will be entitled to a bonus not to exceed $25,000 in the event certain sales goals are achieved during the year 1996. He will be reimbursed for out-of-pocket expenses and will be provided a company car. DLC will provide life insurance in the amount of $750,000, which amount will be reduced by $150,000 on each anniversary date of the Agreement.

     Stone and MBM have entered into a Management Agreement effective as of November 2, 1995, pursuant to which MBM will manage the business and affairs of Stone until the Effective Date of the Merger for a fee of 5% of the net sales of Stone during the management period.

                                 BUSINESS OF MBM
OVERVIEW

     MBM is a New York corporation which was incorporated in 1971. MBM distributes medical supplies to physicians and hospitals in the New York metropolitan area, as well as to health care professionals in the sports medicine, emergency medicine, school health, industrial safety, government and laboratory markets nationwide. MBM depends upon the continued supply of the products it distributes; however, it does not depend upon any single source.
MBM has neither encountered nor does it anticipate any difficulty in obtaining the necessary products. No one customer has accounted for more than 10% of MBM's revenues during the nine months ended August 31, 1995 and each of the fiscal years ended November 30, 1994, November 30, 1993 and November 30, 1992.

CALIGOR DIVISION

     MBM's Caligor Division is a physician supplier in the New York metropolitan area, serving over 12,000 physicians and laboratories. It also serves local hospitals, nursing homes and industrial medical departments.

     Caligor provides its physicians with a comprehensive selection of supplies and related services. The division's estimated 50,000 supplies range from bandages and pharmaceuticals to sophisticated diagnostic equipment, while the services range from equipment repair to the complete design and installation of new offices, waiting rooms, exam rooms and laboratories.

     The Caligor division, through Caligor Physicians & Hospital Supply Corp., a wholly owned subsidiary of MBM, also operates a pharmacy in Manhattan to serve local physicians and their patients. In addition, the Caligor Division supplies independent clinical labs, hospital labs, and physician in-office labs with diagnostic equipment, test kits, reagents and disposables.

     Over the past few years, the Caligor Division has been able to acquire a number of smaller distributors, resulting in significant economies of scale and improved operating efficiencies. Caligor has increased its market share in these new territories with the same combination of sales force support, direct mail, catalogs and telemarketing sales that it uses in existing territories.

     Caligor is MBM's largest division in terms of annual sales. Revenues during fiscal 1994 were approximately $101,000,000 or 83.1% of MBM's total revenues, as compared to $55,100,000 or 74.6% of total revenues for the comparable period of fiscal 1993, as compared to $44,200,000 or 71.8% of the total revenues for the comparable period of fiscal 1992. The 1994 increase over the prior fiscal periods resulted primarily from MBM's acquisition of the business and assets from Clark Surgical as described under "Acquisition of Assets of Clark Surgical Corp." as well as sales and marketing efforts aimed at the acquired and existing customer base.

MBM DIVISION

     The MBM Division distributes sports medicine supplies, school nurse supplies, medical equipment and rehabilitation equipment to over 10,000 schools, colleges, municipalities, emergency medical units and professional sports teams around the country, including many of the major and minor league baseball, basketball, football and hockey teams. Revenues derived from municipalities and school districts are derived from competitive bidding.

     Like the Caligor Division, MBM Division serves its customers with a comprehensive line of supplies and services, ranging from the delivery of athletic tape to an NFL team on the road to the complete design, furnishing and stocking of a training room, sports medicine clinic, or school nurse office.

     MBM Division markets its product line primarily via three catalogs which it distributes to customers and prospective customers each year. These catalogs are supported by direct mail, telemarketing, professional journal advertising, national and local trade show exhibitions, and an inside sales and customer service staff.

     The seasonal buying habits of MBM's school and athletic customers is concentrated between the months of June and September of each year. Although MBM's marketing expenses relating to such customers are incurred throughout the year, MBM has experienced no problem in meeting its cash requirements as a result of its working capital and extension of credit under its Revolving Credit Agreement.

     Revenues derived from the MBM Division during fiscal 1994 were approximately $18,100,000 or 14.9% of MBM's total revenues as compared with approximately $16,500,000 or 22.3% of total revenues for the same period for fiscal 1993 and $15,100,000 or 24.5% total revenues for fiscal 1992. Revenues increased as a result of the addition of a Southern Regional sales office, increased market penetration and an increase in Company sales personnel.

HEALER PRODUCTS DIVISION

     MBM's Healer Products Division is an assembler and wholesaler of first aid kits and private label medical products. These products, in turn, are marketed by MBM's other divisions, and sold to numerous outside markets through a network of commissioned sales agents. The first aid and medical kits are produced in a variety of forms and sizes, but are generally designed for use in government, industry, schools, emergency medical organizations, hospitals, homes and recreational facilities.

     The Healer Products Division also produces specialized kits for volunteer ambulance corps, emergency squads, corporate offices, construction operations, restaurants, retail stores, boats, athletic activities, motor vehicles, and sales promotion purposes as well as for specific medical problems such as burns, poisoning, insect stings, traumatic accidents, obstetrical emergencies and eye injuries.

     Many of the products contained in the kits are generic and are marketed under MBM's private label. The use of private-label generic products permits attractive pricing for MBM and its customers and creates a consistent, positive brand image among customers.

     Revenues derived from the Healer Products Division during fiscal year 1994 were approximately $2,459,000 representing 2.0% of MBM's total revenues as compared with $2,300,000 representing 3.1% of total revenues for fiscal 1993 and as compared to $2,300,000 representing 3.7% of total revenues for fiscal 1992. Revenues for fiscal 1994 increased as a result of increased market penetration and the addition of more independent commission sales representatives.

ACQUISITION OF MID COUNTY MEDICAL SUPPLY CO., INC.

     On March 27, 1995, MBM acquired certain assets and customer accounts of Mid County Medical Supply Co., Inc., a distributor of physician and hospital supplies, for approximately $500,000. The purchase price was allocated based upon the fair market value of the assets at the date of acquisition. The operations of Mid County Medical Supply Co., Inc., have been combined into the Caligor Division.

ACQUISITION OF JOSEPH WEINTRAUB, INC.

     On June 1, 1994, MBM acquired certain assets and customer accounts of Joseph Weintraub, Inc., a distributor of physician and hospital supplies for approximately $1,100,000. The purchase price was allocated based upon the fair market value of the assets at the date of acquisition. The operations of Joseph Weintraub Inc. have been combined into the Caligor Division.

ACQUISITION OF CLARK SURGICAL CORP.

     On November 19, 1993, MBM Hospital Supply Corp., a wholly owned subsidiary of MBM entered into an agreement with Clark Surgical Corp. ("Clark") to acquire from Clark substantially all of the assets and customer accounts subject to certain specific liabilities and obligations arising out of the contracts and personal property leases acquired (the "Agreement"). This transaction closed on December 1, 1993 and was accounted for as a purchase.

     The purchase price for all the assets was approximately $16,500,000. The purchase price was based upon the book value of the inventory, accounts receivable and fixed assets purchased by MBM Hospital plus $1 million for Clark's goodwill as described in the Agreement. MBM also issued to certain persons warrants to purchase an aggregate of 40,000 shares of MBM's Common Stock at a purchase price of $8.00 per share, subject to MBM's right to terminate the unvested portion of the Warrants upon certain conditions at the sole discretion of the Board of Directors. The Warrants vested 20% at closing and the balance was scheduled to vest in four equal annual amounts on the anniversary date of the Closing Date. However, the unvested portion of the Warrants to purchase 32,000 shares have been terminated.

     The Agreement also provided for the execution of agreements not to compete with Alfred S. Bretan and Burt Wexler, the sole shareholders of Clark (hereinafter referred to as the "Shareholders"). The agreements not to compete provide for the payment of $2.725 million in cash over a seven year period.

     The operations of MBM Hospital Supply Corp. have been combined into the various divisions of MBM.

ACQUISITION OF HARRISBURG SURGICAL SUPPLY, INC.

     On March 29, 1993, MBM acquired Harrisburg Surgical Supply, Inc., a distributor of physician and nursing home supplies servicing the eastern Pennsylvania, Philadelphia and Baltimore metropolitan markets. The consideration paid consisted of a combination of $600,000 in cash and 71,229 shares of MBM's Common Stock for an aggregate purchase price of approximately $1,200,000. The operations of Harrisburg Surgical Supply, Inc. have been combined into the Caligor Division.

REVOLVING CREDIT AGREEMENT

     On November 19, 1993, MBM entered into a Credit Agreement with Chase Manhattan Bank N.A. ("Chase") to act as agent of and as a participant in a $25 million secured revolving credit facility for MBM. Fleet Bank of New York ("Fleet") also acted as a participant in the Credit Agreement. Chase's and Fleet's commitment under the Credit Agreement is limited to $15 million and $10 million, respectively. All references to MBM include MBM and its subsidiaries.

     The Credit Agreement provides for a three year secured revolving credit in an amount which shall not exceed the lesser of (a) $25,000,000 or (b) the borrowing base as defined in the Credit Agreement.

     The Credit Agreement provides for MBM to pay interest on loans made under the facility at the rate of 1/4 of 1% over the Banks periodic base rate unless MBM elects to pay based upon an alternative formula at the time of each borrowing. MBM has been borrowing primarily by utilizing LIBOR, at the prevailing rate plus 1.75%. The prevailing rate varies based upon the term of the LIBOR. Upon request by MBM, the Banks may, at their option, create banker acceptances under the facility. On June 7, 1995, MBM entered into a three year interest rate swap agreement with Chase for $10,000,000. It is management's intent to match the agreement's terms as to principal amounts and repricing maturities in order to reduce MBM's interest rate risk on its revolving loans. Effectively, the agreement serves to limit the net interest rate charged on MBM's first $10,000,000 of revolving loans to 8.75%. However, MBM would receive no further interest rate benefit once the applicable interest rate falls below 7.05%.

     The Credit Agreement is subject to several conditions and financial covenants such as the following:

     - WORKING CAPITAL: MBM shall maintain a Consolidated Working Capital of no less than $10,500,000 as of the end of each fiscal quarter.

     - INTEREST COVERAGE RATIO: MBM shall maintain a ratio of Consolidated EBIT (earnings before interest and taxes) to Consolidated Interest Expense, measured at the end of each fiscal quarter for a period comprised of such fiscal quarter and the three immediately preceding fiscal quarters, of not less than (a) 3.00 to 1.0, as measured during fiscal year December 1, 1992 - November 30, 1993; (b) 2.00 to 1.0, as measured during fiscal year December 1, 1993 - November 30, 1994; and
          (c) 3.00 to 1.00 thereafter.

     - CURRENT RATIO: MBM shall maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.20 to 1.0, calculated at each fiscal quarter end.

     - LEVERAGE RATIO: MBM shall maintain a ratio of (a)(i) total liabilities of MBM and its Consolidated Subsidiaries less (ii) Approved Subordinated Debt divided by (b)(i) net worth of MBM and its Consolidated Subsidiaries plus (ii) Approved Subordinated Debt less
          (iii) intangible assets of MBM and its Consolidated Subsidiaries, as of the end of each fiscal quarter of MBM of not more than the number set forth opposite such fiscal quarter:

          each fiscal quarter in:
          fiscal year 1993         2.50 to 1.0
          fiscal year 1994         2.50 to 1.0
          fiscal year 1995         2.25 to 1.0
          fiscal year 1996         2.00 to 1.0

     - TANGIBLE NET WORTH: MBM shall maintain a Consolidated Tangible Net Worth, calculated at the end of each fiscal year, of no less than (a) for the fiscal year ending 1993, $300,000 more than the Consolidated Tangible Net Worth for the immediately preceding fiscal year and (b) for the fiscal year ending 1994 and each fiscal year thereafter, $400,000 more than the Consolidated Tangible Net Worth for the respective immediately preceding fiscal year.

     The Credit Agreement provides, among other things that, (1) MBM shall not declare or pay any dividends or make any distribution of assets to stockholders, except that MBM may declare dividends and make distributions solely in the Common Stock of MBM, (2) MBM shall not purchase any of its capital stock now or hereafter outstanding which purchase shall, when aggregated with all other such purchases, exceed $250,000 (excluding certain purchases as set forth in the Credit Agreement relating to MBM's shares that were issued in connection with MBM's purchase of Harrisburg Health Care, Inc.), (3) MBM shall not lease, assign, transfer or dispose of assets other than in the ordinary course of business, (4) MBM shall not change its fiscal year, (5) MBM shall not incur any debt other than the following: debt owed to the Banks under the facility;

existing debt disclosed to and approved by the Banks; approved subordinated debt; debt between MBM and a subsidiary; accounts payable to trade creditors incurred in the ordinary course of business; commercial letters of credit issued for the account of MBM by other than the Banks in amount not to exceed in the aggregate at any time the principal sum of $500,000; and such other debt as provided for in the Credit Agreement. Accordingly, immediately upon closing, $1.8 million of Stone bank debt must be repaid.

     Pursuant to an agreement dated as of November 2, 1995, Chase approved the Merger Agreement and ancillary documents.

REGULATORY REQUIREMENTS

     The manufacturers of many products sold by MBM are required to obtain U.S. Food and Drug Administration ("FDA") approval for such products, failing such approval, sales of such products cannot lawfully be made. MBM's assembly, warehousing and distribution procedures are subject to the Good Manufacturing Practices regulation of the FDA. MBM has registered itself with the FDA and has renewed said registration annually. Such registration permits MBM to distribute supplies and medical devices.

     The Caligor Division and MBM Hospital, among its various activities, operates as a wholesaler and retailer of prescription drugs and medical devices in the State of New York. The practice of pharmacy at the wholesale and retail level is regulated by federal, state and local statutes, rules and regulations. MBM is duly licensed to permit its Caligor Division to operate as wholesalers and retailers in prescription drugs and medical devices in the State of New York. In the future, should MBM expand such activities, it will have to comply with all applicable federal, state and local rules.

COMPETITION

     MBM, in all phases of its activities, experiences competition from other manufacturers and distributors of products in the same categories as those of MBM, as well as from wholesale and retail pharmacies, selling to the same general markets as those of MBM. Additionally, the Caligor Division's services are subject to competition from similar service organizations. Many of MBM's competitors have far greater resources than MBM and, in addition, many larger and better financed firms not presently in MBM's lines of business may conceivably enter these lines of business in the future. However, most of MBM's markets are serviced by hospital and surgical supply dealers, athletic retailers, pharmacies and equipment repair firms. MBM believes that its purchasing power, quick service including next day delivery where possible, competitive pricing and marketing expertise enable it to compete favorably with such firms although it continues to experience significant competition from other firms which are better established and have substantially greater financial resources than MBM.

EMPLOYEES

     At October 31, 1995, MBM employed 271 full-time employees, including 102 sales and customer service persons, 81 warehouse and shipping workers, 61 clerical workers 7 delivery persons, 6 computer programmers, 2 pharmacists, 6 purchasing agents and 6 senior management officers. MBM usually employs seasonal summer employees during peak sales volume periods. MBM's employees are not covered under any collective bargaining agreements and there have been no work stoppages. Management believes MBM has satisfactory employee relations at all levels.

FACILITIES

     In 1992, MBM consolidated its various Mount Vernon facilities described below into one central location consisting of approximately 88,000 square feet of assembly and storage space and 20,000 square feet of office space in a 31 year old industrial building at 846 Pelham Parkway, Pelham Manor, New York. This location's facilities are leased from a non-affiliated entity and are in good condition and sprinklered. MBM leased these premises pursuant to a lease which expires on July 31, 2007. MBM pays an annual rent of approximately $468,000, with certain additional sums based upon property tax costs.

     The Pelham Manor, New York facilities are equipped to house the assembly processing, customer service, warehousing and shipping requirements of all MBM's divisions to the extent located at these facilities. It contains an order picking conveyor system, fork lifts, large numbers of pallet racks and shelving, manually operated material handling equipment, packaging equipment, assembly equipment (tables, benches and conveyers), engraving machinery (for medical equipment), and conventional office equipment, including an electronic data processing system used to facilitate all areas of MBM's business.

     MBM leases for its Caligor Division approximately 5,000 square feet of space at 1226 Lexington Avenue, New York, New York, under a lease which expires on April 30, 2000, for which it presently pays an annual rental of approximately $49,000 per annum, together with additional sums for heat, utilities and property tax costs. This location contains a store front facility fully equipped to operate as a wholesale and retail pharmacy, and a basement storage facility.

     MBM leases for its MBM division approximately 4,290 square feet of space at 211 Harbor Way, South San Francisco, California under a lease which expires on January 31, 1996 for which it pays an annual rental of approximately $30,000. This location's facilities are in good condition with approximately 1,000 square feet being devoted to office space and the balance to warehouse space.

     MBM also leases approximately 3,100 square feet of space in Jacksonville, Florida, under a lease which expires June 30, 1997.

The annual rental under the lease is approximately $16,800.

     MBM leases for its Caligor Division approximately 120,000 square feet of warehouse space including offices and warehouse dock at 300 Michael Drive, Syosset, New York. The building is fully sprinklered and alarmed. MBM leases these facilities pursuant to a lease which expires on March 31, 1996, with an option to renew until April 29, 2001. MBM pays an annual rent of $240,000 with certain additional sums based upon property tax costs, insurance and utilities.

     All of MBM's facilities are adequate for MBM's present needs. In the event that additional facilities are needed, Management believes that such facilities can be obtained at a reasonable cost.

     None of MBM's leases are with related parties. Additionally, MBM now owns 1 automobile and 3 trucks and leases 2 station wagons, 4 trucks, 3 delivery vans and 10 automobiles, all of which are utilized for business purposes.


LEGAL PROCEEDINGS

     There are no material legal proceedings pending against MBM.

                                MANAGEMENT OF MBM

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and Executive Officers of MBM are as follows:

         Name                Age             Title
         ----                ---             -----

Bruce J. Haber               43         President, Chief
                                        Executive Officer
                                        and Director

Louis Buther                 41         Vice-President

Ernest W. Nelson             40         Vice President

Michael J. Levy              57         Vice-President

Stuart F. Fleischer          43         Vice President of Finance,
                                        Principal Financial and Accounting
                                        Officer

Andrew Stone (1)             39         Vice President

Gary L. Butler               52         Treasurer, Assistant
                                        Secretary

Marvin Caligor               64         Consultant, Director

Renee Steinberg              72         Secretary and Director

K. Deane Reade, Jr.          53         Director
--------------------------------------------------------------------------------
(1) Andrew Stone will become a Vice President of MBM at the next meeting of MBM.

     Bruce J. Haber is serving as President and a Director of MBM. Mr. Haber was elected to the position of President in December, 1983; has served as a Director of MBM since September, 1981; and, from that date, until his election as President of MBM, served as Executive Vice-President of MBM. Prior to his affiliation with MBM, Mr. Haber served from 1977 to August, 1981 as a Vice-President of Commercial Credit Business Services, Inc., New York. Mr. Haber holds a Bachelor of Science degree from the City College of New York and a Master of Business Administration from Baruch College in New York. Mr. Haber is a full-time employee of MBM.

     Louis Buther has been a Vice-President of MBM since December, 1983. He has served as Vice-President of MBM's wholly-owned subsidiary Caligor Physicians and Hospital Supply Corp. since May, 1983 and from March 1, 1982 to April, 1983, served as its Sales Manager. Mr. Buther also served as Sales Manager for the Caligor business from 1980 until its acquisition and prior thereto served it in the capacity of a licensed pharmacist and pharmacist intern. Mr. Buther holds an Associate Arts Science degree in Chemistry from

Bronx Community College and a Bachelor of Science degree in Pharmacy from Long Island University. Mr. Buther is a full-time employee of MBM.

     Ernest W. Nelson has been a Vice-President of MBM since December, 1983. From January, 1982 until his election as a Vice-President, he was employed by MBM as a Sales Representative and then promoted to the position of National Sales Manager for MBM's MBM division. Prior thereto, Mr. Nelson was employed from June, 1981, to December, 1981, as a Sales Representative for United States Lines and, from July, 1976, to June, 1981, as an Athletic Trainer and Associate Professor at Columbia University, New York City. Mr. Nelson holds a Bachelor of Science degree from Central Connecticut State University and a Master of Arts degree from Columbia University. Mr. Nelson is a full-time employee of MBM.

     Michael Levy joined MBM in 1990 as Vice President of the Healer Products Division. Prior to joining MBM, Mr. Levy served as a Management Consultant in the women's apparel industry from 1987 to 1990. He was Senior Vice President of Rudco Industries, Inc., a financial forms manufacturer from 1975 to 1987 and held two management positions in the hardware industry from 1960 to 1975. Mr. Levy is a full-time employee of MBM.

     Stuart F. Fleischer has been Vice President of Finance, Principal Financial and Accounting Officer since April 1995. Stuart Fleischer joined the Company in March 1995. From February 1986 through March 1995, Mr. Fleischer served as a Senior Vice President and Chief Financial Officer of Communications Diversified, a promotional marketing entity. From June 1974 through January 1986, he worked on the audit staff at Price Waterhouse. Mr. Fleischer is a Certified Public Accountant and holds a Bachelor of Science degree from Lehigh University. Mr. Fleischer is a full-time employee of the Company.

     Gary L. Butler has been Treasurer of MBM and has served at various times as an executive officer in other capacities since December, 1983. From March 1, 1982 until December, 1983, Mr. Butler served as the Controller of MBM's wholly-owned subsidiary, Caligor Physicians and Hospital Supply Corp., and, prior thereto, served in such capacity with the Caligor business from May, 1975 until its acquisition by MBM. From December, 1984 to the present, Mr. Butler has served as Treasurer of Caligor Physicians & Hospital Supply Corp. Mr. Butler holds a Bachelor of Science degree from New York University. Mr. Butler is a full-time employee of MBM.

     Marvin S. Caligor, a Director of MBM since March 1, 1982, when Caligor Physicians and Hospital Supply division of Health-Chem Corporation was acquired by MBM. Mr. Caligor also served as Senior Vice-President of MBM from March, 1982 until December, 1987. Since December, 1987, Mr. Caligor has been employed by MBM as a consultant on a part-time basis. From 1969 until its acquisition by MBM, Mr. Caligor was President of the division and an officer and director of Health-Chem Corporation. Mr. Caligor is a licensed pharmacist and holds a Bachelor of Science in Pharmacy from Columbia University.

     Renee Steinberg has served as Secretary and a Director of MBM for more than the past 5 years and has not been associated with any firm other than MBM and its subsidiaries during such period. Mrs. Steinberg received a Bachelor of Science degree from Cornell University and is a founder of MBM.

     K. Deane Reade, Jr. has been a Director of MBM since July, 1987. Mr. Reade is Managing Director of John Hancock Capital Growth Management, Inc. and a General Partner of the John Hancock Capital Growth Partners, L.P. In addition, Mr. Reade is a director of Bangert, Dawes, Reade, Davis & Thom, Inc., a private investment banking firm with offices in New York and San Francisco. As a founder of Bangert, Dawes, Reade, Davis & Thom, Inc., he served as president since its establishment in 1975. Mr. Reade is a graduate of Rutgers University. He is a director of John Hancock Capital Growth Management, Inc. (New York and San Francisco, California); Everlock Fastening Systems, Inc. (Troy, Michigan); American/Elgen, Inc. (Irvington, New Jersey); Myers Industries, Inc. (Lincoln, Illinois); Wundies Industries Inc. (New York, New York), Zimpro Environmental, Inc. (Rothchild, Wisconsin), U. S. Souvenir, Inc. (Honolulu, Hawaii) and Trail Blazers Camps, Inc. (New York, N.Y.) a 100 year old social service organization with a year round educational program for disadvantaged children from the Metropolitan New York - New Jersey area.

     For a description of Andrew Stone's biography see "Business of Stone-Executive officers, directors and Key Employees."

     Directors are elected at the annual meeting of stockholders and hold office until the following annual meeting. The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting. Subject to their contract rights to compensation, if any, officers may be removed, either with or without cause, by the Board of Directors, and a successor elected by a majority vote of the Board of Directors, at any time.

     In October, 1987, MBM established an Executive Compensation Committee with Renee Steinberg as Chairman and Bruce Haber and K. Deane Reade as members and an Audit Committee with K. Deane Reade as Chairman and Bruce Haber and Marvin Caligor as members.

     The Compensation Committee has the power to review compensation of MBM's executive officers, including salaries, the granting of stock options and other forms of compensation for executive officers whose salaries are within the purview of the Board of Directors. In some cases, the Compensation Committee may make recommendations to the entire Board of Directors for its approval or, itself exercise the powers and authority of the Board of Directors to designate compensation.

     The Audit Committee has the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Corporation's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable, or illegal activities by those associated with the Corporation; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence of the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval.

EXECUTIVE COMPENSATION

     The following table provides a summary compensation table with respect to the compensation of MBM's Chief Executive Officer (CEO) and the executive officers other than the CEO who are serving as executive officers at the end of fiscal 1994 whose total annual salary and bonus, if any, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                                        Long Term Compensation
                                                              -----------------------------------
                                    Annual Compensation               Awards              Payouts
-------------------------------------------------------------------------------------------------
      (a)         (b)            (c)        (d)        (e)        (f)         (g)           (h)     (i)
                                                      Other                                         All
     Name                                             Annual   Restricted                          Other
     and                                             Compen-     Stock                      LTIP  Compen-
  Principal                                           sation    Award(s)    Number of     Payouts  sation
  Position       Year         Salary ($)  Bonus ($)    ($)        ($)        options        ($)     ($)
                                                                  (1)                               (2)
-----------------------------------------------------------------------------------------------------------
 Bruce J. Haber   1994         209,385     199,097     -0-        -0-        70,000         -0-    16,848
                -------------------------------------------------------------------------------------------
      CEO,        1993         191,846     154,594     -0-        -0-        35,000         -0-     9,799
                -------------------------------------------------------------------------------------------
    President     1992         176,961     168,977     -0-      100,000     510,000         -0-     9,656
-----------------------------------------------------------------------------------------------------------
 Louis Buther     1994         114,058      89,365     -0-        -0-        17,500         -0-     1,766
                -------------------------------------------------------------------------------------------
 Vice President   1993         107,363      62,603     -0-        -0-        15,000         -0-     1,581
                -------------------------------------------------------------------------------------------
                  1992         102,654      68,101     -0-        -0-        90,000         -0-     1,656
-----------------------------------------------------------------------------------------------------------
 Ernest Nelson    1994          85,346      46,445     -0-        -0-        10,000         -0-     1,228
                -------------------------------------------------------------------------------------------
 Vice President   1993          82,056      39,000     -0-        -0-        15,000         -0-     1,340
                -------------------------------------------------------------------------------------------
                  1992          81,776      54,000     -0-        -0-        50,000         -0-     1,656
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) The restricted stock awards are based upon the dollar value of restricted stock, calculated by multiplying the closing market price of the Registrant's unrestricted stock on the date of grant by the number of shares awarded on that date.

(2) Includes contributions to MBM's 401(K) Plan and in the case of Bruce Haber, all other compensation includes insurance premiums paid for a whole life policy which Mr. Haber is allowed to designate the beneficiary.

During the past three fiscal years, MBM has not granted stock appreciation rights. In addition, MBM does not have a defined benefit or actuarial plan.
See Section 401(k) or deferred retirement plan regarding the cash or deferred retirement plan pursuant to Section 401(k) of the Code. Outside directors currently receive $16,000 annual compensation for their services as directors, $4,000 for services on each Audit and Compensation Committee and are eligible to receive stock options.

                               OPTION GRANTS TABLE

     The information provided in the table below provides information with respect to individual grants of stock options during fiscal 1994 of each of the executive officers named in the summary compensation table above. MBM did not grant any stock appreciation rights during 1994.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                                                                          Potential
                                                                     Realizable Value at
                                                                        Assumed Annual
                         Individual Grants                          Rates of Stock Price
                                                                         Appreciation
                                                                     for Option Term (2)
------------------------------------------------------------------------------------------
        (a)            (b)          (c)         (d)         (e)         (f)         (g)
                                   % of
                                   Total
                                 Options/
                                Granted to
                     Options     Employees   Exercise     Expira-
                     Granted     in Fiscal     Price       tion
        Name          (#)(3)     Year (1)     ($/Sh)       Date        5% ($)     10% ($)
------------------------------------------------------------------------------------------
 Bruce Haber          70,000        38.8      10.00     6/13/04        440,300  1,113,000
------------------------------------------------------------------------------------------
 Louis Buther         17,500         9.7       9.88     7/06/04        108,675    275,100
------------------------------------------------------------------------------------------
 Ernest Nelson        10,000         5.5      10.00     6/13/04         62,900    159,000
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

N/A - Not Applicable.

(1) The percentage of total options granted to employees in fiscal year is based upon options granted to officers, directors and employees.
(2) The potential realizable value of each grant of options assumes that the market price of MBM's Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and after subtracting the exercise price from the potential realizable value.

(3)  All options are exercisable at any time until the expiration date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

     The information provided in the table below provides information with respect to each exercise of stock option during fiscal 1994 by each of the executive officers named in the summary compensation table and the fiscal year end value of unexercised options.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       (a)           (b)          (c)           (d)               (e)

                                                                Value of
                                             Number of        Unexercised
                                            Unexercised       In-the-Money
                                           Options at           Options
                    Shares       Value        FY-End (#)      at Fy-End($)
                 Acquired on   Realized     Exercisable/      Exercisable/
      Name       Exercise (#)    ($)(1)    Unexercisable    Unexercisable(1)
--------------------------------------------------------------------------------
 Bruce Haber         -0-          -0-      658,334/6,666    3,167,417/48,333
--------------------------------------------------------------------------------
 Louis Buther       5,000      28,750      131,833/1,000     586,745/7,250
--------------------------------------------------------------------------------
 Ernest Nelson       -0-          -0-       86,999/1,667     386,076/12,083
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

----------------------
(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. In calculating the dollar value realized upon exercise, the value of any payment of the exercise price is not included.


EMPLOYMENT AND CONSULTING AGREEMENTS

     MBM has an Employment Agreement with Bruce J. Haber expiring on March 31, 2000 subject to an automatic one year renewal, unless either party elects to terminate after giving the other party at least 180 days prior written notice. Pursuant to this agreement, Mr. Haber has agreed to devote his full time and efforts to the business of MBM and to serve as MBM's President and Chief Executive Officer. Mr. Haber is currently receiving a base salary of $225,000 per annum which compensation is increased annually by at least $5,000 per annum until the termination of the agreement, subject to additional increases at the discretion of the Board of Directors. Mr. Haber is also entitled to be paid each year an annual bonus for the most recently completed fiscal year equal to no less than 7% of MBM's income before income taxes and Mr. Haber's bonus. Mr. Haber received a whole-life policy covering his life, presently in the sum of
$2,000,000 and the use of a Company motor vehicle.   In the event Mr. Haber's
employment agreement is terminated for any reason other than his willful misconduct, then Mr. Haber shall be entitled, as liquidated damages, to an amount of money equal to the greater of $2,000,000 or the sum of five years compensation. In the event there is a dispute as to the amount of liquidated damages payable to Mr. Haber, then on the termination date MBM shall be required to pay into an interest bearing escrow account, the sum of $4,000,000 less the amount of liquidated damages paid to Mr. Haber which is not in dispute. Mr. Haber will continue to receive his full compensation during the continuation of any dispute.

     If there is a substantial change in the management of MBM, wherein any Board of Directors that may be elected becomes opposed to, or acts contrary to, the policy of the Board of Directors now in control of MBM and, as a result thereof, Mr. Haber, in his sole discretion, finds it difficult for him to work harmoniously and effectively with any such Board of Directors of MBM, or the Board of Directors of MBM shall determine that Mr. Haber shall not be the President and Chief Executive Officer of MBM, or Mr. Haber shall not be elected as a member of the Board of Directors of MBM, then, in any of such events, Mr. Haber shall have the absolute right and option to resign upon giving MBM 60 days written notice of his intention to do so. Upon such resignation, Mr. Haber shall be entitled to the liquidated damages and expenses as set forth above in consideration of Mr. Haber's agreement not to compete with MBM for a period of one year following his resignation.

     Pursuant to Mr. Haber's employment agreement, MBM is obligated to provide to Mr. Haber indemnification for any claim or lawsuit which may be asserted against him when acting in his capacity as an officer and director of MBM provided said indemnification is not in violation of any federal or state law, rule or regulations.

     On January 1, 1988, Mr. Caligor commenced serving MBM as a part-time consultant at an annual cash compensation of $100,000. Mr. Caligor's consulting contract which originally provided for a termination date of December 31, 1990 was extended by MBM's Board of Directors and currently terminates on December 31, 1996.

     See "Interests of Certain Persons in the Merger" for a discussion of certain agreements with Andrew Stone.

STOCK OPTION PLANS

     An Incentive Stock Option Plan (the "1982 Incentive Plan") was adopted by the Board of Directors on February 24, 1982 and terminated on February 24, 1992 as to the granting of new options. The 1982 Plan, which was approved by stockholders in 1982, provided that an aggregate of 166,666 shares of MBM's Common Stock were issuable, subject to adjustment in the event of changes in the capital structure of MBM. Employees of MBM were eligible for selection as participants.

     Under the 1982 Plan, an option may be exercised only if the participant has been continuously employed by MBM for a period of one year since the date of grant of the option, and pursuant to a five year exercise schedule. The purchase price of any shares on exercise of options so granted was generally 100% of the fair market value of said shares on the date of the grant. An optionee who terminates his employment with MBM other than by reason of his death may not exercise or transfer his option. The lawful heirs and/or beneficiaries of a deceased optionee may exercise such options for a period of six months after the optionee's death.

     During the nine months ended August 31, 1995 and fiscal 1994, 1993 and 1992, 10,233 shares, 12,666 shares, 15,333 shares and 15,168 shares, respectively, of MBM's Common Stock were issued at exercise prices ranging from $2.25 per share to $4.00 per share. As of August 31, 1995, MBM has 94,434 options outstanding under the 1982 Plan at exercise prices ranging from $2.25 per share to $4.00 per share.

     On April 14, 1989, the Board of Directors adopted and the shareholders later approved a 1989 Non-qualified Stock Option Plan, (the "1989 Plan"), in order to attract and retain qualified employees, officers and directors. Under the 1989 Plan, options to purchase a maximum of 416,666 shares of Common Stock may be granted to employees, officers and directors of MBM. If any options granted under the 1989 Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the 1989 Plan. The 1989 Plan also provides that no options may be granted after April 13, 1999.

     The 1989 Plan is administered by the Board of Directors of MBM or by a Stock Option Committee appointed by the Board which consists of not less than three directors. The maximum term of any option under the Plan is ten years. The Board of Directors or Committee appointed by the Board determines which employee, officer or director shall have options under the 1989 Plan, the number of shares of Common Stock that may be purchased under each option, the option price and all other provisions of the respective option agreements (which need not be identical), including but not limited to provisions concerning the time or times when, and the extent to which, the options may be exercised and any limitations upon the transferability of such shares.

     As of August 31, 1995, MBM had outstanding options under the 1989 Plan to purchase an aggregate of 400,567 shares of MBM's Common Stock at exercise prices from $2.25 per share to $4.00 per share to various officers and members of the Board of Directors. As of August 31, 1995, substantially all of these options are exercisable. During the nine months ended August 31, 1995 and fiscal 1994, 1993 and 1992, 4,333 shares, 4,000 shares, 4,333 shares and 3,333 shares, respectively, of MBM's Common Stock were issued at exercise prices ranging from $2.25 to $4.00 per share. Each option granted under the 1989 Plan is non-transferable, may be exercised only if the participant has been continuously a director, consultant or employee of MBM. However, in the case of death, the lawful heirs and/or beneficiaries of a deceased optionee may exercise such options for a period of six months after the optionee's death.

     On January 28, 1992, the Board of Directors of MBM adopted a Stock Option Plan (the "1992 Plan") which was approved by stockholders on September 17, 1992. The 1992 Plan, as amended, covers 1,350,000 shares of Common Stock. The 1992 Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory Stock Options." Persons eligible to receive options under the 1992 Plan includes employees, directors, officers, consultants or advisors, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital raising transaction; however, only employees are eligible to receive an Incentive Option. The 1992 Plan also provides that no options may be granted after January 27, 2002.

     The 1992 Plan is administered by MBM's Board of Directors or a stock option committee consisting of three members of the Board which has the authority to determine the persons to whom options shall be granted, whether any particular option shall be an Incentive Option or a Non-Statutory Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the Options. An Optionee of a Stock Option who terminates his employment with MBM, other than by reason of his death or disability, may not exercise his Option. The lawful heirs or beneficiaries of a deceased Optionee may exercise Stock Options for a maximum period of six months after the Optionee's death, so long as the Option has otherwise not expired. All Stock Options are non-transferable except by will or the laws of descent and distribution.

     The 1992 Plan also provides that: (i) the exercise price of options granted thereunder is not less than 100% (or in the case of an Incentive Option, 110% if the optionee owns 10% or more of the outstanding voting securities of
MBM) of the fair market value of such shares on the date of grant, as determined by the Board or Stock Option Committee, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Option, where the optionee owns 10% or more of the outstanding voting securities of MBM) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

     The 1992 Plan will (a) upon the occurrence of an Acquisition Event (as defined in the 1992 Plan), at the election of an optionee, permit each optionee to exercise all or any portion of such optionee's exercisable Options by borrowing from MBM, and MBM shall be obligated to loan such optionee an amount equal to the aggregate exercise price of such Options intended to be exercised by such optionee. Such optionee shall use the proceeds of such loan to exercise such Options. Such optionee shall issue to MBM a promissory note made by such optionee in a principal amount equal to the amount of such loan. The optionee will pledge to MBM to secure the repayment of such loan all shares of Common Stock issued to the optionee upon exercise of Options pursuant to this paragraph. At the time of such loan, such loan shall have a rate of interest and such loan and pledge shall have such additional terms and conditions all as determined by the Board of a Committee thereof; (b) upon the occurrence of a Change of Control, as defined in the 1992 Plan, which Change of Control is not approved by a vote of at least eighty percent (80%) of the directors that constitute the Board immediately prior to the occurrence of such Change of Control, terminate all Options as of the time immediately prior to the occurrence of such Change of Control and the respective optionees shall surrender all of their unexercised Options for cancellation by MBM and, upon such surrender, the optionee shall receive (1) the cash, securities or other consideration he would have received had he been entitled to exercise, and had he exercised, such Option or Options immediately prior to such Change of Control and had he disposed of his shares issuable upon such exercise in connection with such Change of Control (subject to required deductions and withholdings), minus (2) an amount of cash or fair market value of securities or other such consideration equal to the exercise price of such Option or Options surrendered. (i) The foregoing shall not apply to all incentive stock options granted prior to the June 23, 1995, the date of stockholder approval of such provisions, (ii) any non-statutory stock option granted prior to June 23, 1995 where a written consent is required to be obtained from the optionee whose rights have been adversely affected and such consent is not obtained from the optionee, or (iii) any Option whatsoever where an event of default would be created under MBM's then-existing institutional loan(s) and such event of default is not waived prior to such occurrence or cured pursuant to the terms of said loan agreements.

     The 1992 Plan provides that in case of any consolidation or merger of MBM with or into another corporation (other than a merger in which MBM is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock of the class issuable upon exercise of the Options) or in case of any sale or conveyance to another corporation of the property of MBM as an entity or substantially as an entity where part or all of the consideration received by MBM includes securities of the acquiring corporation, MBM, or such successor or acquiring corporation, as the case may be, shall provide that the holder of each Option then outstanding shall have the right thereafter to receive an Option convertible into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of MBM into which such Option might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. This paragraph shall apply to all incentive stock options granted on or after May 1, 1994 and to all non-statutory stock options granted under the Plan.

     As of August 31, 1995, MBM has under the 1992 Plan Incentive and Non-Statutory Stock Options outstanding to purchase 946,300 shares of MBM's Common Stock at exercise prices ranging from $4.00 per share to $10.25 per share. During the nine months ended August 31, 1995, 21,800 shares of MBM's Common Stock were issued at exercise prices ranging from $4.00 to $6.75 per share.

SECTION 401(K) OR DEFERRED RETIREMENT PLAN

     Effective December 1, 1985, MBM initiated a cash or deferred retirement plan pursuant to Section 401(k) of the Code (the "Plan"). All employees are eligible to enroll and to receive benefits under the Plan, beginning February 1, 1986, the commencement date of the plan. Employees can elect to contribute up to 20% of their compensation to the Plan and MBM will make matching contributions in an amount equal to 20% of the amount of the Participant's contribution that is not in excess of 5% of compensation. A Participant shall at all times have a one hundred (100%) percent vested interest in his contribution Account. Any distributions to be made under the Plan to a Participant will begin not later than the 60th day after the latest of the close of the Plan year in which (a) the Participant attains his normal retirement age (i.e. 59-1/2), or (b) the date the Participant terminates his employment with MBM, or (c) such later date pursuant to his written election. Prior to retirement, Plan savings may be payable upon an employee's death (payable to his or her designated beneficiary), disability (as defined in the Plan) or termination by MBM. Plan savings are payable, at the Plan Administrator's option, in either one lump sum or in installments. The Participant may be consulted prior to making such determination. For the fiscal years ended November 30, 1994, 1993 and 1992, MBM's matching contributions amounted to $29,985, $24,687, and $24,942, respectively.

CERTAIN TRANSACTIONS

     On January 28, 1992, MBM sold for services rendered 25,000 shares of its Common Stock to Bruce Haber.

     On March 31, 1993, MBM issued 72,376 shares, later adjusted to 71,229 shares, as part of the consideration to acquire Harrisburg Surgical Supply Incorporated from an unaffiliated third party. Mr. Haber had the right to vote these shares until the transfer of these shares to an unrelated third party which took place on March 31, 1995.

     In November 1993, MBM completed the sale in a private placement offering of $3,000,000 of its 7% Convertible Subordinated Debentures Due October 30, 2003.
K. Deane Reade, Jr. purchased $130,000 of the Debentures and may be deemed to have a beneficial ownership in an additional $70,000 purchased in the private placement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Business Corporation Law of the State of New York provides for indemnification of officers and directors under certain circumstances against reasonable expenses, including attorney fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. Bruce Haber, President of the Company, has an employment contract with the Company which provides for indemnification for any claim or lawsuit which may be asserted against him in acting in such capacity for the Company provided said indemnification is not in violation of any federal or state law, rule or regulation.

     MBM's Certificate of Incorporation, as amended, also contains a provision eliminating the liability of a director to the Company or its stockholders for monetary damages for any breach of duty in such capacity, provided that this provision shall not eliminate or limit liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were made in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719 of the New York Business Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, MBM has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MBM of expenses incurred or paid by a director, officer or controlling person of MBM in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of MBM's Common Stock by all persons known by MBM to be beneficial owners of more than 5% of its Common Stock and all officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person are considered outstanding notwithstanding the vesting schedule, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.

                                               Approximate Percent
                            Amount                 of Class (2)
                          and Nature         -------------------------
Name and Address of      of Beneficial         Before         After
Beneficial Owner (1)     Ownership (1)         Merger         Merger
--------------------     -------------       ----------     ----------
Renee Steinberg (3)(12)
20080 Boca West Drive
Apt. 458
Boca Raton, FL 33434       175,701               4.5           4.2

Bruce J. Haber (4)(15)     853,834              18.5          17.5

Louis Buther (5)           166,667               4.1           3.9

Marvin S. Caligor (11)     101,083               2.6           2.4

Ernest W. Nelson (6)       111,834               2.8           2.6

Gary Butler (7)             17,500                *             *

K. Deane Reade, Jr.(8)(10)
One Madison Ave. Suite 25A
Box 20
New York, NY 10010         174,519               4.3           4.1

Michael Levy (13)            3,000                *             *

Stuart F. Fleischer         10,000                *             *

All officers and
directors as a group
(nine persons) (9)(16)   1,659,138              32.3          30.9

_______________________________________________


*    Represents less than one percent of the outstanding Common Stock.

 (1) Unless otherwise indicated, all shares are directly owned and investing power is held by the persons named. All addresses, except as otherwise noted, are c/o of Micro Bio-Medics, Inc., 846 Pelham Parkway, Pelham Manor, NY 10803.

 (2) Based upon 3,872,616 shares of Common Stock issued at October 31, 1995 and 4,153,372 shares outstanding after the Merger, not including the possible issuance of shares in connection with the exercise or conversion of outstanding warrants, options or debentures.

 (3) May be deemed to be a "founder" or "parent" of MBM for purposes of the Securities Act of 1933, as amended.

 (4) Includes options to purchase 735,000 shares granted to Mr. Haber.

 (5) Includes options to purchase 150,333 shares granted to Mr. Buther.

 (6) Includes options to purchase 103,666 shares granted to Mr. Nelson.

 (7) Includes options to purchase 11,166 shares granted to Mr. Butler.

 (8) Includes shares owned under certain retirement trusts and profit sharing plans.

 (9) Includes options to purchase 1,226,499 shares granted to officers and directors, 25,000 shares issuable upon exercise of Debentures and 20,021 shares issuable upon exercise of 19,122 Series 1 Warrants.

(10) Includes options to purchase 108,333 shares. Also includes 7,853 shares issuable upon exercise of 7,500 Series 1 Warrants and 25,000 shares issuable upon conversion of certain Debentures.

(11) Includes options to purchase 69,667 shares granted to Mr. Caligor and 12,168 shares issuable upon exercise of 11,622 Series 1 Warrants.

(12) Includes options to purchase 35,334 shares granted to Renee Steinberg.

(13) Includes options to purchase 3,000 shares granted to Mr. Levy.

(14) Includes options to purchase 10,000 shares granted to Mr. Fleischer.

(15) Andrew Stone will receive upon the completion of the Merger 161,452 shares of MBM Common Stock. Andrew has agreed for a period of ten years from the closing of the merger, unless such shares are transferred to an unrelated third party, to vote such shares in accordance with the directions of Bruce
     J. Haber, or if Mr. Haber dies, becomes disabled or is unable to give such directions, then in accordance with the directions of the board of directors of MBM. The amount of shares included in Mr.Haber's beneficial ownership does not include Mr. Stone's shares. If Mr. Stone's shares are deemed beneficially owned by Mr. Haber after the Merger, then Mr. Haber may be deemed to beneficially own 1,015,286 shares (20.8%).

(16) The foregoing table does not reflect 161,452 shares of Common Stock (16%) to be acquired by Andrew Stone, who will become a Vice President of MBM at the next meeting of the Board of Directors of MBM. All officers and directors as a group (ten persons including Andrew Stone) beneficially own 1,820,590 shares (33.6%) after the Merger.

     MBM does not know of any arrangement or pledge of its securities by persons now considered in control of MBM that might result in a change of control of MBM.

                                BUSINESS OF STONE

     Since inception, Stone has been engaged in the distribution of a broad line of medical supplies and equipment utilized by physicians and medical clinics, including disposable supplies, diagnostic and surgical equipment, and medical office and laboratory apparatus. In 1982, Stone initiated its Medical Office Design Equipment Services Program ("MODES") pursuant to which Stone offers physicians the opportunity to fully supply, equip and furnish medical offices entirely from Stone's sources. In December, 1991 Stone started a podiatry division to offer a line of podiatry products and supplies. Stone engages in only one industry segment.

GENERAL

     Stone distributes most of the products, apparatus and fixtures required in a typical physician's and or podiatrist's offices as well as governmental agencies of any specialty other than controlled drugs and substances.
Generally, these products include (i) disposable products, such as paper products, injectibles, diagnostic items and surgical dressings; (ii) laboratory equipment and reagents, such as various test apparatus and diagnostic equipment and the reagents or supplies needed in the use of such apparatus and equipment;
(iii) medical equipment for medical, surgical and treatment rooms, such as examination tables, sterilization equipment, and other equipment required in the medical specialties; and (iv) furniture, such as desks, file cabinets, lighting fixtures, seating and custom cabintry. Disposable products historically represent more than 75% of Stone's sales.

     The sales of products in the diagnostic equipment, examination room equipment and furniture categories are usually one-time sales with little reordering by customers of those or similar items. Sales of disposables tend to be continuous with reorders occurring on a regular basis.

     The business of Stone is not seasonal in nature.

SALES AND MARKETING

     Stone markets its products through a staff of sixteen full-time salesmen, including government and telemarketing people operating from Stone's offices.

     Stone employs a sales manager who also solicits sales directly. To a lesser extent, Andrew D. Stone, Stone's President, participates in sales operations. Stone also does telemarketing to podiatrists.

     Sales are conducted principally through direct solicitation of physicians' and podiatrists' offices and clinics by Stone's salesmen and through advertising by direct mailings. Stone usually does not advertise in newspapers, trade journals or other media. Occasionally, Stone's sales are generated by sales leads from its suppliers and by referrals from its customers. The capability to service its customers responsively and quickly is believed to be the most significant factor in generating sales. Stone follows a policy of offering next-day delivery from the receipt of orders and makes available more rapid service on an emergency basis during business hours.

     The MODES program of Stone offers physicians the opportunity to fully supply, equip and furnish all of the needs of medical offices entirely from Stone. Solicitations are systematically made of senior medical residents who are regarded as potential candidates for the purchase of a full line of furnishings and equipment for new medical offices. Stone refers customers to a number of leasing or finance companies and banks to finance purchases. Stone also uses direct mail solicitations, as well as telephone campaigns by its salesmen to promote the marketing of this program. In an effort to generate additional sales of its MODES program, Stone establishes contacts with interior designers, architects and financial advisors to medical doctors for referrals and recommendations.

     Stone has initiated a government sales program which consists of a computer direct bid system with the U.S. Military as well as with various State and local governments.

     During the fiscal year ended December 31, 1994, no one customer accounted for more than 5% of Stone's total sales for that year.

SOURCE OF SUPPLIES

     Stone purchases its products directly from several hundred manufacturers which market their products through dealer-distributors. Stone has been designated a dealer-distributor by various manufacturers, and, in the course of its business, seeks to establish itself as a dealer-distributor for all manufacturers of products required by its customers. The Company distributes several brands of, and has more than one source for, most of the items which it distributes. Stone has no long-term contracts with any of its suppliers and believes that there are adequate alternative sources of supply available for substantially all products that it currently distributes. The terms of Stone's distribution agreements are usually one year or less, are often subject to early termination upon short notice and are generally non-exclusive. Stone does not believe that any of these contracts are material to its business.

     Stone is a member of CIDA, Central Independent Dealers Association, a national association of the independent dealer-distributors in the medical equipment and supply business. By virtue of arrangements with CIDA, CIDA members are permitted to purchase equipment and supplies from approximately fifty manufacturers at prices negotiated by CIDA, and which generally are more favorable than Stone would enjoy if it purchased such products independently. Stone is designated as the exclusive CIDA member in the New York State counties of Nassau, Suffolk, Kings, Queens, Bronx, Richmond, Westchester and New York.

PRODUCT STORAGE AND DELIVERY

     Stone generally purchases products for inventory to be stored on its premises. When an order is taken, Stone delivers the desired products directly from its premises to the customer's place of business. To be competitive, Stone seeks to deliver ordered products within one day of the placement of the order.


COMPETITION

     Stone competes against a variety of enterprises in its existing and intended markets. Some of these companies are much larger than Stone and have greater financial and marketing resources. These larger companies distribute their products statewide, regionally, nationally and even internationally.
Stone also competes against many smaller local firms that have long-standing special, personal, social and community contacts. These include local drug and furniture stores. In various areas of its existing market, Stone competes with several firms that are approximately the same size as Stone. Competition is generally considered intense in both existing and intended markets and is conducted with an emphasis on pricing, delivery schedule, completeness of product lines and other relevant factors.

GOVERNMENT REGULATION

     The health care industry is subject to extensive public interest and government regulation on the Federal and state levels.

     MEDICARE AND MEDICAID. Many physicians and others who purchase goods or services from Stone are paid by third parties such as Medicare or Medicaid. Medicare is a Federally funded health insurance program which provides health coverage for persons age 65 or older. Medicaid is a health insurance program administered by State governments, or private carriers designated by the States, and jointly funded by the Federal and State governments. This program provides reimbursements for health care for certain financially or medically needy persons regardless of age. For financially needy persons age 65 or older, Medicaid benefits supplement Medicare benefits. Persons eligible for Medicaid benefits may be required to make nominal contributions to Medicaid programs. Medicaid reimbursements for health care vary on a state-by-state basis within established Federal guidelines.

     FDA REGULATION. Certain medical equipment and supplies distributed by Stone are subject to regulation by the United States Food and Drug Administration ("FDA"). All medical devices must be the subject of device listings filed with the FDA, and medical device manufacturers must be registered. Further, Stone must be able to trace such devices after their initial sales in the event that the FDA should order a recall thereof. Compliance with FDA regulations has not had a significant impact upon Stone's business or profitability in the past and is not expected to have such an impact in the future.

     STATE REGULATION. States have the power to regulate and license suppliers and distributors of medical supplies and equipment. Stone is licensed by the New York State Board of Pharmacy. It has not sought qualification in any other State.

     Neither Federal nor State law has had any adverse impact on Stone's business.

EMPLOYEES

     Stone currently employs forty-three persons on a full-time basis, including one of its executive officers. Mr. Jan B. Bengelsdorf, Treasurer of Stone, serves as a financial consultant on a part-time basis. Excluding executive officers, fifteen of Stone's employees are engaged in sales, seven in customer service, six in office and administrative functions, four in purchasing, four as deliverymen and six in warehousing functions. Mr. Andrew D. Stone, President of Stone, is also engaged in sales activities.

     Stone has no collective bargaining agreements and considers its relationship with its employees to be satisfactory.

PATENTS, TRADEMARKS AND LICENSES

     There are no material patents, trademarks, licenses, franchises or concessions held by Stone.

WORKING CAPITAL PRACTICES AND BACKLOG

     Stone engages in no unusual practices regarding inventories, or other items of working capital. Since Stone is in the distribution business and generally follows a policy of offering next-day delivery from the receipt of orders, backlog is not a material aspect of Stone's business.

     Stone's business activities are concentrated primarily in a geographical area (the New York Metropolitan area), including the City of New York, Nassau, Suffolk and Westchester Counties. Podiatry sales are conducted in the territory east of the Mississippi and government sales are worldwide.

PROPERTIES

     Stone's executive and sales offices and its storage facilities are presently located at 2487 North Jerusalem Road, East Meadow, New York 11550, containing approximately 13,800 square feet.

     Stone purchased the aforesaid premises on July 13, 1984, for the sum of $200,000. A first mortgage was obtained from Citibank, N.A., in the principal amount of $175,000, payable over twenty years at the monthly rate of $730, plus interest on the unpaid balance. On March 15, 1985, the Job Development Authority of the State of New York (the "JDA") made an additional loan on the premises for alterations in the sum of $149,000, replacing temporary financing.

     Management believes that its facility will be adequate and suitable for its present needs.


LEGAL PROCEEDINGS

     Stone is not involved in any legal proceeding which may be deemed to be material to the financial condition of Stone.


EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The following individuals are the present executive officers and directors of Stone. Each director will hold office until the next annual meeting of the stockholders and until his successor is elected and qualified or until the Merger. Officers are elected by, and serve at the pleasure of the Board of Directors.

                                        Positions             Has Served
                                        and Offices           as Director
                         Age            With Company          Continuously Since
                         ---            ------------          ------------------
Andrew D. Stone          39             President and Chairman   1979
                                        of the Board of
                                        Directors, and a Director

Jan D. Bengelsdorf       53             Treasurer and a Director 1983

David W. Sass            59             Secretary and a Director 1988

     There are no arrangements or understandings between any director and any other person(s), pursuant to which a director was elected as a director. The foregoing officers serve at the pleasure of the Board of Directors for a term of one year, or until their successors are duly elected and qualified.

BUSINESS EXPERIENCE

     ANDREW D. STONE has been President and Chairman of the Board of Directors of Stone since June 1979, having previously been employed by Stone as a salesman since September 1978. Mr. Stone will become a Vice President of MBM at its next board of directors meeting. Mr. Stone graduated from the University of Wisconsin with a B.A. degree in 1978.

     JAN D. BENGELSDORF became Treasurer and a director of Stone in March 1983, having previously been Secretary-Treasurer of Stone from December 1979 until August 1982. He is a certified public accountant and has been engaged in the public accounting profession in his own firm since 1969, primarily in the New York metropolitan area. Mr. Bengelsdorf was graduated from New York University in 1963 with the degree of Bachelor of Science (Accounting).

     DAVID W. SASS has been engaged in the practice of law in New York City since 1960 and is a partner of McLaughlin & Stern, LLP, general counsel to Stone. Mr. Sass is an officer and director of a number of public and private business corporations.

EXECUTIVE COMPENSATION

     (a)  CASH COMPENSATION

          The table below lists all officers of Stone as to whom the total cash compensation required to be disclosed in column C below exceeded $100,000 for the fiscal year ended December 31, 1994, 1993 and 1992 and cash compensation for all officers as a group for such period.

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                                                      Long Term Compensation
                                              --------------------------------
                       Annual Compensation            Awards          Payouts
------------------------------------------------------------------------------
    (a)       (b)     (c)      (d)      (e)       (f)       (g)         (h)        (i)
                                                                                   All
                                       Other   Restricted                         Other
   Name                                Annual    Stock                           Compen-
    and                               Compen-   Award(s)   Number       LTIP     sation
 Principal    Year   Salary    Bonus   sation     ($)        of        Payouts     ($)
  Position            ($)       ($)     ($)       (1)      Options       ($)       (2)
------------------------------------------------------------------------------------------
 Andrew
 Stone
 President    1994  170,308     -0-     -0-       -0-        -0-          -0-      -0-
            ------------------------------------------------------------------------------


              1993  157,030     -0-     -0-       -0-        -0-          -0-      -0-
            ------------------------------------------------------------------------------


              1992  138,223     -0-     -0-       -0-        -0-          -0-      -0-
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------


     None of the directors of Stone receive any compensation for serving in such capacity with Stone.

CERTAIN TRANSACTIONS

     Stone has entered into an employment agreement with Andrew D. Stone and a financial consulting agreement with Jan D. Bengelsdorf, as described below.

     Pursuant to the terms of Mr. Stone's employment agreement with Stone, which expired on December 31, 1994, and was renewed by the Board of Directors for an additional one-year term, Mr. Stone serves as President and Chief Executive Officer of Stone. Mr. Stone's salary is divided equally between selling and administrative expenses. In addition, Mr. Stone was given the use of an automobile. During the remainder of the term of his agreement, Mr. Stone's annual salary will be fixed by the Board of Directors, provided, however, his annual salary shall not be reduced below $70,000 per annum without his prior consent. Pursuant to the terms of the employment agreement, in the event Mr. Stone becomes disabled and is unable to perform his regular duties to Stone for an extended period of time, Stone will be obligated to pay Mr. Stone his full salary for a period of twelve months. Mr. Stone's contract was renewed for approximately $170,000 in January 1995 and was terminated upon the signing of the Merger Agreement and his execution of an employment agreement with DLC.

     Mr. Bengelsdorf entered into a one-year financial consulting agreement with Stone, commencing as of January 1983, and renewed yearly thereafter, pursuant to which Mr. Bengelsdorf renders financial consulting and advisory services to Stone as requested from time to time by the Board of Directors. In consideration of such consulting services, Mr. Bengelsdorf receives compensation at the rate of $650 per day for each full day Mr. Bengelsdorf renders services to Stone. His contract was renewed for $680 per day in January 1995. Upon the completion of the merger, this agreement will be terminated and Mr. Bengelsdorf will receive $35,000 in payment for such termination.

     Mr. Stone and Mr. Bengelsdorf have each personally guaranteed payment of amounts outstanding under Stone's line of credit, which are to be repaid.

     The law firm of McLaughlin & Stern, LLP of which Mr. Sass is a principal, received aggregate legal fees of $14,200 during 1994 for services rendered to Stone.

PRINCIPAL SHAREHOLDERS

     The following table sets forth as of December 18, 1995 the number of shares of Common Stock of Stone and the percentage of that class owned beneficially, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of Stone's voting power owned by (i) all stockholders known by Stone to beneficially own more than five percent of Stone's Common Stock; (ii) each director of Stone; and (iii) all directors and officers as a group. All shares set forth in the following table are entitled to one vote per share and the named beneficial owners have sole voting and investment power. Each percentage set forth in the following table assumes the exercise of all stock options exercisable by the named individual or group as of December 18, 1995 or within 60 days thereafter.


Title of                                 Number of Shares
Securities         Name                  Owned Beneficially    Percentage
----------         ----                  ------------------    ----------

Common
Stock            Andrew D. Stone            1,973,750            58.2%

Common
Stock            Jan D. Bengelsdorf           150,000((1))        4.4%

Common
Stock            David W. Sass                  -0-                -0-

Common           All officers and
Stock            Directors as a
                 Group (3 persons)          2,123,750            62.6%

----------------
(1) Less than 5%. Does not include 10,000 shares owned by Mr. Bengelsdorf's wife, in which shares Mr. Bengelsdorf disclaims any beneficial interest.

                          DESCRIPTION OF MBM SECURITIES

CAPITAL STOCK

     The authorized capital stock of MBM consists of 7,000,000 shares of Common Stock, par value $.03 per share and 1,000,000 shares of Preferred Stock, $1.00 per share.

COMMON STOCK

     Holders of shares of MBM's Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. As a result, holders of a majority of shares are able to elect all of the directors standing for election and to control MBM. Holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor subject to the rights of Preferred Stockholders, if any. However, it is the present intention of MBM not to pay any cash dividends and to reinvest earnings, if any, of MBM. MBM also has restrictions with its principal lender on the payment of dividends.
See "Dividend Policy" below. In the event of liquidation, dissolution or winding up of MBM, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of Preferred Stockholders, if any. Shares of common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

PREFERRED STOCK

     The Preferred Stock is issuable in one or more series and the Board is authorized to fix the number of shares of Preferred Stock constituting each series and, as to each series, the dividend rate, the time of payment and relative priority of such dividends, whether such dividends are to be cumulative or non-cumulative, the redemption rights and prices, the amount payable upon the liquidation, dissolution or winding up of MBM, the conversion and voting rights, the sinking fund requirements, and such other designations, preferences or special rights or qualifications, limitations or restrictions as may be permitted by law. The authority of the Board to issue Preferred Stock and to determine the designations, preferences and certain rights of one or more series of Preferred Stock of MBM could be used in a manner calculated to prevent the removal of Management, and make more difficult or discourage a change in control of MBM.

     Shareholders of MBM do not have any preemptive rights with respect to any Preferred Stock which might be issued. No Preferred Stock has been issued as of the date of this Prospectus/Proxy Statement and MBM has no plans to issue such Preferred Stock in the near future.

SERIES 1 WARRANTS

     Each Series 1 Warrant originally purchased one share of Common Stock at an exercise price of $8.00 per share until lowered to $6.00 per share by the Board of Directors in August 1993. As a result of the October/November 1993 issuance of $3,000,000 of convertible debentures, which triggered the anti-dilution provisions contained in the Series 1 Warrant, every Series 1 Warrant exercised at a price of $6.00 will purchase 1.047 shares of MBM's Common Stock. The Series 1 Warrants are exercisable at any time until June 18, 1996 and are callable by MBM upon 30 days prior written notice, at any time during the exercise period at $.05 per Warrant provided the high bid price for the shares of MBM's Common Stock is at least $11.00 per share on each day during the thirty
(30) trading day period immediately preceding the date of the written notice.

     No fractional shares of Common Stock will be issued on the exercise of warrants. Fractional shares less than 1/2 of one share will be disregarded. Fractional shares of 1/2 or greater will be rounded to the nearest whole share. MBM reserves the right to pay cash in lieu of fractional shares based upon the base current market price (i.e. high bid price) of the Common Stock on the last business day prior to the day of exercise.

     The holders of the Warrants do not have any of the rights, privileges or liabilities of stockholders of MBM prior to the exercise of Warrants. The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to anti-dilution adjustment to protect against sales of Common Stock below the higher of the exercise price or the then existing market price, stock dividends, stock splits, mergers, recapitalizations, or any similar events.

     MBM has agreed to pay to Royce Investment Group, Inc., (Royce") a commission of up to five (5%) percent of the exercise price of the Series 1 Warrants for each Series 1 Warrant exercised provided (i) at least one year has elapsed from June 19, 1992, (ii) the market price for the Common Stock is greater than the exercise price of the Series 1 Warrants and (iii) Royce had solicited the holder to exercise such Series 1 Warrants with such solicitation being confirmed in writing by each holder. The commission is further conditioned upon the Series 1 Warrant Agent being furnished by Royce with a certificate stating that:

     (a)  the Warrants exercised were not held in a discretionary account;

     (b) Royce did not within the time period specified in Rule 10b-6 under the Securities Exchange Act of 1934, as amended, immediately preceding the solicitation of the exercise of the Warrant or the date of such exercise, bid for or purchase the Common Stock of MBM or any securities of MBM immediately convertible into or exchangeable for the Common Stock (including the Warrants) or otherwise engage in any activity that would be prohibited by said Rule 10b-6, with one engaged in a distribution of MBM's securities; and

     (c) in connection with the solicitation, Royce disclosed compensation it would receive upon exercise of the Warrants.

     SEC Rule 10b-6 would prohibit Royce from acting as a market maker for MBM's securities for the period beginning two or nine business days prior to any solicitation of the exercise of the Warrants or distribution of the Underwriter's Unit Warrants and/or underlying securities, until (a) the later of the termination of such solicitation activity or the termination of any right that Royce may have to receive a fee for the exercise of such Warrants following such solicitation and (b) the completion of the distribution of the Underwriter's Unit Warrants and/or underlying securities.

DIVIDEND POLICY

     MBM has not paid any dividends since its inception and intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. There can be no assurance that dividends will ever be paid by MBM. Additionally, under the terms of its revolving loan agreement with its principal lender, MBM may not pay dividends without such lender's consent.

TRANSFER AGENT

     The Transfer Agent for the Common Stock, and Warrant Agent for MBM's Series 1 Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY.

UNDERWRITER'S WARRANTS

     On June 19, 1992, MBM sold to Royce for $.0001 per Warrant, Warrants to purchase 46,046 Units (the "Underwriter's Unit Warrants"). The Underwriter's Unit Warrants are exercisable at $11.25 per Unit until June 19, 1997. As a result of the October/November 1993 issuance of $3,000,000 of convertible debentures which triggered the anti-dilution provisions contained in the Underwriter's Unit Warrants, the Units that may be purchased by the holder of the Underwriter's Unit Warrants contain 2.094 shares of Common Stock and three Warrants that are identical to the Series 1 Warrants (the "Underwriter's Warrants") sold pursuant to the rights offering described above, except that the Underwriter's Warrants that are issuable upon exercise of the Underwriter's Unit Warrants are not callable, were not exercisable until June 19, 1993 and are exercisable at $10.00 per 1.047 shares of MBM's Common Stock.

DESCRIPTION OF DEBENTURES

7% DEBENTURES

GENERAL

     In October and November 1993, MBM issued $3,000,000 of its unsecured and unregistered 7% Debentures. Each 7% Debenture is a subordinated obligation of MBM, payable on October 30, 2003 and bearing interest at the rate of 7% per annum, payable in equal semi-annual amounts on the 30th day of April and October commencing April 30, 1994, at which time interest accrued, if any, on all Debentures from their respective dates of issuance will be paid. As of October 31, 1995, $1,500,000 of the Debentures were converted into 187,500 shares of MBM's Common Stock.

CONVERSION

     Each Debenture is convertible into shares of MBM's Common Stock, $.03 par value, at the option of its holder at the rate of $8.00 per share, subject to adjustment as provided below, until the earlier of October 28, 2003 or the date which is at least 30 calendar days after the date of notification by MBM of its election to redeem the Debentures.

     The conversion price of the Debentures is subject to adjustment in certain specific events such as subdivision or combinations of Common Stock, dividends payable in Common Stock and, in some cases, issuances of Common Stock at a price below the higher of the current market price or conversion price. Adjustment is required to be made for interest accrued on Debentures submitted for conversion but no adjustment is required to be made for cash dividends on Common Stock to be issued upon such conversion. MBM shall not be required to issue fractions of shares of Common Stock upon any conversion, but shall make adjustments therefor in cash.

     In case of any consolidation or merger of MBM with or into another corporation (other than a merger in which MBM is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock of the class issuable upon conversion of the Debentures) or in case of any sale or conveyance to another corporation of the property of MBM as an entity or substantially as an entity, MBM, or such successor or purchasing corporation, as the case may be, shall provide that the holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of MBM into which such Debenture might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

REDEMPTION PROVISIONS

     Commencing in November, 1995, the Debentures are redeemable at the option of MBM, in whole and not in part, at the redemption prices set forth herein by giving written notice to the holders to that effect at least 30 calendar days prior to the redemption date. However, MBM has agreed not to redeem the Debentures at any time unless MBM is current in filing all reports required under the Federal Securities Laws.

     The redemption prices of the Debentures for redemption at the option of MBM (expressed in percentages of principal amount) are as follows for the indicated 12-month periods commencing two years from the date of issuance: Year three - 105%, year four - 104%, year five - 103%, year six - 102%, year seven - 101%, and thereafter at 100% until the maturity date of the Debentures. Since the final closing date was November 4, 1993 then between November 4, 1995 and November 3, 1996, hereinabove referred to as year three, the redemption price is 105% of the principal amount of the Debentures decreasing to 104% on November 4, 1996, 103% on November 4, 1997, 102% on November 4, 1998, 101% on November 4,
1999 and 100% on and after November 4, 2000 until maturity on October 30, 2003.)

SUBORDINATION OF DEBENTURES

     The payment of the principal of and interest on the Debentures is subordinated, in the event of any distribution of assets of MBM upon any dissolution, winding up, liquidation or reorganization of MBM (whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon any assignment for benefit of creditors or any other marshalling of the assets or liabilities of MBM or otherwise), in right of payment to the prior payment in full of all Senior Indebtedness. The Debentures, however, in all respects, shall rank equally with, or prior to (as the case may be), all existing and future indebtedness of MBM that is not Senior Indebtedness. The term "Senior Indebtedness" shall mean the principal of, and premium (if any) on, and interest on all indebtedness of MBM (other than the Debentures), whether outstanding on the date of this Debenture or hereafter created for money borrowed by MBM or other monetary obligations of MBM (whether the same be evidenced by bonds, notes or debentures - other than the Debentures - or evidenced by a letter of credit, loan agreement or an indenture or similar instrument) from, owing to, or guaranteed to, banks, trust companies, leasing companies, insurance companies or other institutional lenders and any renewal, extension refunding, amendment or modifications of any such Senior Indebtedness, including without limitation of the foregoing, purchase money mortgages, mortgages made or given or guaranteed by MBM as mortgagor or guarantor, and assumed or guaranteed mortgages, upon property, but excluding any indebtedness to trade creditors or suppliers on open account for work, labor, services and materials and excluding any indebtedness which by the terms of the instrument creating or evidencing the same is stated to be not superior in right of payment to the Debentures. During the continuation of any default in the payment of principal or interest on any Senior

Indebtedness, no payment of principal or interest may be made by MBM on the Debentures. The Debentures contain no limitation on the amount of Senior Indebtedness or other indebtedness that may be issued or incurred. However, MBM will not incur indebtedness that is senior to the Debentures other than Senior Indebtedness. By reason of the described subordination, in the event of insolvency, creditors of MBM, other than holders of Senior Indebtedness or of the Debentures, may recover less, ratably, than the holders of Senior Indebtedness, but may recover more, ratably, than the holders of the Debentures upon any distribution of assets of MBM.

MODIFICATION OF DEBENTURES

     Sixty-Five (65%) percent of the holders, by amount, of the Debentures may consent to change any terms covering the Debentures, except those terms related to:

          -    subordination
          -    interest rate
          -    payment dates
          -    maturity date
          -    conversion rate

which may be changed only by unanimous vote of the Debenture holders. The Debentures and shares of Common Stock issuable upon conversion of the Debentures are restricted securities and may be sold only in compliance with applicable securities laws.



                                  LEGAL MATTERS

      McLaughlin & Stern LLP, 380 Lexington Avenue, New York, New York 10168 has acted as counsel for Stone Medical Supply Corporation and has rendered an opinion on the tax matters on the Merger. David W. Sass, a member of said firm, is an officer and director of Stone. Legal matters with respect to the Merger Agreement are being passed upon for Stone by Ruskin, Moscou, Evans & Faltischek, P.C. , 170 Old Country Road, Mineola, New York 11501.

     Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, has acted as counsel for MBM and DLC in connection with the Merger Agreement and Lester Morse, P.C., 111 Great Neck Road, Suite 420, Great Neck, New York 11021, has acted as counsel for MBM in connection with this Prospectus/Proxy Statement. Members of Mr. Morse's family beneficially own less than 1% of MBM's issued and outstanding shares.

                                     EXPERTS

     Stone's audited consolidated balance sheets as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, which are included in this Proxy Statement/Prospectus, have been included herein in reliance upon the reports of Robbins, Greene, Horowitz & Lester, & Co., LLP, independent certified public accountants, given upon the authority of said firms as experts in accounting and auditing.

      MBM's audited consolidated balance sheets as of November 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended November 30, 1994, which are included in this Proxy Statement/Prospectus, have been included herein in reliance upon the reports of Miller Ellin & Co., independent certified public accountants, given upon the authority of said firms as experts in accounting and auditing.

                                TABLE OF CONTENTS


            Description                                Page
-----------------------------------------              ----

Pro Forma Financial Statements                         P-1 - P-16

MBM's Unaudited Financial Statements
  for August 31, 1995                                  Q-1 - Q-6

MBM's Audited Financial Statements
  for the fiscal years ended
  November 30, 1994, 1993 and 1992                     F-1 - F-25

Stone's Unaudited Financial Statements
  for September 30, 1995                               S-1 - S-5

Stone's Audited Financial Statements
  for the fiscal years ended
  December 31, 1994, 1993 and 1992                     F-1 - F-8

                         PRO FORMA FINANCIAL STATEMENTS

                           DESCRIPTION OF TRANSACTION


     On November 2, 1995, MBM (the "Company") and Diagnostic Leasing Corporation ("DLC"), a wholly-owned subsidiary of MBM entered into an agreement for merger and reorganization with Stone Medical Supply Corporation ("Stone") and Andrew D. Stone ("Andrew"). DLC will acquire by merger 100% of Stone's $.01 par value common stock outstanding of approximately 3,432,000 shares in exchange for the issuance of up to 280,697 shares of the Company's $.03 par value common stock (valued at $11.50 per share) at a conversion ratio of 0.0818 to 1.00. It is contemplated that a tax-free merger will result and this transaction will be accounted for as a pooling of interests.

     Stone is a distributor of physician and medical supplies, apparatus and fixtures in the New York Metropolitan area. The Company has a November 30th year end and Stone has a December 31st year end. The pro forma financial statements presented reflect these year ends as well as the interim dates of September 30, 1995 and August 31, 1995 which represents the nine months then ended of Stone and the Company, respectively.

     In addition, the Company entered into two non-competition agreements with two former executives of Stone. The terms of the agreements are 15 years and the total anticipated consideration is $1,750,000; $1,250,000 for one and $500,000 for the other. One agreement stipulates that payments were and are to be made of $583,333 at contract signing, $333,333 nine months later and the remainder of $333,333 or less is due on the tenth day after the final determination of the executive's liability to the Company in connection with certain indemnification obligations. The other agreement requires payment of $8,333 per month commencing December 1, 1995 until the fifth anniversary of the closing date for a total of $500,000.

     One of the officers and major shareholders (Andrew) has also agreed to indemnify MBM and DLC with respect to representations including the cost of inventory and receivables contained in the November 10, 1995 balance sheet. In addition, this major shareholder is depositing in escrow one-half of the shares of MBM common stock to be received at the closing of the merger to be used to cover any liability under a certain indemnity agreement. The payments under this particular non-competition agreement may also be offset against such liability. In the event the merger is not consummated by June 30, 1996, then the consideration under one of the non-competition agreements shall be reduced to $750,000 from $1,250,000 and the payments reduced accordingly.

     Stone and the Company have entered into a Management Agreement subject to various terms and conditions, effective as of November 2, 1995, pursuant to which the Company will manage the business and affairs of Stone until the effective date of the merger for a fee of 5% of the net sales of Stone during the management period.

     In addition, if the merger is not effective on or before June 30, 1996, and unless 66-2/3% of Stone's shareholders vote in favor of the merger, certain Stone stockholders have agreed to sell their shares representing approximately 73.8% of Stone's outstanding stock in exchange for the Company's common stock at a conversion rate of 0.069 to 1.00.

     Stone may terminate the merger agreement upon the payment of $1,000,000 to the Company at any time until the closing date, but only in the event it consummates a merger transaction with an unrelated third party.

     As part of the Merger, Andrew will enter into a Put-and-Call Agreement pursuant to which Andrew will have the right for a period of three months commencing one year after the Merger to put one-half of his shares of MBM Common Stock which he receives in the Merger to a party satisfactory to Andrew (the "Party") at a price of $9.50 per share, in the event the price of the MBM Common Stock falls below $9.00 for a period of 30 consecutive trading days prior to the put notice. The Party will have the right to call such shares at $13.50 per share at any time commencing six months after the Merger and for a period of 12 months thereafter. It is the intention of the Parties to the Merger Agreement to satisfy the requirements of a pooling of interests and in this respect, the Company will not be party to the Put-and-Call Agreement.

     Andrew has entered into an employment agreement with the Company for a term of five years at a base amount of $115,000 per annum with a bonus not to exceed $25,000 per annum in the event certain sales goals are achieved.

     The Company does not anticipate borrowing for payment of any acquisition costs in connection with this purchase. Such costs are anticipated to be paid from working capital.

     In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

     The pro forma information may not be indicative of the results that would have occurred if the acquisition and offering had been effective on the dates indicated or of the results that may be obtained in the future.

     These pro forma combined condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included elsewhere in this document, as well as the financial statements of Stone, and notes thereto.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 AUGUST 31, 1995
                                   (Unaudited)



                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

                ASSETS

CURRENT ASSETS                                $45,738,705          $3,888,845       (1) $     400         $48,759,617
                                                                                    (2)  (100,000)
                                                                                    (3)  (185,000)
                                                                                    (4)  (583,333)

PROPERTY, PLANT AND EQUIPMENT                   3,149,336             670,707                 -             3,820,043

INTANGIBLE ASSETS                               4,332,031                 -         (4)   583,333           4,886,364
                                                                                    (4)   (29,000)
OTHER ASSETS                                      164,351                 -                   -               164,351
                                              -----------          ----------           ---------         -----------
                                              $53,384,423          $4,559,552           $(313,600)        $57,630,375
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------

  LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES                           $16,805,431          $2,890,517       (3) $ 265,000         $19,838,948
                                                                                    (3)   195,000
                                                                                    (5)  (317,000)
LONG-TERM DEBT                                 16,955,023             351,725                 -            17,306,748

OTHER LONG-TERM LIABILITIES                       302,000              18,000                 -               320,000

STOCKHOLDERS' EQUITY:
   Common stock, par value                        110,483              33,915       (1)       400             118,904
                                                                                    (1)   (25,894)
   Capital in excess of par value              10,985,076             625,693       (1)    25,894          11,656,263
                                                                                    (1)    19,600
   Retained earnings                            8,227,574             639,702       (2)  (100,000)          8,390,676
                                                                                    (3)  (265,000)
                                                                                    (3)  (195,000)
                                                                                    (3)  (185,000)
                                                                                    (4)   (29,000)
                                                                                    (5)   317,000
                                                                                    (1)   (19,600)
Less:  Cost of common stock in treasury            (1,164)                -                   -                (1,164)
                                              -----------          ----------           ---------         -----------
                                              $53,384,423          $4,559,552           $(313,600)        $57,630,375
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                       NINE MONTHS ENDED AUGUST 31, 1995
                                  (Unaudited)


                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

NET SALES                                     $89,585,410          $9,111,847           $      -          $98,697,257

COST OF GOODS SOLD                             70,558,869           6,570,253                  -           77,129,122
                                              -----------          ----------           ----------        -----------

GROSS PROFIT                                   19,026,541           2,541,594                  -           21,568,135
                                              -----------          ----------           ----------        -----------

OPERATING EXPENSES                             16,680,384           2,478,380       (1)     19,600         19,952,364
                                                                                    (3)    265,000
                                                                                    (2)    100,000
                                                                                    (3)    195,000
                                                                                    (3)    185,000
                                                                                    (4)     29,000
                                              -----------          ----------           ----------        -----------

                                               16,680,384           2,478,380              793,600         19,952,364
                                              -----------          ----------           ----------        -----------

OPERATING INCOME                                2,346,157              63,214             (793,600)         1,615,771
                                              -----------          ----------           ----------        -----------

OTHER INCOME (EXPENSE):
   Interest expense - net                        (975,685)            (65,819)                 -           (1,041,504)
   Other income                                       -                 7,895                  -                7,895
                                              -----------          ----------           ----------        -----------

                                                 (975,685)            (57,924)                 -           (1,033,609)
                                              -----------          ----------           ----------        -----------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                             1,370,472               5,290             (793,600)           582,162

PROVISION FOR INCOME TAXES                        575,600               1,000       (5)   (317,000)           259,600
                                              -----------          ----------           ----------        -----------

NET INCOME                                    $   794,872          $    4,290           $ (476,600)       $   322,562
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                    $       .19          $      -         (6) $     (.10)       $       .09
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE                             5,086,857           3,391,500       (6) (3,164,102)         5,314,255
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                        NINE MONTHS ENDED AUGUST 31, 1995



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

     Company's shares issued from merger:

         Stone's shares outstanding at November 2, 1995      3,431,500
                                                             ---------

         Stone's shares assumed exchanged at 100%            3,431,500
         Conversion ratio                                       0.0818
                                                             ---------

         Company's shares issued upon conversion               280,697
                                                             ---------
                                                             ---------


     The adjustment to common stock and paid-in capital is as follows:

         Common stock at $.03 par value                      $   8,421
         Elimination of Stone's common stock
           resulting from the merger                           (34,315)
                                                             ---------

                                                             $ (25,894)
                                                             ---------
                                                             ---------


     In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:

         Cash                                                $     400
         Common stock                                              400
         Paid-in capital                                        19,600
         Compensation expense                                   19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.

         Additional costs of merger incurred by the Company  $ 100,000
                                                             ---------
                                                             ---------


(3)  To record Stone's liability for

     (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
     (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
     (c) adjustments to inventory and accounts receivable of not less than $185,000

(4)  To record the following:

     (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
     (b)  amortization of the covenant not to compete in the amount of $29,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                        NINE MONTHS ENDED AUGUST 31, 1995




(5) To record the income tax effect of the pro forma adjustments:

         Expense adjustments:
           Additional costs of merger                        $ 100,000
           Buyout of contracts of certain sales employees      265,000
           Professional and consulting fees and tax
            settlements                                        195,000
           Adjustments to inventory and accounts receivable    185,000
           Amortization of covenant not to compete              29,000
           Compensation resulting from issuance of shares       19,600
                                                             ---------

                   Total adjustments                           793,600

         Effective tax rate, net of state effect                    40%
                                                             ---------

         Tax benefit of expense adjustments                  $ 317,000
                                                             ---------
                                                             ---------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.

       Net income           $322,562      Weighted average
       Incremental income    144,801        number of shares      3,920,939
                            --------      Incremental shares      1,393,316
                                                                  ---------
       Total income         $467,363      Total shares            5,314,255
                            --------                              ---------
                            --------                              ---------

    Earnings per common and common equivalent share                    $.09
                                                                       ----
                                                                       ----


                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                NOVEMBER 30, 1994
                                   (Unaudited)



                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------
                ASSETS

CURRENT ASSETS                                $46,852,242          $3,257,565       (1) $     400         $49,241,874
                                                                                    (2)  (100,000)
                                                                                    (3)  (185,000)
                                                                                    (4)  (583,333)

PROPERTY, PLANT AND EQUIPMENT                   3,453,607             603,202                 -             4,056,809

INTANGIBLE ASSETS                               3,793,654                 -         (4)   583,333           4,337,987
                                                                                    (4)   (39,000)
OTHER ASSETS                                      361,584                 -                   -               361,584
                                              -----------          ----------           ---------         -----------
                                              $54,461,087          $3,860,767           $(323,600)        $57,998,254
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------
   LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES                           $16,710,792          $2,223,293       (3)  $265,000         $19,073,085
                                                                                    (3)   195,000
                                                                                    (5)  (321,000)
LONG-TERM DEBT                                 19,381,239             324,454                 -            19,705,693

OTHER LONG-TERM LIABILITIES                       302,000              18,000                 -               320,000

STOCKHOLDERS' EQUITY:
   Common stock, par value                        107,862              33,915       (1)       400             116,283
                                                                                    (1)   (25,894)
   Capital in excess of par value              10,527,552             625,693       (1)    25,894          11,198,739
                                                                                    (1)    19,600
   Retained earnings                            7,432,806             635,412       (2)  (100,000)          7,585,618
                                                                                    (3)  (265,000)
                                                                                    (3)  (195,000)
                                                                                    (3)  (185,000)
                                                                                    (4)   (39,000)
                                                                                    (5)   321,000
                                                                                    (1)   (19,600)
Less:  Cost of common stock in treasury            (1,164)                -                   -                (1,164)
                                              -----------          ----------           ---------         -----------
                                              $54,461,087          $3,860,767           $(323,600)        $57,998,254
                                              -----------          ----------           ---------         -----------
                                              -----------          ----------           ---------         -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1994
                                  (unaudited)


                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

NET SALES                                    $121,604,461         $10,180,713           $      -         $131,785,174

COST OF GOODS SOLD                             94,923,689           7,315,884                  -          102,239,573
                                             ------------         -----------           ----------       ------------

GROSS PROFIT                                   26,680,772           2,864,829                  -           29,545,601
                                             ------------         -----------           ----------       ------------

OPERATING EXPENSES                             23,002,895           2,835,782       (1)     19,600         26,642,277
                                                                                    (3)    265,000
                                                                                    (2)    100,000
                                                                                    (3)    195,000
                                                                                    (3)    185,000
                                                                                    (4)     39,000
                                             ------------         -----------           ----------       ------------

                                               23,002,895           2,835,782              803,600         26,642,277
                                             ------------         -----------           ----------       ------------

OPERATING INCOME                                3,677,877              29,047             (803,600)         2,903,324
                                             ------------         -----------           ----------       ------------

OTHER INCOME (EXPENSE):
   Interest expense - net                      (1,044,257)            (81,700)                 -           (1,125,957)
   Other income                                       -                15,925                  -               15,925
                                             ------------         -----------           ----------       ------------

                                               (1,044,257)            (65,775)                 -           (1,110,032)
                                             ------------         -----------           ----------       ------------

INCOME (LOSS) BEFORE
   PROVISION (CREDIT) FOR INCOME TAXES          2,633,620             (36,728)            (803,600)         1,793,292

PROVISION (CREDIT)
   FOR INCOME TAXES                               952,000              (8,000)      (5)   (321,000)           623,000
                                             ------------         -----------           ----------       ------------

INCOME (LOSS) BEFORE CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE               $  1,681,620         $   (28,728)          $ (482,600)      $  1,170,292
                                             ------------         -----------           ----------       ------------
                                             ------------         -----------           ----------       ------------

EARNINGS (LOSS) PER COMMON AND
   COMMON EQUIVALENT SHARE BEFORE
   CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                         $        .37         $      (.01)      (6) $     (.11)      $        .25
                                             ------------         -----------           ----------       ------------
                                             ------------         -----------           ----------       ------------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE BEFORE
   CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE                                       4,896,518           3,391,500       (6) (3,163,116)         5,124,902
                                             ------------         -----------           ----------       ------------
                                             ------------         -----------           ----------       ------------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1994



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

     Company's shares issued from merger:

         Stone's shares outstanding at November 2, 1995      3,431,500
                                                             ---------

         Stone's shares assumed exchanged at 100%            3,431,500
         Conversion ratio                                       0.0818
                                                             ---------

         Company's shares issued upon conversion               280,697
                                                             ---------
                                                             ---------


     The adjustment to common stock and paid-in capital is as follows:

         Common stock at $.03 par value                      $   8,421
         Elimination of Stone's common stock
           resulting from the merger                           (34,315)
                                                             ---------

                                                             $ (25,894)
                                                             ---------
                                                             ---------


     In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:

         Cash                                                $     400
         Common stock                                              400
         Paid-in capital                                        19,600
         Compensation expense                                   19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.

         Additional costs of merger incurred by the Company  $ 100,000
                                                             ---------


(3)  To record Stone's liability for

     (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
     (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
     (c) adjustments to inventory and accounts receivable of not less than $185,000

(4)  To record the following:

     (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
     (b) amortization of the covenant not to compete in the amount of $39,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1994



(5)  To record the income tax effect of the pro forma adjustments:

         Expense adjustments:
           Additional costs of merger                        $ 100,000
           Buyout of contracts of certain sales employees      265,000
           Professional and consulting fees and tax
             settlements                                       195,000
           Adjustments to inventory and accounts receivable    185,000
           Amortization of covenant not to compete              39,000
           Compensation resulting from issuance of shares       19,600
                                                             ---------

                   Total adjustments                           803,600

         Effective tax rate, net of state effect                    40%
                                                             ---------

         Tax benefit of expense adjustments                  $ 321,000
                                                             ---------
                                                             ---------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.

       Net income          $1,170,292     Weighted average
       Incremental income     123,704        number of shares     3,832,429
                           ----------     Incremental shares      1,292,473
                                                                  ---------

       Total income        $1,293,996     Total shares            5,124,902
                           ----------                             ---------
                           ----------                             ---------

    Earnings per common and common equivalent share                    $.25
                                                                       ----
                                                                       ----


                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1993
                                   (Unaudited)


                                               COMPANY,
                                                  AS                                   PRO FORMA           PRO FORMA
                                               REPORTED              STONE            ADJUSTMENTS        CONSOLIDATED
                                            ---------------     ---------------     ---------------     ---------------

NET SALES                                     $73,951,410          $9,921,946           $      -          $83,873,356

COST OF GOODS SOLD                             56,347,353           7,167,408                  -           63,514,761
                                              -----------          ----------           ----------        -----------

GROSS PROFIT                                   17,604,057           2,754,538                  -           20,358,595
                                              -----------          ----------           ----------        -----------

OPERATING EXPENSES                             15,046,509           2,595,148       (1)     19,600         18,445,257
                                                                                    (3)    265,000
                                                                                    (2)    100,000
                                                                                    (3)    195,000
                                                                                    (3)    185,000
                                                                                    (4)     39,000
                                              -----------          ----------           ----------        -----------

                                               15,046,509           2,595,148              803,600         18,445,257
                                              -----------          ----------           ----------        -----------

OPERATING INCOME                                2,557,548             159,390             (803,600)         1,913,338
                                              -----------          ----------           ----------        -----------

OTHER INCOME (EXPENSE):
   Interest expense - net                        (502,329)            (57,636)                 -             (559,965)
   Other income                                       -                19,079                  -               19,079
                                              -----------          ----------           ----------        -----------

                                                 (502,329)            (38,557)                 -             (540,886)
                                              -----------          ----------           ----------        -----------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                             2,055,219             120,833             (803,600)         1,372,452

PROVISION FOR INCOME TAXES                        853,000              39,300       (5)   (321,000)           571,300
                                              -----------          ----------           ----------        -----------

NET INCOME                                    $ 1,202,219          $   81,533           $ (482,600)       $   801,152
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                    $       .30          $      .02       (6) $     (.11)       $       .20
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE                             4,734,746           3,361,747       (6) (3,116,851)         4,979,642
                                              -----------          ----------           ----------        -----------
                                              -----------          ----------           ----------        -----------


         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1993



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

     Company's shares issued from merger:



         Stone's shares outstanding at November 2, 1995           3,431,500
                                                                  ---------

         Stone's shares assumed exchanged at 100%                 3,431,500
         Conversion ratio                                            0.0818
                                                                  ---------

         Company's shares issued upon conversion                    280,697
                                                                  ---------
                                                                  ---------


     The adjustment to common stock and paid-in capital is as follows:



         Common stock at $.03 par value                            $  8,421
         Elimination of Stone's common stock
           resulting from the merger                                 34,315
                                                                   --------

                                                                   $(25,894)
                                                                   --------
                                                                   --------


     In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:



         Cash                                                       $   400
         Common stock                                                   400
         Paid-in capital                                             19,600
         Compensation expense                                        19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.



         Additional costs of merger incurred by the Company        $100,000
                                                                   --------
                                                                   --------


(3)  To record Stone's liability for

     (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
     (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
     (c) adjustments to inventory and accounts receivable of not less than $185,000

(4)  To record the following:

     (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
     (b)  amortization of the covenant not to compete in the amount of $39,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1993





(5) To record the income tax effect of the pro forma adjustments:



         Expense adjustments:
           Additional costs of merger                                $100,000
           Buyout of contracts of certain sales employees             265,000
           Professional and consulting fees and tax settlements       195,000
           Adjustments to inventory and accounts receivable           185,000
           Amortization of covenant not to compete                     39,000
           Compensation resulting from issuance of shares              19,600
                                                                     --------

                    Total adjustments                                 803,600

         Effective tax rate, net of state effect                           40%
                                                                     --------

         Tax benefit of expense adjustments                          $321,000
                                                                     --------
                                                                     --------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.



       Net income         $  801,152      Weighted average
       Incremental income    214,293         number of shares     3,276,233
                          ----------      Incremental shares      1,703,409
                                                                  ---------
       Total income       $1,015,445      Total shares            4,979,642
                          ----------                              ---------
                          ----------                              ---------

    Earnings per common and common equivalent share                    $.20
                                                                       ----
                                                                       ----

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1992
                                   (unaudited)


                                               COMPANY,
                                                  AS                                    PRO FORMA          PRO FORMA
                                               REPORTED               STONE            ADJUSTMENTS       CONSOLIDATED
                                              -----------          ----------         ------------       ------------

NET SALES                                     $61,629,435          $9,051,225          $      -           $70,680,660

COST OF GOODS SOLD                             47,287,409           6,531,054                 -            53,818,463
                                              -----------          ----------          ----------         -----------

GROSS PROFIT                                   14,342,026           2,520,171                -             16,862,197
                                              -----------          ----------          ----------         -----------

OPERATING EXPENSES                             11,867,798           2,399,189       (1)    19,600          15,070,587
                                                                                    (3)   265,000
                                                                                    (2)   100,000
                                                                                    (3)   195,000
                                                                                    (3)   185,000
                                                                                    (4)    39,000
                                              -----------          ----------          ----------         -----------

                                               11,867,798           2,399,189             803,600          15,070,587
                                              -----------          ----------          ----------         -----------

OPERATING INCOME                                2,474,228             120,982            (803,600)          1,791,610
                                              -----------          ----------          ----------         -----------

OTHER INCOME (EXPENSE):
   Interest expense - net                        (289,355)            (37,138)               -               (326,493)
   Other income                                      -                 30,836                -                 30,836
                                              -----------          ----------          ----------         -----------

                                                 (289,355)             (6,302)               -               (295,657)
                                              -----------          ----------          ----------         -----------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                             2,184,873             114,680            (803,600)          1,495,953

PROVISION FOR INCOME TAXES                        962,000              40,200       (5)  (321,000)            681,200
                                              -----------          ----------          ----------         -----------

NET INCOME                                    $ 1,222,873          $   74,480          $ (482,600)        $   814,753
                                              -----------          ----------          ----------         -----------
                                              -----------          ----------          ----------         -----------
EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                    $       .41          $      .02       (6)$     (.15)        $       .27
                                              -----------          ----------          ----------         -----------
                                              -----------          ----------          ----------         -----------

AVERAGE NUMBER OF SHARES
   USED TO COMPUTE EARNINGS PER
   COMMON AND COMMON
   EQUIVALENT SHARE                             3,481,415           3,331,500       (6)(3,083,472)          3,729,443
                                               ----------           ---------          ----------            --------
                                               ----------           ---------          ----------            --------



         See notes to pro forma combined condensed financial statements

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1992



(1) To record the exchange of Stone's $.01 par value common stock in exchange for the Company's $.03 par value common stock.

    Company's shares issued from merger:



         Stone's shares outstanding at November 2, 1995           3,431,500
                                                                  ---------
         Stone's shares assumed exchanged at 100%                 3,431,500
         Conversion ratio                                            0.0818
                                                                  ---------

         Company's shares issued upon conversion                    280,697
                                                                  ---------
                                                                  ---------


    The adjustment to common stock and paid-in capital is as follows:



         Common stock at $.03 par value                           $   8,421
         Elimination of Stone's common stock
           resulting from the merger                                (34,315)
                                                                  ---------

                                                                  $ (25,894)
                                                                  ---------
                                                                  ---------


    In addition, Stone has issued 40,000 shares since December 31, 1994 resulting in additions to the following:



         Cash                                                      $    400
         Common stock                                                   400
         Paid-in capital                                             19,600
         Compensation expense                                        19,600


(2) To reflect expected costs of the transaction and corresponding reduction of cash and retained earnings.



         Additional costs of merger incurred by the Company        $100,000
                                                                   --------
                                                                   --------


(3) To record Stone's liability for

    (a) buyout of the contracts of certain sales employees of $265,000 in the aggregate
    (b) professional fees in connection with this acquisition, a consulting agreement with an individual and proposed settlements with taxation authorities of not less than $195,000 in the aggregate
    (c)  adjustments to inventory and accounts receivable of not less than
         $185,000

(4) To record the following:

    (a) $583,333 paid to former executive of Stone for a fifteen year covenant not to compete.
    (b)  amortization of the covenant not to compete in the amount of $39,000.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                          YEAR ENDED NOVEMBER 30, 1992





(5) To record the income tax effect of the pro forma adjustments:



         Expense adjustments:
           Additional costs of merger                                $100,000
           Buyout of contracts of certain sales employees             265,000
           Professional and consulting fees and tax settlements       195,000
           Adjustments to inventory and accounts receivable           185,000
           Amortization of covenant not to compete                     39,000
           Compensation resulting from issuance of shares              19,600
                                                                     --------

                    Total adjustments                                 803,600

         Effective tax rate, net of state effect                           40%
                                                                     --------

         Tax benefit of expense adjustments                          $321,000
                                                                     --------
                                                                     --------


(6) To reflect combined earnings per common and common equivalent share for acquisition treated as a pooling of interests utilizing the modified treasury stock method.



       Net income         $  814,753      Weighted average
       Incremental income    198,382         number of shares     2,460,273
                          ----------      Incremental shares      1,269,170
                                                                  ---------

       Total income       $1,013,135      Total shares            3,729,443
                          ----------                              ---------
                          ----------                              ---------

    Earnings per common and common equivalent share                    $.27
                                                                       ----
                                                                       ----

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                  --------------------------------------------

                                                 Nine Months Ended             Three Months Ended
                                                  August 31, 1995               August 31, 1995
                                            --------------------------------------------------------
                                               1995           1994           1995           1994
                                            -----------    -----------    -----------    -----------
NET SALES                                   $89,585,410    $92,562,689    $36,627,467    $34,072,420
COST OF GOODS SOLD                           70,558,869     72,701,905     28,666,129     26,342,117
                                            -----------    -----------    -----------    -----------
GROSS PROFIT                                 19,026,541     19,860,784      7,961,338      7,730,303
                                            -----------    -----------    -----------    -----------
OPERATING EXPENSES
  Selling, shipping and warehouse            10,926,236     10,726,607      3,813,577      3,861,322
  General and administrative                  5,754,148      6,140,536      2,089,990      2,159,862
  Interest and financing costs
    (net of interest income of $ 124,828
    in 1995, $ 156,481 in 1994)                 975,685        718,945        305,387        259,430
                                            -----------    -----------    -----------    -----------
   Total operating expenses                  17,656,069     17,586,088      6,208,954      6,280,614
                                            -----------    -----------    -----------    -----------
INCOME BEFORE INCOME TAXES                    1,370,472      2,274,696      1,752,384      1,449,689

PROVISION FOR INCOME TAXES                      575,600        955,000        736,000        609,000
                                            -----------    -----------    -----------    -----------
INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                           $   794,872    $ 1,319,696    $ 1,016,384    $   840,689

CUMULATIVE EFFECT OF ACCOUNTING CHANGE
FOR INCOME TAXES PRIOR TO 1994                       --        (60,000)            --             --
                                            -----------    -----------    -----------    -----------
NET INCOME                                  $   794,872    $ 1,259,696    $ 1,016,384    $   840,689
                                            -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------
EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE

BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                           $       .19    $       .29    $      .21     $       .18

CUMULATIVE EFFECT OF ACCOUNTING CHANGE
FOR INCOME TAXES PRIOR TO 1994                                    (.01)                           --
                                            -----------    -----------    -----------    -----------
                                            $       .19    $       .28    $       .21    $       .18
                                            -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------
NUMBER OF SHARES USED IN
COMPUTING EARNINGS PER COMMON
AND COMMON EQUIVALENT SHARE                   5,086,857      4,894,203      5,111,638      4,990,703
                                            -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------

DIVIDENDS PER COMMON SHARE                         None           None           None           None
                                            -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------


The notes to financial statements are made a part hereof.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     ---------------------------------------

                                       ASSETS
                                      --------

                                                   August 31,
                                                      1995           November 30,
                                                   (UNAUDITED)           1994
                                                   -----------       ------------
CURRENT ASSETS
   Cash                                           $ 1,548,081       $ 3,333,345
   Accounts receivable, less allowance for
     doubtful accounts, of $685,195 in August
     1995 and $650,000 in November 1994            29,283,812        26,780,044
   Inventory                                       13,590,160        15,449,465
   Deferred income taxes                              518,362           518,362
   Prepaid expenses and other current assets          798,290           771,026
                                                  -----------       -----------
        Total current assets                       45,738,705        46,852,242

PROPERTY, PLANT AND EQUIPMENT - at cost
  net of accumulated depreciation and
  amortization of $3,482,003 at August 1995
  and $2,852,004 at November 1994                   3,149,336         3,453,607

INTANGIBLE ASSETS - net of accumulated
  amortization of $891,671 at August 1995
  and $769,088 at November 1994                     4,332,031         3,793,654

OTHER ASSETS                                          164,351           361,584

                                                  -----------       -----------
                                                  $53,384,423       $54,461,087
                                                  -----------       -----------
                                                  -----------       -----------



The notes to financial statements are made a part hereof.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     ---------------------------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      -------------------------------------

                                                August 31,
                                                   1995          November 30,
                                                (UNAUDITED)         1994
                                               ------------      ------------
CURRENT LIABILITIES:
   Current maturities of
     long term debt                            $   316,742         $   437,970
   Accounts payable                             14,050,919          13,760,015
   Accrued expenses and
     sundry liabilities                          1,608,132           1,581,341
   Due to seller                                   829,638             931,466
                                               -----------         -----------

         Total current liabilities              16,805,431          16,710,792


LONG-TERM DEBT, net of
    current maturities                          16,955,023          19,381,239

DEFERRED INCOME TAXES                              302,000             302,000
                                               -----------         -----------
        Total Liabilities                       34,062,454          36,394,031
                                               -----------         -----------


STOCKHOLDERS' EQUITY
   Preferred stock $ 1.00 par value
     Authorized-1,000,000 shares
     no shares issued                                    -                   -
   Common stock $.03 par value
     Authorized - 7,000,000 shares
     Issued     - 3,682,784 in August 1995
                - 3,595,409 in November 1994       110,483             107,862
Capital in excess of par value                  10,985,076          10,527,552
Retained earnings                                8,227,574           7,432,806
Less: Cost of 1,167 shares of common
        stock in treasury                           (1,164)             (1,164)
                                               -----------         -----------
     Total stockholders' equity                 19,321,969          18,067,056
                                               -----------         -----------
                                               $53,384,423         $54,461,087
                                               -----------         -----------
                                               -----------         -----------


The notes to financial statements are made a part hereof.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                     ---------------------------------------

                                                     Nine Months Ended
                                                        August 31,
                                              -------------------------------
                                                  1995               1994
                                              -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                      $   794,872       $ 1,259,696
                                                -----------       -----------
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
   Expenses not requiring the use of cash:
     Cumulative effect of accounting change
       income taxes prior to 1994                                      60,000
     Depreciation and amortization                  752,582           590,607
     Provision for losses on
       accounts receivable                           72,000            72,000
   Changes in assets and liabilities,
    net of effect of asset acquisitions
     Due to seller                                 (101,828)          (26,866)
     Accounts receivable                         (2,575,768)       (4,033,857)
     Inventory                                    1,859,305         1,163,415
     Prepaid expenses and other current
       assets                                       (27,264)         (810,772)
     Other assets                                   197,233            45,605
     Accounts payable                               290,904         7,218,515
     Accrued expenses and sundry
       liabilities                                   26,791           474,461
     Income taxes payable                                             146,866
                                                -----------       -----------
                                                    493,955         4,899,974
                                                -----------       -----------
NET CASH PROVIDED BY
   OPERATING ACTIVITIES                           1,288,827         6,159,670
                                                -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of warrants             280,815             2,538
     Exercise of employee stock options             179,330            55,525
     Net (repayments) under
        revolving loan agreements                (2,150,000)       (3,874,694)
     Proceeds from long term debt                                     202,658
     Repayment of long-term debt                   (397,444)         (252,477)
                                                -----------       -----------
NET CASH (USED IN)
  FINANCING ACTIVITIES                           (2,087,299)       (3,866,450)
                                                -----------       -----------

The notes to financial statements are made a part hereof

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     ---------------------------------------
                                   (CONTINUED)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of business                                                          (661,977)
     Capital expenditures                                            (325,832)     (275,569)
     Purchase of intangibles                                         (660,960)     (868,655)
                                                             ----------------   -----------
NET CASH (USED IN)
        INVESTING ACTIVITIES                                         (986,792)   (1,806,201)
                                                             ----------------   -----------

NET INCREASE (DECREASE) IN CASH                                    (1,785,264)      487,019


CASH-beginning of year                                              3,333,345     2,484,015
                                                             ----------------   -----------
CASH-end of year                                                   $1,548,081    $2,971,034
                                                             ----------------   -----------
                                                             ----------------   -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
      Interest                                                     $1,100,513      $875,426
                                                             ----------------   -----------
                                                             ----------------   -----------
      Income taxes                                                   $356,294      $743,021
                                                             ----------------   -----------
                                                             ----------------   -----------

BUSINESS ACQUIRED FOR ISSUANCE OF
   LONG TERM DEBT which is not reflected
   in the above statement
                                                                                $16,924,760
                                                             ----------------   -----------
                                                             ----------------   -----------

The notes to financial statements are made part hereof.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                               NOTES TO FORM 10-Q
                                 AUGUST 31, 1995
                                   (UNAUDITED)
                    -----------------------------------------
NOTE A

     The attached summarized financial information does not include all disclosures required to be included in a complete set of financial statements prepared in conformity with generally accepted accounting principles. Such disclosures were included with the consolidated financial statements of the Company at November 30, 1994, included in its annual report on Form 10-K. Such statements should be read in conjuction with the data herein.


NOTE B

     The financial information reflects all normal recurring adjustments which, in the opinion of management, are deemed necessary for a fair presentation of the results for the interim periods. The results for the interim periods are not necessarily indicative of the results to be expected for the year.

NOTE C - ACQUISITION

     On March 27, 1995, the Company acquired certain assets and customer accounts of Mid County Medical Supply Co., Inc., a distributor of physician and hospital supplies for approximately $500,000. The purchase price was allocated based upon the fair market value of the assets at the date of acquisition.

NOTE D - EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

     Earnings per common and common equivalent share are based on the weighted average number of common shares and common equivalent shares outstanding during the period. The modified treasury stock method was utilized to calculate the dilutive effect of the options and warrants upon the earnings per share data.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                                      INDEX

                              FINANCIAL STATEMENTS

                                                                        PAGE
                                                                        ----

Independent Auditors' Report                                             F-2

Consolidated Balance Sheets
  November 30, 1994 and 1993                                          F-3 - F-4

Consolidated Statements of Income
  Years Ended November 30, 1994, 1993 and 1992                           F-5

Consolidated Statements of Cash Flows
  Years Ended November 30, 1994, 1993 and 1992                        F-6 - F-7

Consolidated Statements of Changes in
  Stockholders' Equity
  Years Ended November 30, 1994, 1993 and 1992                           F-8

Notes to Consolidated Financial Statements                           F-9 - F-23


FINANCIAL STATEMENT SCHEDULES:

  Schedule VIII - Valuation and Qualifying Accounts                     F-24

  Exhibit 11 - Earnings Per Share Calculation                           F-25

  Schedules other than those referred to above have been omitted as the conditions requiring their filing are not presented or the information has been presented elsewhere in the financial statements

  Separate financial statements and schedules of Micro Bio-Medics, Inc. (Parent) have been omitted since the conditions for omission have been met

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Micro Bio-Medics, Inc. and Subsidiaries
Pelham Manor, New York

          We have audited the accompanying consolidated balance sheets of Micro Bio-Medics, Inc. and Subsidiaries as at November 30, 1994 and 1993, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for each of the three years in the period ended November 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Micro Bio-Medics, Inc. and Subsidiaries as at November 30, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 1994, in conformity with generally accepted accounting principles.

          We have also audited Schedule VIII and Exhibit 11 for the years ended November 30, 1994, 1993 and 1992 included in the 1994 annual report of Micro Bio-Medics, Inc. and Subsidiaries on Form 10K. In our opinion, such schedules present fairly the information required to be set forth therein.

          As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes effective December 1, 1993.


                                        /s/  Miller, Ellin & Company

                                           CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 10, 1995

                    MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                          NOVEMBER 30,
                                                                -------------------------------
                                                                    1994                1993
                                                                -----------         -----------
CURRENT ASSETS:
  Cash                                                          $ 3,333,345         $ 2,484,015
  Accounts receivable, less allowance for
    doubtful accounts of $650,000 in 1994
    and $600,000 in 1993 (Note 5)                                26,780,044          15,592,555
  Inventory (Note 5)                                             15,449,465           8,199,999
  Note receivable (Note 2)                                                -           1,000,000
  Deferred income taxes (Note 6)                                    518,362             188,930
  Prepaid expenses and other current assets                         771,026             505,984
                                                                -----------         -----------

     Total current assets                                        46,852,242          27,971,483


PROPERTY, PLANT AND EQUIPMENT - at cost,
  net of accumulated depreciation and
  amortization of $2,852,004 in 1994 and
  $2,134,646 in 1993 (Notes 2, 3 and 5)                           3,453,607           3,086,307


INTANGIBLE ASSETS, net of accumulated amortization
  of $769,088 in 1994 and $534,337 in 1993
  (Notes 2 and 4)                                                 3,793,654           1,380,554


OTHER ASSETS                                                        361,584             345,980
                                                                -----------         -----------
                                                                $54,461,087         $32,784,324
                                                                -----------         -----------
                                                                -----------         -----------


            The notes to financial statements are made a part hereof

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                  NOVEMBER 30,
                                                           --------------------------
                                                               1994           1993
                                                           -----------    -----------
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 5)            $   437,970    $   362,631
  Accounts payable                                          13,760,015      5,318,054
  Accrued expenses and sundry liabilities (Note 7)           1,581,341      1,325,428
  Due to seller (Note 2)                                       931,466            -
                                                           -----------    -----------

        Total current liabilities                           16,710,792      7,006,113

LONG-TERM DEBT, net of current maturities (Note 5)          19,381,239      9,584,687

DEFERRED INCOME TAXES (Note 6)                                 302,000            -
                                                           -----------    -----------

        Total liabilities                                   36,394,031     16,590,800
                                                           -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY (Notes 5 and 9):
  Preferred stock $1.00 par value:
    Authorized - 1,000,000 shares,                                                -
    no shares issued
  Common stock $.03 par value:
    Authorized - 7,000,000 shares
    Issued     - 3,595,409 shares in 1994
               - 3,535,452 shares in 1993                      107,862        106,063
  Capital in excess of par value                            10,527,552     10,277,439
  Retained earnings                                          7,432,806      5,811,186
  Less:  Cost of 1,167 shares of common
           stock in treasury                                    (1,164)        (1,164)
                                                           -----------    -----------

        Total stockholders' equity                          18,067,056     16,193,524
                                                           -----------    -----------

                                                           $54,461,087    $32,784,324
                                                           -----------    -----------
                                                           -----------    -----------



            The notes to financial statements are made a part hereof

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME


                                                                   YEARS ENDED NOVEMBER 30,
                                                          ------------------------------------------
                                                              1994           1993           1992
                                                          ------------   ------------   ------------
NET SALES                                                 $121,604,461    $73,951,410    $61,629,435

COST OF GOODS SOLD                                          94,923,689     56,347,353     47,287,409
                                                          ------------   ------------   ------------

GROSS PROFIT                                                26,680,772     17,604,057     14,342,026
                                                          ------------   ------------   ------------

OPERATING EXPENSES:
  Selling, shipping and warehouse                           14,421,280      8,521,021      6,852,670
  General and administrative                                 8,581,615      6,525,488      5,015,128
  Interest and financing costs (net of
    interest income of approximately
    $173,000 in 1994, $198,500 in 1993
    and $210,000 in 1992)                                    1,044,257        502,329        289,355
                                                          ------------   ------------   ------------

      Total operating expenses                              24,047,152     15,548,838     12,157,153
                                                          ------------   ------------   ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                     2,633,620      2,055,219      2,184,873

PROVISION FOR INCOME TAXES (Note 6)                            952,000        853,000        962,000
                                                          ------------   ------------   ------------

INCOME BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                          1,681,620      1,202,219      1,222,873

CUMULATIVE EFFECT OF ACCOUNTING CHANGE
  FOR INCOME TAXES PRIOR TO 1994                               (60,000)           -              -
                                                          ------------   ------------   ------------

NET INCOME                                                $  1,621,620   $  1,202,219   $  1,222,873
                                                          ------------   ------------   ------------
                                                          ------------   ------------   ------------

EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE (Note 10)                                     $.37           $.30           $.41

CUMULATIVE EFFECT OF ACCOUNTING CHANGE
  FOR INCOME TAXES PRIOR TO 1994                                  (.01)           -              -
                                                                  ----           ----           ----
EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE                                                           $.36           $.30           $.41
                                                                  ----           ----           ----
                                                                  ----           ----           ----

NUMBER OF SHARES USED IN COMPUTING EARNINGS
  PER COMMON AND COMMON EQUIVALENT SHARE
  (Note 10)                                                  4,896,518      4,734,746      3,481,415
                                                             ---------      ---------      ---------
                                                             ---------      ---------      ---------

DIVIDENDS PER COMMON SHARE                                      NONE           NONE           NONE
                                                             ---------      ---------      ---------
                                                             ---------      ---------      ---------


            The notes to financial statements are made a part hereof

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     YEARS ENDED NOVEMBER 30,
                                                            ----------------------------------------
                                                               1994           1993           1992
                                                            ----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $1,621,620     $1,202,219     $1,222,873
                                                            ----------     ----------     ----------
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Expenses not requiring the use of cash:
        Cumulative effect of accounting change                  60,000            -              -
        Depreciation and amortization                          952,109        666,589        390,357
        Provision for losses on accounts receivable            268,551        321,526         87,245
        Issuance of common stock as compensation                   -              -           50,000
        Deferred income taxes                                  (96,000)       (59,930)       112,000
        Changes in assets and liabilities, net of
          effect of asset acquisitions (Note 2):
            Accounts receivable                             (1,055,450)    (1,000,255)    (4,252,199)
            Inventory                                       (2,506,516)      (310,553)    (2,511,330)
            Prepaid expenses and other current assets         (265,042)       (75,031)        81,532
            Other assets                                       (15,604)        86,723        (10,959)
            Prepaid and deferred income taxes                      -              -              434
            Accounts payable                                 8,441,961       (651,390)     2,016,939
            Accrued expenses and sundry liabilities            255,913        (25,286)       123,174
            Income taxes payable                                   -         (270,284)       (47,716)
                                                            ----------     ----------     ----------
                                                             6,039,922     (1,317,891)    (3,960,523)
                                                            ----------     ----------     ----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          7,661,542       (115,672)    (2,737,650)
                                                            ----------     ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from exercise of warrants                       126,409      3,831,104            -
  Proceeds from public stock offering                              -              -        3,298,002
  Net borrowings (repayments) under revolving loan
    agreements                                              (3,224,695)    (3,350,000)     1,001,000
  Net proceeds from issuance of debentures                         -        2,725,000            -
  Proceeds from long-term debt                                     -              -              -
  Repayments of long-term debt                                (380,085)      (623,128)      (289,870)
  Exercise of employee stock options                           125,503        107,975         68,454
                                                            ----------     ----------     ----------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES         (3,352,868)     2,690,951      4,077,586
                                                            ----------     ----------     ----------


            The notes to financial statements are made a part hereof

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


                                                          YEARS ENDED NOVEMBER 30,
                                                 ------------------------------------------
                                                     1994           1993           1992
                                                 ------------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for certain net assets of
    businesses acquired                          $(2,718,009)    $ (590,490)    $      -
  Capital expenditures                            (1,741,335)      (440,878)    (1,240,083)
  Proceeds from sale and leaseback of
    equipment                                            -          425,736            -
  Note receivable                                  1,000,000     (1,000,000)           -
                                                 -----------     ----------     ----------

NET CASH USED IN INVESTING ACTIVITIES             (3,459,344)    (1,605,632)    (1,240,083)
                                                 -----------     ----------     ----------

NET INCREASE IN CASH                                 849,330        969,647         99,853

CASH - beginning of year                           2,484,015      1,514,368      1,414,515
                                                 -----------     ----------     ----------

CASH - end of year                               $ 3,333,345     $2,484,015     $1,514,368
                                                 -----------     ----------     ----------
                                                 -----------     ----------     ----------
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                     $ 1,217,000     $  700,000     $  500,000
                                                 -----------     ----------     ----------
                                                 -----------     ----------     ----------
    Income taxes                                 $ 1,214,000     $1,157,000     $  898,000
                                                 -----------     ----------     ----------
                                                 -----------     ----------     ----------

ASSETS ACQUIRED FOR DEBT which are not
  reflected in the above statement -
  capital leases                                 $   202,658     $  489,004     $1,017,713
                                                 -----------     ----------     ----------
                                                 -----------     ----------     ----------

NET ASSETS OF A BUSINESS ACQUIRED
  FOR ISSUANCE OF COMMON STOCK which are
  not reflected in the above statement           $       -       $  590,490     $      -
                                                 -----------     ----------     ----------
                                                 -----------     ----------     ----------

BUSINESS ACQUIRED FOR ISSUANCE OF
  LONG-TERM DEBT which is not
  reflected in the above statement               $14,217,981     $      -       $      -
                                                 -----------     ----------     ----------
                                                 -----------     ----------     ----------



            The notes to financial statements are made a part hereof

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


                                        COMMON STOCK
                                       $.03 PAR VALUE       CAPITAL IN
                                    ---------------------   EXCESS OF    RETAINED   TREASURY
                                     SHARES      AMOUNT     PAR VALUE    EARNINGS     STOCK
                                    ---------   ---------   ----------  ----------  --------
BALANCES AT NOVEMBER 30, 1991       1,794,185   $  53,825   $2,383,652  $3,386,094  $ 1,164

Shares issued to officers
  as compensation                      25,000         750       49,250         -        -
Shares issued for stock
  options                              23,844         715       67,739         -        -
Shares issued through
  public offering                     920,930      27,628    3,270,374         -        -
Net income                                -           -            -     1,222,873      -
                                    ---------   ---------   ----------  ----------  -------
BALANCES AT NOVEMBER 30, 1992       2,763,959      82,918    5,771,015   4,608,967    1,164

Shares issued for stock
  options                              25,967         779      107,196         -        -
Shares issued for exercise
  of warrants                         674,297      20,229    3,810,875         -        -
Shares issued for purchase
  of net assets (Note 2)               71,229       2,137      588,353         -        -
Net income                                -           -            -     1,202,219      -
                                    ---------   ---------   ----------  ----------  -------
BALANCES AT NOVEMBER 30, 1993       3,535,452     106,063   10,277,439   5,811,186    1,164

Shares issued for exercise
  of warrants                          29,057         872      125,537         -        -
Shares issued for stock
  options                              30,900         927      124,576         -        -
Net income                                -           -            -     1,621,620      -
                                    ---------   ---------   ----------  ----------  -------
BALANCES AT NOVEMBER 30, 1994       3,595,409    $107,862  $10,527,552  $7,432,806  $ 1,164
                                    ---------   ---------   ----------  ----------  -------
                                    ---------   ---------   ----------  ----------  -------


            The notes to financial statements are made a part hereof

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONCENTRATION OF CREDIT RISK

          Micro Bio-Medics, Inc. (the "Company") and its subsidiaries are engaged in the distribution, at wholesale, of emergency medical service products and the assembly and distribution of first-aid and medical kits and school and athletic medical supplies. The Company distributes medical supplies to physicians and hospitals in the New York metropolitan area, as well as to health care professionals in sports medicine, industrial safety, and government and laboratory markets nationwide. The foregoing operations are all considered as one business segment. Historically, the Company has not experienced significant losses related to receivables from any individual customers or group of customers in any industry or geographic area.

     PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of the Company and its subsidiaries, which are all wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

     CASH

          The Company maintains various bank accounts and at times, balances may be in excess of the FDIC insurance limit. At November 30, 1994 and 1993, the amounts in excess of FDIC insurance limits were approximately $2,800,000 and $2,000,000, respectively.

     INVENTORY

          Inventory is valued at the lower of cost (first-in, first-out method) or market, and consists of finished goods.

     PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

          Property, plant and equipment are being depreciated primarily on the straight-line basis over the estimated useful lives of the individual classes of assets.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INTANGIBLES

          Computer programming costs are being amortized over five years using the straight-line method.

          The excess of the purchase price paid over the net assets of businesses acquired is being amortized over fifteen to forty years using the straight-line method.

     DEFERRED INCOME TAXES

          Effective December 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws as they occur. The Company reported the cumulative effect of the change in the method of accounting for income taxes in the 1994 consolidated statement of income.

     REVENUE RECOGNITION

          The Company recognizes revenues when its products are shipped.

NOTE 2 - ACQUISITIONS

          Prior to fiscal year ended November 30, 1992, the Company entered into several acquisitions.

          Effective March 29, 1993, the Company acquired Harrisburg Surgical Supply, Inc., a distributor of physician and nursing home supplies. The consideration paid consisted of a combination of approximately $600,000 in cash and 71,229 shares of the Company's common stock for an aggregate purchase price of $1,180,900. The purchase price was allocated based upon the fair market value of the assets at the date of acquisition.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992



NOTE 2 - ACQUISITIONS (CONTINUED)

          On December 1, 1993, a subsidiary of the Company purchased certain net assets and customer accounts of Clark Surgical Corp. ("Clark") subject to certain specific liabilities and obligations under existing contracts and leases. Clark is a major distributor of physician, hospital and veterinary supplies in the New York Metropolitan area and Southern Florida. In September 1993, Clark borrowed $1,000,000 from the Company in connection with an asset purchase agreement which was represented by an interest bearing collateralized note, and personally guaranteed by the two stockholders of Clark. This note was paid in full on December 1, 1993, including interest at the rate of 1% over prime. The purchase price as adjusted was approximately $16,500,000 consisting of inventory of approximately $5,000,000, accounts receivable of approximately $10,200,000, property and equipment of approximately $300,000 and goodwill of $1,000,000. The Company borrowed approximately $14,200,000 under its existing bank line of credit to finance this acquisition and made payments during the year of approximately $1,000,000. The remaining $930,000 is being held in reserve pending final adjustments to be made in December 1995.

          In addition, the agreement provides that the Company will pay the two former stockholders of Clark an aggregate of $3,125,000 in cash, payable over a seven year period ending December 31, 2000 for their agreement not to compete for a period of twenty years. These two shareholders also entered into employment agreements with the Company for a term of one year on mutually acceptable terms. As part of the acquisition of Clark's assets, which is included above, the Company issued 40,000 warrants at an exercise price of $8.00 to these two stockholders of which 20% are exercisable immediately and the remainder are contingent upon certain conditions being met. Effective November 29, 1994, these warrants have been cancelled.

          Effective June 1, 1994, the Company acquired certain assets and customer accounts of Joseph Weintraub, Inc., a distributor of physician and hospital supplies for approximately $1,100,000. The purchase price was allocated based upon the fair market value of the assets at the date of acquisition.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment consists of the following:

                                                 Cost
                                        -----------------------
                                              November 30,
                                        -----------------------     Estimated
                                            1994         1993      Useful Life
                                        ----------   ----------    -----------
                                                                     (Years)
Furniture, fixtures and
 equipment (*)                          $5,015,883   $4,220,318       5 - 7
Transportation equipment                    72,026       21,393         5
Leasehold improvements                   1,217,701      979,242   Life of lease
                                        ----------   ----------
                                         6,305,610    5,220,953
Less:   Accumulated depreciation
          and amortization               2,852,003    2,134,646
                                        ----------   ----------

                                        $3,453,607   $3,086,307
                                        ----------   ----------
                                        ----------   ----------

(*) Equipment held under capital leases as of November 30, 1994 and 1993 amounted to approximately $2,249,000 and $2,046,000, respectively.

          Depreciation expense amounted to approximately $717,000, $584,000 and $328,000 for the years ended November 30, 1994, 1993 and 1992, respectively.


NOTE 4 - INTANGIBLE ASSETS

          Intangible assets consist of the following:


                                                             November 30,
                                                      -------------------------
                                                         1994           1993
                                                      ----------     ----------
Excess cost of acquisitions over net tangible
  assets acquired                                     $3,743,840     $1,592,554
Agreement not to compete                                 467,857            -
Deferred computer programming costs                      351,045        322,337
                                                      ----------     ----------
                                                       4,562,742      1,914,891

Less:  Accumulated amortization                          769,088        534,337
                                                      ----------     ----------

                                                      $3,793,654     $1,380,554
                                                      ----------     ----------
                                                      ----------     ----------

          Amortization expense amounted to approximately $235,000, $82,000 and $62,000 for the years ended November 30, 1994, 1993 and 1992, respectively.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992

NOTE 5 - LONG-TERM DEBT

          Long-term debt consists of the following:


                                                            November 30,
                                                     --------------------------
                                                         1994           1993
                                                     -----------    -----------
Capitalized leases (collateralized by equipment
  with an aggregate cost of approximately
  $2,249,000 and $2,046,000) payable in various
  installments through fiscal 2001; interest
  at 7.5% to 12.4% or varies with changes in
  prime rate (*)                                     $ 1,788,511     $1,947,318
Bank loans (i)                                        14,650,000      5,000,000
7% convertible subordinated debentures,
  due October 30, 2003 (ii)                            3,000,000      3,000,000
Obligation related to acquisition (Note 2):
  Joseph Weintraub, Inc. - $26,343 payable
    quarterly to June 1999; interest at 7%               380,698            -
                                                     -----------    -----------
                                                      19,819,209      9,947,318
                                                         437,970        362,631
                                                     -----------    -----------
Less:  Current maturities                            $19,381,239     $9,584,687
                                                     -----------    -----------
                                                     -----------    -----------

(*) Includes equipment loans payable of approximately $69,000 and $159,000 as of November 30, 1994 and 1993, respectively.


              The non-current portion of long-term debt at November 30, 1995 is payable as follows:


           Years Ending November 30,
           -------------------------
                    1996                             $15,123,573
                    1997                                 472,152
                    1998                                 310,235
                    1999                                 253,521
                    2000                                 191,559
                    Subsequent                         3,030,199
                                                     -----------
                                                     $19,381,239
                                                     -----------
                                                     -----------

(i) On November 19, 1993, the Company refinanced its $12,500,000 revolving loan agreement with Chase Manhattan Bank, N.A. and entered into a revolving loan agreement with Chase Manhattan Bank, N.A. to act as agent of and as a participant in a $25,000,000 secured credit facility. Fleet Bank of New York also acted as a participant in the loan agreement. Chase's and Fleet's commitment under the loan agreement

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


NOTE 5 - LONG-TERM DEBT (CONTINUED)

     is limited to $15,000,000 and $10,000,000, respectively. The loan agreement expires on November 18, 1996. The loan bears interest at the bank's prime rate plus 1/4%, except for Eurodollar loans. As of November 30, 1994, $12,750,000 of the $14,650,000 revolving loan outstanding was utilized for Eurodollar loans at an average interest rate of 7%. The debt is collateralized by accounts receivable and inventory. In connection with the loan agreement, the Company has agreed to certain restrictions relating to its indebtedness and liens, and has agreed to maintain specified financial ratios and covenants. The loan agreement prohibits the Company from paying any dividends and restricts capital distributions or redemptions and purchases or retirements of any of the Company's capital stock. There are also restrictions as to investments, acquisitions, capital expenditures and payments to related parties. A commitment fee equal to 1/8% per annum will be charged on the unused portion of the loan. The loan may be repaid at any time.

(ii) In November 1993, the Company completed the private sale and issuance of its 7% convertible subordinated Debentures due October 30, 2003 (the "Debentures"). Net proceeds from the issuance of the Debentures with a face value of $3,000,000 was approximately $2,700,000. The offering fees are being amortized over a life of ten years.

     The Debentures are immediately convertible into shares of common stock at the rate of $8.00 per share until October 28, 2003, subject to adjustment under certain circumstances. Interest is payable semi-annually on the 30th day of April and October commencing April 30, 1994. Commencing in November 1995, the Debentures are redeemable at the option of the Company, in whole and not in part, at the redemption prices set forth below, provided that the Company is current in filing all required reports pursuant to Federal Securities Laws. The Debentures are subordinated to all existing and future indebtedness of the Company for money borrowed from institutional lenders.

     The redemption prices of the Debentures for redemption at the option of the Company (expressed in percentages of principal amount) are as follows for the indicated twelve month periods commencing two years from the closing date: year three - 105%, year four - 104%, year five - 103%, year six - 102%, year seven - 101%, and thereafter at 100% until the maturity date of the Debentures.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


NOTE 6 - INCOME TAXES

          Provision for income taxes comprises the following:



                                                 Years Ended November 30,
                                         --------------------------------------
                                           1994           1993           1992
                                         --------       --------       --------
     Currently payable:
       Federal                           $745,000       $654,000       $613,000
       State and local                    303,000        259,000        237,000

     Deferred:
       Federal                            (77,000)       (36,000)        68,000
       State and local                    (19,000)       (24,000)        44,000
                                         --------       --------       --------

                                         $952,000       $853,000       $962,000
                                         --------       --------       --------
                                         --------       --------       --------

          The difference between the statutory United States federal income tax rate and the effective income tax rate is as follows:



                                                      Years Ended November 30,
                                                      ------------------------
                                                      1994      1993     1992
                                                      ----      ----     ----
     Statutory federal income tax rate                34.0      34.0     34.0
     Current year state and local taxes
       (net of federal tax effect)                     7.0       7.6      7.9
     Other                                            (4.9)      (.1)     2.1
                                                      ----      ----     ----

                                                      36.1%     41.5%    44.0%
                                                      ----      ----     ----
                                                      ----      ----     ----

          The net current and non-current components of deferred income taxes recognized in the balance sheet at November 30, 1994 are as follows:

            Net current assets                    $518,362
            Net non-current liabilities            302,000
                                                  --------

            Net asset                             $216,362
                                                  --------
                                                  --------

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


NOTE 6 - INCOME TAXES (CONTINUED)

          The components of the net deferred tax asset as of November 30, 1994 are as follows:

     Deferred tax assets:
       Accounts receivable allowances                   $269,362
       Inventory - uniform capitalization                232,000
       Other                                              17,000
                                                        --------
                                                         518,362
     Deferred tax liability:
       Depreciation and amortization                     302,000
                                                        --------

     Net deferred tax asset                             $216,362
                                                        --------
                                                        --------

NOTE 7 - ACCRUED EXPENSES

          Accrued expenses and sundry liabilities consist of:


                                                             November 30,
                                                      -------------------------
                                                         1994           1993
                                                      ----------     ----------
     Compensation                                     $  816,875     $  537,941
     Freight-out                                         128,500            -
     Interest                                             97,366            -
     Underwriter fees - warrants                             -          200,000
     Consolidation of facilities                           7,336        127,535
     Commissions                                          86,083         79,481
     Insurance                                            31,069         48,121
     Other                                               414,112        332,350
                                                      ----------     ----------

                                                      $1,581,341     $1,325,428
                                                      ----------     ----------
                                                      ----------     ----------

NOTE 8 - COMMITMENTS AND CONTINGENCIES

     RETIREMENT PLAN

          The Company's 401(k) deferred retirement plan provides for matching contributions by the Company equal to 20% of the amount of the participants' contributions that are not in excess of 5% of compensation. For the years ended November 30, 1994, 1993 and 1992, the Company's matching contributions were approximately $30,000, $25,000 and $25,000, respectively.

          In December 1990, the Financial Accounting Standards Board issued Statement No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions," which will require accrual accounting for

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     RETIREMENT PLAN (Continued)

post retirement health care and life benefits. In November 1992, the Financial Accounting Standards Board issued Statement No. 112, "Employers' Accounting for Post-Employment Benefits," which requires accrual accounting for post-employment benefit obligations other than pensions or benefits covered by SFAS No. 106. These standards were implemented effective December 1, 1993 and such adoption had no impact on the Company's consolidated financial statements.

     EMPLOYMENT/CONSULTING CONTRACTS

          The Company entered into an employment agreement with its Chief Executive Officer and a consulting agreement with a director, terminating on February 11, 1998 and December 31, 1995, respectively. The current aggregate annual compensation under these contracts is approximately $310,000. The Chief Executive Officer's contract provides for annual increments of $5,000 and, if terminated prior to expiration, payments equal to the greater of $2,000,000 or the sum of five years' salary, based upon the rate of compensation then in effect, plus five times the last annual bonus received.

          For the years ended November 30, 1994, 1993 and 1992, bonuses of $199,000, $155,000 and $219,000, respectively, were paid under the employment contract.

     SELF-INSURANCE

          The Company acts as a self-insurer for its employees' health insurance up to a maximum of $15,000 per covered individual. The Company is liable for a maximum of $260,000 for the year based upon the number of employees covered. Claims, including estimates for charges incurred but not reported, are charged to operations during the year in which they occur. As of November 30, 1994, 1993 and 1992, the liability for self-insurance amounted to $75,000, $112,000 and $82,000, respectively.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     LEASES

          The approximate aggregate minimum annual rental commitments under long-term operating leases in effect at November 30, 1994 are as follows:


         Year Ending      Office, Warehouse    Transportation
         November 30,         and Sales           Equipment           Total
         ------------     -----------------    --------------     -----------
             1995             $ 1,102,000          $ 94,000       $ 1,196,000
             1996                 986,000            77,000         1,063,000
             1997                 870,000            69,000           939,000
             1998                 823,000            42,000           865,000
             1999                 757,000            34,000           791,000
          Thereafter            6,098,000            31,000         6,129,000
                              -----------          --------       -----------
                              $10,636,000          $347,000       $10,983,000
                              -----------          --------       -----------
                              -----------          --------       -----------

          Certain leases contain escalation clauses which increase the rents for various operating expenses and fluctuations in property taxes.

          Rent expense comprises the following:

                                             Years Ended November 30,
                                         ----------------------------------
                                            1994         1993        1992
                                         ----------   ----------   --------

         Office, warehouse and sales     $1,392,046   $1,019,534   $678,130
         Transportation equipment            85,555      102,241    125,165
                                         ----------   ----------   --------
                                         $1,477,601   $1,121,775   $803,295
                                         ----------   ----------   --------
                                         ----------   ----------   --------

          The Company leases certain equipment under capital leases. The following is a schedule by years of approximate future minimum lease payments under the capitalized leases together with the present value of the net minimum lease payments at November 30, 1994.

         Year ending November 30:
         ------------------------
            1995                                               $  445,000
            1996                                                  445,000
            1997                                                  445,000
            1998                                                  254,000
            1999                                                  243,000
            Subsequent                                            231,000
                                                               ----------
         Total minimum lease payments                           2,063,000
         Less:  Amount representing interest at 6.5% to 9%        344,000
                                                               ----------
                                                               $1,719,000
                                                               ----------
                                                               ----------

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     LEASES (CONTINUED)

          In December 1992, the Company entered into a sales and leaseback agreement with regard to its computer equipment. The transaction has been recorded as a sale of approximately $761,000 with approximately $336,000 of the cash proceeds used to repay borrowings on this equipment and approximately $425,000 used for working capital purposes. The Company recorded a gain of approximately $15,000 which will be amortized over the life of the capital lease of five years. The future minimum lease payments are included above.

     TAX CONTINGENCIES

          The Internal Revenue Service has completed an examination of the Company's consolidated federal income tax returns for the years ended November 30, 1990, 1991 and 1992 which resulted in a tax assessment of no significant effect.

     ISSUANCES

          On January 23, 1992, the board of directors approved the issuance of 25,000 shares of common stock to an officer of the corporation at $2.00 a share as additional compensation.

          On July 29, 1992, the Company completed a public offering of non-transferrable Rights to purchase 460,465 Units at $9.00 per Unit. Each Unit consisted of two shares of the Company's common stock and three redeemable Common Stock Purchase Warrants which are exercisable at $8.00 per share at any time until June 18, 1995. The Company received net proceeds of $3,298,002 from this offering.

     STOCK REPURCHASE AGREEMENT

          In January 1984, the Company's board of directors granted certain employees the right to purchase 56,333 shares of common stock at the Company's purchase price. Each employee will be permitted to borrow from the Company an amount equal to the purchase price pursuant to a five year promissory note bearing interest at the rate of 9% per annum, with interest due and payable annually. As security for such loans, the shares of the borrowing employee will be endorsed and deposited with the Company. In the event an employee leaves the Company, the Company may repurchase such shares at the purchase price in amounts up to 100% of the stock if prior to the third anniversary; 40% if prior to the fourth anniversary; and 20% if prior to the fifth anniversary of the note.

                   MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992



NOTE 9 - STOCK ISSUANCES, REPURCHASES, OPTIONS AND WARRANTS (CONTINUED)

      OPTIONS

        1982 PLAN

          Pursuant to an incentive stock option plan adopted in February 1982, 166,667 shares of the Company's common stock have been reserved for options to be granted to officers and employees of the Company. The option price may not be less than the fair market value of the common stock at the time the options are granted. No options may be granted which are exercisable for a period in excess of ten years.

          Option transactions are as follows:

                                                 Years Ended November 30,
                                            -----------------------------------
                                              1994          1993          1992
                                            -------       -------       -------
Outstanding at beginning of year
  (exercisable at a price range
  of $2.25 to $4.00 a share)                127,000       147,933       108,517

Add (deduct):
  Granted                                      --            --          57,500
  Terminated                                 (3,000)       (5,600)       (2,916)
  Exercised                                 (12,666)      (15,333)      (15,168)
                                            --------      --------      --------

Outstanding at end of year
  (exercisable at a price range
  of $2.25 to $4.00 a share)                111,334       127,000       147,933
                                            -------       -------       -------
                                            -------       -------       -------
Remaining shares reserved for
  issuance                                  123,000       135,666       150,999
                                            -------       -------       -------
                                            -------       -------       -------

       NON-STATUTORY STOCK OPTIONS

          On October 7, 1987, the Company's board of directors granted non-qualified stock options to certain members of the board of directors to purchase 72,000 shares of the Company's common stock at prices ranging from $3.00 to $3.38 per share.

                   MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992



NOTE 9 - STOCK ISSUANCES, REPURCHASES, OPTIONS AND WARRANTS (CONTINUED)

      OPTIONS (Continued)

           Option transactions are as follows:


                                                 Years Ended November 30,
                                            -----------------------------------
                                              1994          1993          1992
                                            -------       -------       -------
Outstanding at beginning of year
  (exercisable at a price range
  of $3.00 to $3.38 a share)                 64,367        66,667        72,000

Deduct:
  Exercised                                  (3,333)       (2,300)       (5,333)
                                            --------      --------      --------

Outstanding at end of year
  (exercisable at a price range
  of $3.00 to $3.38 a share)                 61,034        64,367        66,667
                                            -------       -------       -------
                                            -------       -------       -------
Remaining shares reserved for
  issuance                                    --            --             --
                                            -------       -------       -------
                                            -------       -------       -------


       1989 PLAN

          In April 1989, the board of directors of the Company adopted a non-qualified stock option plan in order to attract and retain qualified employees, officers and directors. Under the plan, options to purchase a maximum of 416,666 shares of common stock at a price not less than fair market value at the date of grant may be granted to April 1999. If any options granted under the plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the plan.


          Option transactions are as follows:

                                                 Years Ended November 30,
                                            -----------------------------------
                                              1994          1993          1992
                                            -------       -------       -------
Outstanding at beginning of year
  (exercisable at a price range
  of $2.25 to $4.00 a share)                408,900       413,233         53,566

Add (deduct):
  Granted                                     --             --          363,000
  Exercised                                  (4,000)       (4,333)        (3,333)
                                           --------      --------       --------

Outstanding at end of year
  (exercisable at a price range
  of $2.25 to $4.00 a share)                404,900       408,900        413,233
                                            -------       -------        -------
                                            -------       -------        -------
Remaining shares reserved for
  issuance                                  404,900       408,900        413,233
                                            -------       -------        -------
                                            -------       -------        -------

                   MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992



NOTE 9 - STOCK ISSUANCES, REPURCHASES, OPTIONS AND WARRANTS (CONTINUED)

      OPTIONS (Continued)

        1992 PLAN

          In January 1992, the board of directors adopted an incentive and non-statutory stock option plan. Under this plan, 850,000 of the Company's authorized but unissued shares of common stock are reserved for issuance. The board of directors granted options to purchase 399,000 shares of the Company's common stock at an exercise price of $4.00 per share (stock options covering 30,000 shares were granted to employees pursuant to a five-year vesting schedule and the balance of options covering 369,000 shares were granted to officers and directors which became exercisable on August 1,
1992).

          Incentive stock option transactions are as follows:

                                                 Years Ended November 30,
                                            -----------------------------------
                                              1994          1993          1992
                                            -------       -------       -------
Outstanding at beginning of year
  (exercisable at a price range
  of $4.00 to $7.50 a share)                244,500       133,000          --

Add (deduct):
  Granted                                    80,500       125,500        133,000
  Terminated                                (19,000)      (10,000)          --
  Exercised                                 (10,900)       (4,000)          --
                                            --------      -------        -------

Outstanding at end of year
  (exercisable at a price range
  of $4.00 to $10.25 a share)               295,100       244,500        133,000
                                            -------       -------        -------
                                            -------       -------        -------


          Non-statutory stock option transactions are as follows:


Outstanding at beginning of year
  (exercisable at a price range
  of $4.00 to $7.50 a share)                400,000       342,000          --

Add:
  Granted                                   100,000        58,000       342,000
                                            -------       -------       -------

Outstanding at end of year
  (exercisable at a price range
  of $4.00 to $10.00 a share)               500,000       400,000       342,000
                                            -------       -------       -------
                                            -------       -------       -------

                   MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                YEARS ENDED NOVEMBER 30, 1994, 1993 AND 1992



NOTE 9 - STOCK ISSUANCES, REPURCHASES, OPTIONS AND WARRANTS (CONTINUED)

      WARRANTS

          In August 1993, the Company permanently reduced the exercise price of its 1,381,395 outstanding Series 1 Warrants as referred to above to $6.00 per share from $8.00 per share.

          Subsequent to the lowering of the exercise price, 703,354 Series 1 Warrants were exercised. The net proceeds from the exercise of these warrants were approximately $3,900,000.


NOTE 10 - EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

      EQUIVALENT SHARE

          Earnings per common and common equivalent share are based on the weighted average number of common shares and common equivalent shares outstanding during the period. The modified treasury stock method was utilized to calculate the dilutive effect of the options and warrants upon the earnings per share data. Fully diluted earnings per common and common equivalent share were the same as for the primary calculation.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                                  SCHEDULE VIII

                        VALUATION AND QUALIFYING ACCOUNTS




             COLUMN A         COLUMN B    COLUMN C     COLUMN D      COLUMN E
             --------        ----------   ----------  ----------     ---------
                             BALANCE AT   ADDITIONS                  BALANCE
                             BEGINNING    CHARGED TO                 AT END OF
                              OF YEAR     OPERATIONS  DEDUCTIONS(*)    YEAR
                             ----------   ----------  ----------     ---------
           Description
           -----------
Allowance for Doubtful
  Accounts

  Year ended November 30,
    1992                       $212,755     $101,040    $ 13,795      $300,000

  Year ended November 30,
    1993                        300,000      321,526      21,526       600,000

  Year ended November 30,
    1994                        600,000      268,551     218,551       650,000







(*) Deductions represent accounts written off, net of recoveries of accounts written off in prior years.

                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES

                            EXHIBIT 11 - STATEMENT RE:

           COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE


                                               YEARS ENDED NOVEMBER 30,
                                         -------------------------------------
                                            1994          1993         1992
                                         ----------    ----------   ----------
PRIMARY EARNINGS PER COMMON
AND COMMON EQUIVALENT SHARE
---------------------------

Earnings
--------

Income before cumulative effect of
  accounting change                      $1,681,620    $1,202,219   $1,222,873

Modified Treasury Stock Method
------------------------------

Incremental income after the
  application of assumed proceeds
  toward repurchase of 20% of the
  outstanding common shares at the
  average market price, the reduction
  of debt and the balance of funds
  invested in US government securities,
  net of applicable income taxes            146,222       223,048      206,849
                                         ----------    ----------   ----------
Adjusted earnings                        $1,827,842    $1,425,267   $1,429,722
                                         ----------    ----------   ----------
                                         ----------    ----------   ----------
Shares
------

Weighted average number of common
  shares outstanding                      3,551,732     2,995,536    2,179,576

Additional shares assuming conversion of:
  Stock options and warrants utilizing
    the modified treasury stock method    1,344,786     1,739,210    1,301,839
                                         ----------    ----------   ----------
Number of common and common
  equivalent shares                       4,896,518     4,734,746    3,481,415
                                         ----------    ----------   ----------
                                         ----------    ----------   ----------
Earnings per common and common
  equivalent share before cumulative
  effect of accounting change                  $.37          $.30         $.41
                                         ----------    ----------   ----------
                                         ----------    ----------   ----------




Fully diluted earnings per common and common equivalent share were the same.

                        STONE MEDICAL SUPPLY CORPORATION

                                 BALANCE SHEETS

                                     ASSETS
                                     ------

                                   (Unaudited)
                                   -----------


                                                         Sept. 30,      Dec. 31,
                                                           1995           1994
                                                       ----------     ----------
Current Assets:
  Cash                                                 $   80,789     $  301,157
  Accounts receivable (Net of allowance for
                       bad debts of $75,011)            2,349,238      1,890,496
  Merchandise inventory                                 1,378,520        953,130
  Prepaid expenses                                         80,298        112,782
                                                       ----------     ----------
    Total Current Assets                                3,888,845      3,257,565
Property, plant and equipment,
  net of depreciation                                     670,707        603,202
                                                       ----------     ----------
    TOTAL ASSETS                                       $4,559,552     $3,860,767
                                                       ----------     ----------
                                                       ----------     ----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Loan payable - bank                                  $1,250,000     $  850,000
  Accounts payable                                      1,314,425      1,071,107
  Long-term debt - current portion                         75,274         55,391
  Accrued expenses and sundry liabilities                 250,818        246,795
                                                       ----------     ----------
    Total Current Liabilities                           2,890,517      2,223,293

Deferred income taxes                                      18,000         18,000
Long-term debt - net of current portion                   351,725        324,454
                                                       ----------     ----------
    TOTAL LIABILITIES                                   3,260,242      2,565,747
                                                       ----------     ----------
Stockholders' Equity
  Common stock, par value $.01, authorized
    10,000,000 shares, issued and
    outstanding 3,391,500 shares                           33,915         33,915
Paid in capital                                           625,693        625,693
Retained earnings                                         639,702        635,412
                                                       ----------     ----------
    Total Stockholders' Equity                          1,299,310      1,295,020
                                                       ----------     ----------

    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                             $4,559,552     $3,860,767
                                                       ----------     ----------
                                                       ----------     ----------

See accompanying notes to financial statements.

                        STONE MEDICAL SUPPLY CORPORATION

                            STATEMENTS OF CASH FLOWS

                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,

                                   (Unaudited)


                                                          1995           1994
                                                       ----------     ----------
Operating Activities
  (Net loss) or gain                                   $    4,290      $( 57,465)
  Adjustments to reconcile net income/
    (loss) to net cash used by
    operating activities:
    Depreciation                                          105,059         52,000
    Changes in assets and liabilities:
      Accounts receivable                                (458,742)       114,013
      Inventory                                          (425,390)       (83,635)
      Prepaid expenses                                     32,484        (16,281)
      Accounts payable                                    243,318       (133,931)
      Accrued expenses and sundry
        liabilities                                         4,023        (76,395)
                                                       ----------     ----------
        Net Cash Used by
         Operating Activities                            (494,958)      (201,694)
                                                       ----------     ----------
Investing Activities:
  Acquisition of property and equipment                  (172,564)      (150,150)
                                                       ----------     ----------
Financing Activities:
  Increase in bank note                                   400,000        170,000
  Increase in long-term debt                              105,439        188,900
  Repayments of long-term debt                            (58,285)       (16,869)
                                                       ----------     ----------
    Net Cash Provided by
      Financing Activities                                447,154        342,031
                                                       ----------     ----------
Net decrease in cash                                     (220,368)        (9,813)

Cash - beginning                                          301,157        166,845
                                                       ----------     ----------
CASH - ENDING                                         $    80,789     $  157,032
                                                       ----------     ----------
                                                       ----------     ----------
SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                           89,746         30,386
   Income taxes paid                                         -             7,495

See accompanying notes to financial statements.

                       STONE MEDICAL SUPPLY CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                  FOR THE THREE AND NINE MONTHS ENDED SEPT. 30,

                                 (UNAUDITED)

                               Three Months                 Nine Months
                              Ended Sept. 30               Ended Sept. 30
                           -------------------          --------------------
                            1995         1994            1995          1994
                           ------       ------          ------        ------
Sales
  Regular                $2,595,006   $2,275,642       $8,128,917   $6,338,950
  Government                290,995      315,817          982,930      836,298
                         ----------   ----------       ----------   ----------
    Total Sales           2,886,001    2,591,459        9,111,847    7,175,248

Cost of Sales             2,081,360    1,875,446        6,570,253    5,169,846
                         ----------   ----------       ----------   ----------

Gross profit on sales       804,641      716,013        2,541,594    2,005,402

Commission income             1,035        1,679            7,895       14,648
Interest income              11,925        1,140           23,927       11,870
                         ----------   ----------       ----------   ----------
Gross profit from
  operations                817,601      718,832        2,573,416    2,031,920
                         ----------   ----------       ----------   ----------

Selling, general and
  administrative
  expenses                  790,326      686,403        2,450,673    2,046,334
Interest expense             37,763       24,564           89,746       67,051
Write-off of fixed
  assets                      --           --              27,707       --
                         ----------   ----------       ----------   ----------
                            828,089      710,967        2,568,126    2,113,385

Income (loss) before
  taxes on income           (10,488)       7,865            5,290      (81,465)

Provision (credit)
  for income taxes           (5,000)       3,000            1,000      (24,000)
                         ----------   ----------       ----------   ----------

Net income (loss)            (5,488)       4,865            4,290      (57,465)

Retained earnings -
  beginning                 645,190      601,810          635,412      664,140
                         ----------   ----------       ----------   ----------

RETAINED EARNINGS -
  ENDING                 $  639,702   $  606,675       $  639,702   $  606,675
                         ----------   ----------       ----------   ----------
                         ----------   ----------       ----------   ----------
  Loss per share         $    --      $   --           $    --      $     (.02)
                         ----------   ----------       ----------   ----------
                         ----------   ----------       ----------   ----------
Weighted average
  shares outstanding      3,391,500    3,391,500        3,391,500    3,391,500
                         ----------   ----------       ----------   ----------
                         ----------   ----------       ----------   ----------

See accompanying notes to financial statements.

                    STONE MEDICAL SUPPLY CORPORATION
                     NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION

         Stone Medical Supply Corporation (the "Company") is a New York corporation organized on June 1, 1964. The Company distributes medical supplies and equipment to physicians and medical clinics.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying financial information should be read in conjunction with the financial statements, including the notes thereto, for the year ended December 31, 1994.

         The information furnished in this report reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods.

         DEPRECIATION

         Property and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over the estimated useful lives of the related assets.

         Furniture, fixtures and equipment                        5-10 years
         Building                                                   40 years
         Improvements                                            10-40 years
         Transportation equipment                                    5 years
         Computers                                                7-12 years

         MERCHANDISE INVENTORY

         Merchandise inventory for interim reporting purposes is computed as a result of the utilization of the gross profit method. This calculation includes a provision for obsolete inventory which as of September 30, 1995 was $23,000.

         LOSS PER SHARE

         Loss per share is calculated on the basis of the weighted average number of common shares outstanding during the period.

                    STONE MEDICAL SUPPLY CORPORATION
                NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment as at September 30, 1995 and December 31, 1994 consist of the following:

                                           Sept. 30,            Dec. 31,
                                              1995                1994
                                           ---------            ---------
         Land                              $ 93,552             $ 93,552
         Building and Improvements          343,448              334,963
         Furniture, Fixtures & Equipment    114,785              100,093
         Transportation Equipment           166,931               77,814
         Computer Equipment                 205,218              302,510
                                           --------             --------
                                            923,934              908,932
         Less: accumulated depreciation     253,227              305,730
                                           --------             --------
              TOTAL                        $670,707             $603,202
                                           --------             --------
                                           --------             --------


         Includes depreciation on new computer system and write-off of old computer system. This write-off amounted to $27,707 net of depreciation.

NOTE 4 - LOAN PAYABLE - BANK

         The Company has a line of credit with a bank for $1,450,000. Advances under the line at September 30, 1995 and December 31, 1994 were $1,250,000 and $850,000 respectively. Interest on advances are charged monthly at 1% over prime. Substantially all of the assets of the Company are pledged under the line.

NOTE 5 - MERGER & REORGANIZATION

         On November 2, 1995 the Company entered into an agreement for merger and reorganization with Micro Bio-Medics Inc. ("MBM") and Diagnostic Leasing Corp. ("DLC") pursuant to which the Company will be merged into DLC in exchange for shares of common stock of MBM. Each share of the Company's common stock will be converted into .0818 shares of MBM. The agreement is subject to shareholder approval. In the event the merger is not consummated by June 30, 1996, the Chairman of the Board and President along with certain officers and employees have agreed to exchange their shares of common stock with MBM. Each share will be converted into .069 shares of MBM. This group represents 70.9% of the Company's outstanding common stock.

Board of Directors
Stone Medical Supply Corporation

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheet of Stone Medical Supply Corporation as at December 31, 1994 and 1993 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Stone Medical Supply Corporation as at December 31, 1994 and 1993 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.




                                    ROBBINS, GREENE, HOROWITZ, LESTER & CO., LLP

April 13, 1995
New York, New York

                        STONE MEDICAL SUPPLY CORPORATION

                                  BALANCE SHEET

                               AS AT DECEMBER 31,


                                                     1994           1993
                                                     ----           ----
                                     ASSETS
Current Assets:
 Cash                                             $  301,157     $  166,845
 Accounts receivable                               1,890,496      2,134,389
 Merchandise inventory                               953,130      1,159,887
 Prepaid expenses and sundry receivables             112,782         86,351
                                                  ----------     ----------
     Total Current Assets                          3,257,565      3,547,472

Property, plant and equipment, net                   603,202        514,001
                                                  ----------     ----------

     TOTAL ASSETS                                 $3,860,767     $4,061,473
                                                  ----------     ----------
                                                  ----------     ----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Notes payable - bank                             $  850,000     $  840,000
 Accounts payable                                  1,071,107      1,488,501
 Long-term debt - current portion                     55,391         21,541
 Accrued expenses and sundry liabilities             246,795        179,840
                                                  ----------     ----------
     Total Current Liabilities                     2,223,293      2,529,882

Deferred income taxes                                 18,000         26,000
Long-term debt - net of current
 portion                                             324,454        181,843
                                                  ----------     ----------

     TOTAL LIABILITIES                             2,565,747      2,737,725
                                                  ----------     ----------

Stockholders' Equity:
 Common stock, par value $.01,
  authorized 10,000,000 shares, issued
  and outstanding 3,391,500 shares                    33,915         33,915
 Paid in capital                                     625,693        625,693
 Retained earnings                                   635,412        664,140
                                                  ----------     ----------
     Total Stockholders' Equity                    1,295,020      1,323,748
                                                  ----------     ----------

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                        $3,860,767     $4,061,473
                                                  ----------     ----------
                                                  ----------     ----------


See accompanying notes to financial statements.

                            STONE MEDICAL SUPPLY CORPORATION

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                        FOR THE YEARS ENDED DECEMBER 31,


                                          1994            1993          1992
                                          ----            ----          ----
Sales:
 Regular                              $ 8,899,782      $8,630,971    $7,988,760
 Government                             1,280,931       1,290,975     1,062,465
                                      -----------      ----------    ----------
     Total Sales                       10,180,713       9,921,946     9,051,225

Cost of Sales                           7,315,884       7,167,408     6,531,054
                                      -----------      ----------    ----------

Gross profit on sales                   2,864,829       2,754,538     2,520,171

Commission income                          15,925          19,079        30,836
Interest income                            11,890          14,488        22,517
                                      -----------      ----------    ----------

Gross profit from operations            2,892,644       2,788,105     2,573,524
                                      -----------      ----------    ----------

Selling, general and
 administrative expenses                2,790,447       2,536,842     2,347,720
Interest expense                           93,590          72,124        59,655
Loss on disposal of assets                 11,324
Provision for loss on
 contract                                  34,011
                                      -----------      ----------    ----------
                                        2,929,372       2,608,966     2,407,375
                                      -----------      ----------    ----------


Income (loss) before
 taxes on income                          (36,728)        120,833       114,680

Provision (credit) for
 income taxes                              (8,000)         39,300        40,200
                                      -----------      ----------    ----------

Net income (loss)                         (28,728)         81,533        74,480

Retained earnings -
 beginning                                664,040         582,607       508,127
                                      -----------      ----------    ----------

RETAINED EARNINGS - ENDING            $   635,412      $  664,140    $  582,607
                                      -----------      ----------    ----------
                                      -----------      ----------    ----------

Earnings (loss) per share             $      (.01)     $      .02    $      .02

Weighted average shares
 outstanding                            3,391,500       3,361,747     3,331,500


See accompanying notes to financial statements.

                        STONE MEDICAL SUPPLY CORPORATION

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31,


                                             1994           1993          1992
                                             ----           ----          ----
Operating Activities:
 Net income (loss)                      $ (28,728)     $  81,533     $  74,480
 Adjustments to reconcile
  net income (loss) to net
  cash provided (used) by
  operating activities:
  Depreciation                             66,218         58,306        51,469
  Basis of assets disposed of              20,048
  Deferred income taxes                    (8,000)           300         3,200
  Changes in assets and
   liabilities:
   Accounts receivable                    243,893       (578,781)     (240,078)
   Inventory                              206,757       (154,230)      155,141
   Prepaid expenses and sundry
    receivables                           (26,431)        (3,594)      (68,052)
   Accounts payable                      (417,394)       393,072       196,857
   Accrued expenses and
    sundry liabilities                     66,955         42,134         2,372
                                        ---------      ---------     ---------
     Net Cash Provided (Used)
      by Operating Activities             123,318       (161,260)      175,389
                                        ---------      ---------     ---------

Investing Activities:
 Acquisition of property and
  equipment                              (175,467)       (56,998)      (23,389)
                                        ---------      ---------     ---------

Financing Activities:
 Increase in bank note                     10,000        215,000
 Increase (repayment) -
  long-term debt                          176,461        (20,971)      (46,177)
 Sale of capital stock                                       600
                                        ---------      ---------     ---------

     Net Cash Provided (Used)
      by Financing Activities             186,461        194,629       (46,177)
                                        ---------      ---------     ---------

Net increase (decrease)
 in cash                                  134,312        (23,629)      105,823

Cash - beginning                          166,845        190,474        84,651
                                        ---------      ---------     ---------

CASH - ENDING                           $ 301,157      $ 166,845     $ 190,474
                                        ---------      ---------     ---------
                                        ---------      ---------     ---------

SUPPLEMENTAL CASH FLOW
 INFORMATION:
 Interest paid                          $  86,748      $  68,351     $  59,482
 Income taxes paid                         35,357         42,196        53,592


See accompanying notes to financial statements.

                        STONE MEDICAL SUPPLY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992

NOTE 1 - ORGANIZATION

         Stone Medical Supply Corporation (the "Company") is a New York corporation organized on June 1, 1964. The Company distributes medical supplies and equipment to physicians and medical clinics.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         DEPRECIATION

         Property and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over the estimated useful lives of the related assets.

         Furniture, fixtures and
          equipment                    5 - 10 years
         Building                          40 years
         Improvements                 10 - 40 years
         Transportation equipment           5 years
         Computers                     5 - 12 years

         INVENTORY

         Merchandise inventory consists of finished goods and is stated at the lower of cost or market determined on the first-in, first-out basis.

         INCOME TAXES

         Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" was implemented in 1993. There is no significant effect on the financial statements as a result of such implementation. Deferred income taxes result from timing differences in methods of recording certain revenue and expenses (principally depreciation) for financial and for income tax purposes.

         EARNINGS PER SHARE

         Earnings per share are calculated on the basis of the weighted average number of common shares outstanding during the year.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment as at December 31, 1994 and 1993 consist of the following:

                                              1994       1993
                                              ----       ----
         Land                              $ 93,552   $ 93,552
         Building and improvements          334,963    322,720
         Furniture and fixtures             100,093    100,093
         Transportation equipment            77,814     98,867
         Computer and other equipment       302,510    168,783
                                           --------   --------
                                            908,932    784,015
         Less: accumulated depreciation     305,730    270,014
                                           --------   --------
              TOTAL                        $603,202   $514,001
                                           --------   --------
                                           --------   --------

                        STONE MEDICAL SUPPLY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992

NOTE 4 - LONG-TERM DEBT

         Long-term debt consists of:

                                                            1994          1993
                                                            ----          ----
         Mortgage for corporate offices
          and warehouse.  Monthly principal
          payments of $730 plus interest at
          a variable rate which is presently
          8% per annum.  Final payment due
          June 2004.  The mortgage is
          personally guaranteed by the
          president of the Company.                      $ 83,750      $ 92,510

         Second mortgage for corporate
          offices and warehouse.  Monthly
          payments of $1,192 including
          principal and interest with a
          final payment of $57,473 due
          April 1, 2000.  Interest rate
          of 8.25%.  The mortgage is
          personally guaranteed by the
          president of the Company.                        98,796       104,036

         Equipment loan for computer
          system.  Monthly payments of
          $3,165 including principal
          and interest.  The interest
          rate is 9.70% and is payable
          over 60 months.  Final payment
          due September 15, 1999.                         143,601

         Loan for telephone system.
          Monthly payments of $591
          including principal and
          interest.  The interest rate
          is 9.75% and is payable
          over 60 months.  Final payment
          due April 25, 1999.                              25,004

         Notes payable - other                             28,694         6,838
                                                         --------      --------
                                                          379,845       203,384
         Less: current portion                             55,391        21,541
                                                         --------      --------
              TOTAL LONG-TERM DEBT                       $324,454      $181,843
                                                         --------      --------
                                                         --------      --------

         The telephone system and computer equipment with a book value of $165,738 at December 31, 1994 secure the related debt.

         The land and building with a book value of $346,500 at December 31, 1994 are pledged as collateral for the above mortgages.

         Debt maturities for the subsequent five years and thereafter are 1995
         - $55,391, 1996 - $57,851, 1997 - $59,396, 1998 - $57,141, 1999 -
         $46,705 and thereafter $103,361.

         The Company borrowed $150,000 for the purpose of purchasing a computer system. As of December 31, 1994, approximately $36,000 of these funds had not been remitted to the computer vendor.

                        STONE MEDICAL SUPPLY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992


NOTE 5 - INCOME TAXES

         This table shows the principal reasons for the difference between the effective income tax rate and the Federal statutory income tax rate:

                                            1994           1993          1992
                                            ----           ----          ----
         Federal income tax at
          statutory rates                 $(8,600)       $30,400       $28,000
         State and local income
          taxes, net of federal
          income tax effect                                9,200         9,800
         Other differences - net              600           (300)        2,400
                                          -------        -------       -------
         Provision for income
          taxes                           $(8,000)       $39,300       $40,200
                                          -------        -------       -------
                                          -------        -------       -------
         Effective income tax
          rate                               21.8%          32.5%         35.1%

         Provision for income taxes is as follows:

                                            1994            1993          1992
                                            ----            ----          ----
         Current                          $               $39,000       $37,000
         Deferred                          (8,000)            300         3,200
                                          -------         -------       -------
                                          $(8,000)        $39,300       $40,200
                                          -------         -------       -------
                                          -------         -------       -------

NOTE 6 - NOTES PAYABLE - BANK

         The Company has a line of credit with a bank of $1,450,000 which expires May 31, 1995. Advances under the line at December 31, 1994 were $850,000. Substantially all of the assets of the Company are pledged under the line. Repayment of the loan is personally guaranteed by both the President and Treasurer of the Company. The loan agreement requires that the Company comply with certain financial covenants. The maximum amount of short-term bank borrowings outstanding at any month-end was $1,010,000 in 1994 and $840,000 in 1993, and averaged $903,000 and $768,000, respectively. The weighted average interest rate was 7.8% and 7% for 1994 and 1993, respectively. At December 31, 1994 the Company had unused lines of credit aggregating approximately $600,000.

         The agreement provides that the loan shall bear interest at either 1% over the prime rate or 2% over the bank's 180 day Banker's Acceptance rate. This election is to be made by the Company annually. Presently the Company has elected the rate equal to 2% above the Banker's Acceptance rate.

                        STONE MEDICAL SUPPLY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993, AND 1992

NOTE 7 - STOCK OPTIONS

         In 1983 the Company adopted an incentive stock option plan for granting stock options to employees to purchase common stock at a price equal to its fair market value at the date of grant. Under the plan up to 100,000 options can be granted within ten years from adoption of the plan. Options granted under the plan can be exercised at any time within ten years from the date of grant. At December 31, 1994 there are no outstanding options under this plan. In 1993 the Company granted options under an informal plan to a key sales person to purchase 60,000 shares of common stock at $.01 per share. These options were exercised during the year ended December 31, 1993.

NOTE 8 - ACCRUED EXPENSES AND SUNDRY LIABILITIES

         Accrued expenses and sundry liabilities consists of the following:

                                                               December 31,
                                                            -------------------
                                                            1994          1993
                                                            ----          ----
         Accrued payroll                                 $ 91,835      $ 23,428
         Sales taxes                                       44,167        50,399
         Payroll taxes                                      2,547         4,530
         Other                                            108,246       101,483
                                                         --------      --------
                                                         $246,795      $179,840
                                                         --------      --------
                                                         --------      --------

NOTE 9 - LOSS ON CONTRACT

         Included in accounts receivable is a receivable from the City of New York in the amount of $80,800 representing the purchase by the City of certain renaissance series sterilizers. The City of New York has rejected the contract after delivery alleging that the equipment did not meet the specifications of the contract. The Company protested the rejection of the equipment in accordance with the terms of the contract and the City defaulted in its response to the Company's objections. As a result, the Company has appealed to the Comptroller's office of the City of New York with respect to this claim. The Company believes that the equipment does in fact meet the specifications of the contract. The Company is indebted to the vendor of the equipment in the amount of $66,789, which has not been paid and the vendor has not been pressing for payment pending the outcome of the Company's appeal of the City's rejection of the contract. The Company has made a provision for an estimated loss on this contract in the amount of $34,011.

                                   EXHIBIT "A"


                     AGREEMENT FOR MERGER AND REORGANIZATION

                                      AMONG


                              MICRO BIO-MEDICS INC.


                                       AND


                            DIAGNOSTIC LEASING CORP.


                                       AND


                        STONE MEDICAL SUPPLY CORPORATION


                                       AND


                                 ANDREW D. STONE


                                November 2, 1995

                                        1
                                        -

                     AGREEMENT FOR MERGER AND REORGANIZATION



     AGREEMENT FOR MERGER AND REORGANIZATION dated as of November 2, 1995, among MICRO BIO-MEDICS INC., A NEW YORK CORPORATION ("MBM"), DIAGNOSTIC LEASING CORP., a New York corporation which is a wholly-owned Subsidiary of MBM ("Newco"), Stone Medical Supply Corporation, a New York corporation ("Stone") and Andrew D. Stone ("Andrew"), MBM, Newco, Stone and Andrew are referred to collectively herein as the "PARTIES."


                                    RECITALS


     WHEREAS, the Boards of Directors of Stone, MBM and Newco have each determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination transaction provided for herein pursuant to which Stone would merge with and into Newco (the "MERGER") and Stone would become a wholly owned Subsidiary of MBM;


     WHEREAS, the Boards of Directors of MBM, Newco and Stone, respectively, have approved this Agreement and the Merger;


     WHEREAS, this Agreement contemplates a tax-free merger of Stone with and into Newco in a reorganization pursuant to Code Section 368(a)(1)(A) and Section 368(a)(2)(D). Stone's Shareholders will


                                      - 1 -
                                      -----
receive capital stock in MBM in exchange for their capital stock in Stone.


     WHEREAS, to induce MBM and Newco to enter into this Agreement and the Merger, Andrew has agreed to become a party hereto and to make the representations, warranties, covenants and agreements set forth herein.


     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


          DEFINITIONS.

          "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.


          "ANDREW" has the meaning set forth in the introduction above.


          "ANDREW ESCROW AGREEMENT" has the meaning set forth in Section 7(b)(viii).


          "BALANCE SHEET" shall have the meaning set forth in Section 5(j) below.


          "BREAK-UP FEE" shall have the meaning set forth in Section 5(h) below.


                                      - 2 -
                                      -----

          "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.


          "CLOSING" has the meaning set forth in Section 2(b) below.


          "CLOSING DATE" has the meaning set forth in Section 2(b) below.


          "CODE" means the Internal Revenue Code of 1986, as

amended from time to time and the regulations promulgated

thereunder.


          "CONVERSION RATIO" has the meaning set forth in Section 2(d)(v) below.


          "CUSTOMER" shall have the meaning set forth in Section 3(y) below.


          "DEFINITIVE STONE PROXY MATERIALS" means the definitive proxy materials relating to the Special Stone Meeting (as defined below).


          "DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 3 below.


          "DISSENTING SHARE" means any share of Stone Common Stock which any shareholder who or which has exercised and perfected his or its appraisal rights under the New York Business Corporation Law holds of record.


                                      - 3 -
                                      -----

          "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.


          "EXCHANGE AGENT" has the meaning set forth in Section 2(e) below.


          "GAAP" means United States generally accepted

accounting principles as in effect from time to time.


          "INDEPENDENT PUBLIC ACCOUNTANT" shall have the meaning set forth in
Section 5(j) below.


          "INVENTORY" means Stone's inventory existing as of the date hereof including inventory located at Stone's address as set forth in Section 9(g) and merchandise in transit to Stone, at said address and owned by Stone.


          "IRS" means the Internal Revenue Service.


          "INTELLECTUAL PROPERTY" means any patent, trade name, trademark, copyright, trade secret or other intangible asset.


          "JOINT DISCLOSURE DOCUMENT" means the disclosure document combining the Prospectus and the Definitive Stone Proxy Materials.


          "KNOWLEDGE" means actual knowledge after reasonable investigation.


          "LYUDMILLA" shall have the meaning set forth in Section 6(b) below.


                                      - 4 -
                                      -----

          "MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 5(e) below.


          "MBM SHARE" means any share of the common stock, $.03 par value per share, of MBM.


          "MBM PUBLIC REPORTS" shall have the meaning set forth in Section 4(g) below.


          "MERGER" shall have the meaning set forth in the Recitals above.


          "MOST RECENT FISCAL QUARTER END" shall have the meaning set forth in
Section 3(f) below.


          "MOST RECENT MBM FISCAL QUARTER END" shall have the meaning set forth in Section 4(h) below.


          "NEWCO" shall have the meaning set forth in the introduction above.


          "NYBCL" means the Business Corporation Law of the State of New York, as amended.


          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).


          "OTHER SHAREHOLDERS" shall have the meaning set forth in Section 6(a) below.


                                      - 5 -
                                      -----

          "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).


          "PBGC" means the Pension Benefit Guaranty Corporation.


          "PROSPECTUS" means the final prospectus relating to the registration of the MBM Shares under the Securities Act.


          "PUBLIC REPORTS" has the meaning set forth in Section 3(e) below.


          "REGISTRATION STATEMENT" has the meaning set forth in Section 5(c) below.


          "REQUISITE STONE SHAREHOLDER APPROVAL" means the affirmative vote of the holders (including Newco) of two-thirds of all outstanding Stone Common Stock in favor of this Agreement and the Merger.


          "SEC" means the Securities and Exchange Commission.


          "SECURITIES ACT" means the Securities Act of 1933, as amended.


          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


                                      - 6 -
                                      -----

          "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest whatsoever.

          "SELLERS" shall have the meaning set forth in Section 8 below.


          "SPECIAL STONE MEETING" shall have the meaning set forth in Section 5(c) below.


          "STONE" has the meaning set forth in introduction above.


          "STONE ACCOUNTS" has the meaning set forth in Section 3(k) below.


          "STONE FAIRNESS OPINION" has the meaning set forth in Section 6(f) below.


          "STONE SHARE" means any share of the Common Stock, $.01 par value per share, of Stone, outstanding at the Effective Time.


          "STONE SHAREHOLDER" means any Person who or which holds any Stone
Share.


          "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

                                      -----

          "THIRD PARTY TRANSACTION" has the meaning set forth in Section 5(h) below.


          II.  MERGER.


          (1) THE MERGER. On and subject to the terms and conditions of this Agreement, Stone will merge with and into Newco at the Effective Time (as defined below). Newco shall be the corporation surviving the Merger (the "SURVIVING CORPORATION").


          (2) THE CLOSING. The closing of the Merger contemplated by this Agreement (the "CLOSING") shall take place at the offices of Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Merger contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").


          (3) ACTIONS AT THE CLOSING. At the Closing, (i) Stone will deliver to MBM and Newco the various certificates, instruments, and documents referred to in Section 7(b) below, Stone and Newco will file with the Secretary of State of the State of New York a Certificate of Merger in form attached hereto as Exhibit A (the "CERTIFICATE OF MERGER"), and (iii) MBM will deliver to the


                                      - 8 -
                                      -----

Exchange Agent in the manner provided below in this Section 2 the certificate evidencing MBM Shares issued in the Merger.


          (4)  EFFECT OF MERGER.
               (a) GENERAL. The Merger shall become effective at the time (the "EFFECTIVE TIME") Stone and Newco file the Certificate of Merger with the Secretary of State of the State of New York. The Merger shall have the effect set forth in the NYBCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Stone or Newco in order to carry out and effectuate the transactions contemplated by this Agreement.


               (b) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Newco in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.


               (c) BYLAWS. The Bylaws of Newco in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

               (d) DIRECTORS AND OFFICERS. The directors and officers of Newco in office at and as of the Effective Time will remain the directors and officers of the


                                      - 9 -
                                      -----

     Surviving Corporation (retaining their respective positions and terms of office).

          (e) CONVERSION OF STONE SHARES. At and as of the Effective Time, (A) each Stone Share (other than any Dissenting Share) shall be converted into the right to receive 0.0818 MBM Shares based upon and calculated at, the Conversion Ratio (the ratio of 0.0818 MBM Shares to one Stone Share is referred to herein as the "Conversion Ratio" and the Conversion Ratio has been determined based on a value for each MBM Share of $11.50 per share), and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the NYBCL; PROVIDED, HOWEVER, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Stone Shares or MBM Shares outstanding at the Effective Time. No Stone Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.


                                     - 10 -
                                     ------

          (5)  PROCEDURE FOR EXCHANGE.


               (a) Immediately after the Effective Time, (A) MBM will furnish to American Stock Transfer & Trust Company (the "EXCHANGE AGENT") a share certificate (issued by MBM in the name of the Exchange Agent or its nominee) representing that number of MBM Shares equal to the product of (I) the Conversion Ratio TIMES (II) the number of outstanding Stone Shares (other than any Dissenting Shares), (B) MBM will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) substantially in the form attached hereto as Exhibit B to each record holder of outstanding Stone Shares for the holder to use in surrendering the certificates which represented his or its Stone Shares in exchange for a certificate representing the number of MBM Shares to which he or it is entitled and (C) Stone will cause its transfer agent to deliver all of Stone's records relating to certificates evidencing the Stone Shares to the Exchange Agent.


               (b) MBM will not pay any dividend or make any distribution on MBM Shares (with a record date at or after the Effective Time) to any record holder of outstanding Stone Shares until the holder surrenders to the Exchange Agent for exchange his or its certificates


                                     - 11 -
                                     ------
          which represented Stone Shares. MBM instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. MBM may cause the Exchange Agent to invest any cash the Exchange Agent receives from MBM as a dividend or distribution in one or more of the permitted investments set forth on Exhibit C attached hereto; PROVIDED, HOWEVER, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Stone Shares as necessary. MBM may cause the Exchange Agent to pay over to MBM any net earnings with respect to the investments, and MBM will replace promptly any cash which the Exchange Agent loses through investments permitted hereunder. In no event, however, will any holder of outstanding Stone Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.


               (c) MBM may cause the Exchange Agent to return any MBM Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Stone Shares shall be entitled to look to MBM (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with


                                     - 12 -
                                     ------
          respect to MBM Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.


               (iv)  MBM shall pay all charges and expenses of the Exchange
          Agent.


               (v) MBM may, or may cause the Exchange Agent to, pay cash, computed by using the price of the MBM Shares used in determining the Conversion Ratio, to any holder of Stone Shares in lieu of any fractional shares of MBM Common Stock to be issued as payment for the Merger contemplated by this Agreement.


          (6) VOTING AGREEMENT AND INVESTMENT INTENT. Each of Andrew and the Other Shareholders, in consideration of the provisions of Section 8 of this Agreement agrees to vote, or cause his designated proxy to vote, all Stone Shares owned by him in favor of the Merger. Andrew has no present plan, intention, or arrangement to dispose of any of the MBM Shares received in accordance with this Agreement in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in IRS Reg.
Section 1,368-1. Andrew's MBM Shares received pursuant to this Agreement shall include a legend stating, in part, that:


          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE



                                     - 13 -
                                     ------

          ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT THEN REQUIRED UNDER SAID ACT, OR A SATISFACTORY NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

          [AS TO ANDREW ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A NONCOMPETITION, INDEMNIFICATION AND RELEASE AGREEMENT, AN ESCROW AGREEMENT AND A PUT AND CALL AGREEMENT. A COPY OF EACH AGREEMENT CAN BE OBTAINED AT THE OFFICES OF THE CORPORATION.


          (7) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Stone Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.


          (8) Each holder of Stone Shares shall have no right, title or interest in any MBM Shares to be delivered to such holder pursuant hereto, including the right to vote any such MBM Shares, prior to the issuance by the Exchange Agent of a certificate or certificates in the name of such holder representing MBM Shares to be delivered hereunder.

     III. REPRESENTATIONS AND WARRANTIES OF STONE AND ANDREW.


          To induce MBM and Newco to enter into this Agreement and to consummate the transactions contemplated herein, Stone and Andrew hereby jointly and severally represent and warrant to MBM and Newco that the statements contained in this Section 3 are correct and complete, except as set forth in the disclosure schedule accompanying this Agreement and initialled by the parties (the "DISCLOSURE SCHEDULE"), and shall survive the consummation of the

                                     - 14 -
                                     ------
transactions contemplated by this Agreement, the documents and agreements among the parties referred to in this Agreement and the Merger. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

          (1) ORGANIZATION, QUALIFICATION, ETC. Stone is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Stone has no Subsidiaries. Stone is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.


          (2) CAPITALIZATION. The entire authorized capital stock of Stone consists of 10,000,000 shares of Stone common stock par value $.01, of which 3,431,500 shares of Stone Common Stock are issued and outstanding. All of the issued and outstanding shares of Stone common stock have been duly authorized and are validly issued, fully paid, and nonassessable, except to the extent provided by Section 630 of the NYBCL. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Stone to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock


                                     - 15 -
                                     ------
appreciation, phantom stock, profit participation, or similar rights with respect to Stone.


          (3) AUTHORIZATION OF TRANSACTION. Stone has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that Stone cannot consummate the Merger unless and until it receives the Requisite Stone Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of Stone, enforceable in accordance with its terms and conditions.


          (4) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Stone is subject or any provision of Stone's charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Stone is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) other than in connection with the provisions of the NYBCL, the


                                     - 16 -
                                     ------

Securities Exchange Act, the Securities Act and state securities laws. Stone does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.


          (5)  FILINGS WITH THE SEC.   Stone has made all filings with the SEC
that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "PUBLIC REPORTS"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Stone has delivered to MBM a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date) which has been filed since January 1, 1991.


          (6)  FINANCIAL STATEMENTS AND NET WORTH.


               (i)   FINANCIAL STATEMENTS.   Stone has filed a Quarterly Report
          on Form 10-Q for the fiscal quarter ended June 30, 1995 (the "Most Recent Fiscal Quarter End") and an Annual Report on Form 10-K for the fiscal year ended December 31, 1994. The financial statements included in or incorporated by reference into these


                                     - 17 -
                                     ------

          Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly Stone's financial condition as of the indicated dates and the results of Stone's operations for the indicated periods, are correct and complete in all respects, and are consistent with Stone's books and records; PROVIDED, HOWEVER, that the interim statements are subject to normal year-end adjustments;


               (ii) NET WORTH. On the date hereof, Stone has a net worth of not less than $659,000. Net worth shall be determined in accordance with the Balance Sheet prepared in accordance with Section 5(j) hereof.


          (7) EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER END. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in Stone's business, financial condition, operations, results of operations, or future prospects. Since the Most Recent Fiscal Quarter End there has not occurred any damage, destruction or loss (whether or not covered by insurance) having a material adverse effect on Stone's business or its assets. Since the Most Recent Fiscal Quarter End Stone has not directly or indirectly;


                                     - 18 -
                                     ------

               (a) Made any loan or advance to any person or entity which in the aggregate exceed $5,000, except as documented in the Disclosure Schedule;


               (b)  Subjected any of its assets to any Security Interest;


               (c) Sold, leased or otherwise transferred any of its assets other than in the Ordinary Course of Business;


               (d) Entered into any agreement either not in the Ordinary Course of Business or involving consideration given or to be given by Stone in amounts in excess of five thousand ($5,000) dollars;


               (e) Modified, amended or terminated any contract, agreement, license or other instrument to which Stone is a party or waived or released any right, other than in the Ordinary Course of Business;


               (f) Incurred any obligations or liability for borrowed money, or incurred any other obligation or liability except in the Ordinary Course of Business and except that Stone has paid a special fifteen thousand ($15,000) Dollars bonus to Andrew;


               (g) Agreed to any of the things described in the preceding clauses (i) through (vi).


                                     - 19 -
                                     ------

          (8) UNDISCLOSED LIABILITIES. Stone has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).


          (9) DISCLOSURE. The Definitive Stone Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Stone Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; PROVIDED, HOWEVER, that Stone makes no representation or warranty with respect to any information that MBM will supply specifically for use in the Definitive Stone Proxy Materials. None of the information that Stone will supply specifically for use in the Registration Statement (as defined below) or in the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in


                                     - 20 -
                                     ------
order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.


          (10) INVENTORY. Stone has good and marketable title to all of its Inventory free and clear of all Security Interests. The Inventory was acquired in the Ordinary Course of Business and was acquired in ordinary and customary quantities and at prevailing prices. All of the Inventory is of merchantable quality and consists of items of a quality and quantity heretofore used or sold in the Ordinary Course of Business. The Inventory is free from defects and is fit to be used for its intended purpose.


          (11) ACCOUNTS RECEIVABLE. Stone's accounts receivable existing as of the date hereof ("Stone Accounts") were incurred in the Ordinary Course of Business and are and will be valid, enforceable and collectable without any offset or counterclaim or any reduction (directly or indirectly) for any payment, credit or allowance made or given. None of the Stone Accounts are contingent upon the performance by Stone of any obligations or contracts. No person or entity has a Security Interest in the Stone Accounts or any part thereof and at the time of the sale and delivery of the property which gave rise to such accounts receivable, the property was owned by Stone free and clear of any and all Security Interests.


          (12) LITIGATION. There are no claims, actions, suits, proceedings or investigations pending before any federal, state,


                                     - 21 -
                                     ------
municipal or other court, governmental body or arbitration tribunal, or threatened against or affecting Stone's business or assets or the transactions contemplated by this Agreement, any of the other documents or agreements among the parties referred to in this Agreement or the Merger. There is no order, decree or judgment of any kind in existence enjoining or restraining Stone or its officers or employees or requiring any of them to take any action of any kind in respect of Stone's business.


          (13) GOVERNMENT REGULATION; COMPLIANCE WITH LAWS. The conduct of Stone's business and the sale of Stone's Inventory does not require any license or permit from any federal, state or local government agency. Stone's sale of medical supplies directly to physicians and/or hospitals does not violate or infringe any domestic (federal, state or local) or other law, statute, ordinance or regulation, the enforcement of which would materially and adversely affect Stone's business or the value of its assets. Stone has conducted its business so that it has not violated any domestic (federal, state or local) law, statute, ordinance or regulation.


          (14) TITLE TO ASSETS. Stone is the sole owner of its assets and such assets are free and clear of any Security Interests.


          (15) CONTRACTS AND AGREEMENTS. Stone has no contracts or agreements with suppliers, manufacturers, customers, licensors, licensees, or any other material written contract,


                                     - 22 -
                                     ------
agreement or obligation involving a commitment of five thousand ($5,000) dollars or more or that is not cancelable upon giving not more than thirty (30) days' notice without incurring any liability, other than contracts which involve the sale or purchase of merchandise in the Ordinary Course of Business. Each of the contracts and agreements listed on the Disclosure Schedule is valid and subsisting in full force and effect as of the date hereof. Copies of all agreements and contracts are listed in the Disclosure Schedule and have been provided to MBM to the extent that such contracts and agreements are written.


          (16) REAL PROPERTY. The Disclosure Schedule contains a description of all real property owned by Stone and all real property leased by Stone either as a lessor or as a lessee. Correct and complete copies of all of the leases referred to in the preceding sentence have been delivered to MBM, and each such lease contains the entire agreement between the parties with respect to the leased property or premises. The operations presently conducted in said owned and leased property are (i) in material compliance with all applicable building, fire, zoning, subdivision, health, safety and all other material applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees of any federal, state or local governmental agencies having jurisdiction over such properties, and (ii) permitted as a matter of right without the need for a variance or a special permit other than variances and permits which have been issued and are in effect. Neither Stone nor Andrew has received any


                                     - 23 -
                                     ------
notice that the present use of the real property described in the Disclosure
Schedule is considered a non-conforming use under applicable zoning laws. Stone has a good and valid leasehold interest in the leased real property described in the Disclosure Schedule. There are no pending or, to Stone's or Andrew's Knowledge, threatened, condemnation or eminent domain proceedings with respect to any of such real property; to Stone's or Andrew's Knowledge, there are no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the leased real property; to Stone's or Andrew's Knowledge there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the same; and, to Stone's or Andrew's Knowledge there are no taxes or levies, permit fees, assessments or the like which must be paid by it respecting public improvements or services. There is in effect with respect to each property a valid certificate of occupancy permitting the use of such property for the purposes for which Stone is using it.


          (17) TANGIBLE PERSONAL PROPERTY. The Disclosure Schedule contains a true, correct and complete list, in all material respects, of all items of equipment owned by Stone or used in its business. With respect to any property included in the Disclosure Schedule which is not owned by Stone, the Disclosure Schedule names the owner thereof and describes or refers to any agreement relating to Stone's use thereof; all such property not owned by Stone is in such condition that upon the


                                     - 24 -
                                     ------
return thereof to its owner, Stone will have discharged all of its obligations to such owner, except as indicated in the Disclosure Schedule. All of said tangible personal property of Stone presently owned by Stone or used in the conduct of its business is in good repair.


          (18) INTELLECTUAL PROPERTY. The Disclosure Schedule contains a true, correct and complete list of all of Stone's Intellectual Property. There are no pending adverse claims or Security Interests upon or affecting the Intellectual Property. Stone owns all right, title and interest in and to all the Intellectual Property. Neither Stone nor Andrew has received written notice that Stone heretofore infringed or is now infringing upon any Intellectual Property belonging to any other entity, and Stone has not engaged in and is not now engaging in any form of unlawful competition. Stone owns or holds adequate licenses or other rights to use all Intellectual Property and tangible personal property used in the conduct of its business (without the payment to others of any royalties or other sums) and such use does not conflict with any rights of others.


          (19) TAX MATTERS. Stone has prepared and filed and will file on a timely basis with the appropriate federal, state, local and foreign governmental agencies all tax returns required to be filed; such returns as filed were true and correct in all material respects, and Stone has paid or made provision for the payment of all taxes shown on such returns to be payable or which


                                     - 25 -
                                     ------
have or may become due pursuant to any assessment heretofore received by it; and the provisions for income taxes reserved on Stone's Most Recent Fiscal Quarter End balance sheet are sufficient for all accrued and unpaid federal, state and local taxes of Stone, whether or not disputed, for all periods prior to the date of this Agreement. True and complete copies of all such tax returns filed by Stone for the year ended December 31, 1994, are included in the Disclosure Schedule. Stone has not executed or filed with the IRS or any other taxing authority (whether domestic or foreign) any agreement extending the period for assessments or collections of any income or other taxes. Stone is not a party to a pending action or proceeding by any domestic or foreign governmental authority for assessment or collection of taxes, nor has any written claim for assessment or collection of taxes been asserted against it.


          (20) INSURANCE. The Disclosure Schedule contains a list of all policies of insurance in force with respect to Stone, setting forth the scope, nature and amount of coverage, and the expiration dates thereof. All physical properties and assets of Stone are covered by fire and other insurance against casualty loss customarily covering properties and assets of comparable businesses in the region in which such properties and assets of Stone are located, in amounts which are reasonable in light of existing replacement costs. Stone carries public liability, workmen's compensation and other usual types of insurance of reasonable amounts and Stone will deliver to MBM and to Newco


                                     - 26 -
                                     ------
copies of such policies and certificates of insurers showing such insurance to be in effect as of the date of this Agreement. Stone has not received notice from any insurance carrier of intent to cancel any insurance policy listed on the Disclosure Schedule and to Stone's and Andrew's Knowledge, all such policies are currently in full force and effect. All premiums due and payable on such policies have been paid and Stone is not a co-insurer under any term of any insurance policy.


          (21) LABOR DISPUTES. Neither Stone nor Andrew has received written notice that Stone is not in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, or that it is engaged in any unfair labor practice. There is no unfair labor practice complaint against Stone pending before the National Labor Relations Board and no labor strike or other labor trouble is actually pending nor, to the Knowledge of Stone or Andrew, is any labor trouble threatened against Stone. There does not exist a representation question with respect to Stone's employees; no grievance which might have a material adverse effect on Stone or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claim therefor exists; and no collective bargaining agreement which is binding upon Stone restricts it from relocating or closing any of its operations.


                                     - 27 -
                                     ------

          (22) EMPLOYMENT BENEFITS.

               (a) Except as set forth in the Disclosure Schedule (A) Stone has no union contract, profit sharing arrangement or retirement or pension arrangement, group life insurance plan, group health insurance plan or other "fringe benefit" plan; (B) all accrued obligations of Stone whether arising by operation of law, by contract or by past custom, for payments by it to trusts or other funds or to any governmental agency with respect to unemployment compensation benefits, social security benefits, or any other benefits for Stone's employees have been paid as of the date of this Agreement; (C) all accrued benefits payable directly to Stone's employees have been paid; (D) all of Stone's reasonably anticipated material obligations, whether arising by operation of law, by contract or by past custom, for vacation and holiday pay, bonuses, and other forms of compensation which are or may become payable to employees or any of them have been paid; (E) since the Most Recent Fiscal Quarter End, Stone has not made any increase in or commitment to increase any of the foregoing employee benefits nor adopted or made any commitment to adopt any additional employee benefit plan relating to its employees; and (F) since the Most Recent Fiscal Quarter End there have been no increases in compensation or bonuses paid or


                                     - 28 -
                                     ------
          similar payments made or committed to be made to any officer or key employee of Stone or any spouse, ancestor or lineal descendent of any of the foregoing persons.


               (b) Stone's unemployment compensation ratings and contributions are set forth in the Disclosure Schedule. Neither Stone nor Andrew has received written notice of any proposed increases thereof or knows of any conditions or circumstances applicable to Stone's business which might result in such increases.


               (c) Neither Stone nor Andrew has received any written notice that Stone has engaged in a transaction in connection with which Stone could be subject to either civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.


               (d) No liability to the PBGC has been incurred with respect to any Plan (as hereinafter defined) by Stone. The PBGC has not instituted proceedings to terminate any Plan. The Disclosure Schedule contains a list of all notices of reportable events (within the meaning of Section 4043(b) of ERISA) which Stone has filed with the PBGC. The aforementioned list reflects all reportable events. Except as and to the extent set forth in the Disclosure Schedule, no event has


                                     - 29 -
                                     ------
          occurred, and there exists no condition or set of circumstances as of the day prior to the date of this Agreement, which presents a material risk as of such date of the termination of any Plan which could result in any liability on the part of Stone to the PBGC.

               (e) Full payment has been made of all amounts which the Stone is required under the terms of all Plans, to have paid as contributions to such Plans as of the last day of the most recent fiscal year of each such Plan ended prior to the date of this Agreement. There are no "accumulated funding deficiencies" as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as may exist with respect to any Plans determined as of the last day of the most recent fiscal year of each of such Plans ended on or prior to the date of this Agreement.


               (f) Each Plan is in compliance with applicable Federal laws, including, but not limited to, ERISA. With respect to Multiemployer Plans to which Stone makes contributions, neither Stone nor Andrew has Knowledge of any aspect of such Multiemployer Plans (as hereinafter defined) which is not in material compliance with applicable Federal laws.


               (g) Whenever any of the terms set forth below is used in this Agreement, it shall have the following


                                     - 30 -
                                     ------
          meaning: (A) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time; (B) "Plan" shall mean an employee pension benefit plan (within the meaning of section 2(2) of ERISA) which is or has been established or maintained, or to which contributions are to have or have been made, by Stone; and
          (iii) "Multiemployer Plan" shall mean an employee pension plan meeting the definition of that term contained in section 3(37) of ERISA, to which contributions are or have been made by Stone.


          (23) OFFICERS AND KEY EMPLOYEES. The Disclosure Schedule contains a true, correct and complete list of all of Stone's salaried employees. Except as set forth in the Disclosure Schedule, to Stone's or Andrew's Knowledge, no such employee has stated to Stone or Andrew that he will terminate or modify his employment relationship with Stone, except if, and to the extent that, such person becomes an employee of Newco from and after the date hereof. Notwithstanding the foregoing, nothing contained herein shall in any way obligate MBM or Newco to hire or otherwise compensate or otherwise assume any liability to any employee of Stone, such hiring, compensation or assumption of liability concerning each current employee of Stone being within MBM's or Newco's sole and absolute discretion. The Disclosure Schedule also lists by categories, job titles and wage rates, substantially all other employees of Stone, including all union employees of Stone, in which case it sets forth the union


                                     - 31 -
                                     ------
and local to which each employee belongs, the total number of employees in each category, and the total wages or other compensation paid to each category of employee, and the expiration date of any collective bargaining agreement covering such employees in any amount whatsoever, other than for current salaries for services rendered.


          (24) ENVIRONMENTAL PROTECTION.


               (a) Except as consistent with applicable Environmental Laws (as hereinafter defined): (i) no Hazardous Substances (as hereinafter defined) are present on or below the surface of any real property where Stone conducts its business, and such real property has not previously been used for the manufacture, refining, treatment, storage, or disposal of any Hazardous Substances; (ii) none of the soil, ground water, or surface water of such real property is contaminated by any Hazardous Substance and neither Stone nor Andrew has received written notice of contamination from neighboring property; and (iii) there are no incinerators, cesspools or underground storage tanks located on the real property occupied by Stone, and neither Stone nor Andrew has received written notice that any Hazardous Substances are emitted, discharged or released from such real property, directly or indirectly, into the atmosphere


                                     - 32 -
                                     ------
          or any body of water. Stone has not been identified as a potentially responsible party for cleanup liability with respect to the emission, discharge, or release of any Hazardous Substance or for any other matter arising under the Environmental Laws in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint, and neither Stone nor Andrew is aware of any facts that could result in Stone's being so identified due to its operation of such real property. No permits, licenses, or other authorizations issued pursuant to the Environmental Laws are required for the present use or occupancy of such real property.


               (b) As used herein, the term "Environmental Laws" means the Resource Conservation and Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar federal and state laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public. The term "Hazardous Substances" means any hazardous substance, hazardous or toxic waste, hazardous


                                     - 33 -
                                     ------
          material, pollutant, or contaminant, as those or similar terms are used in the Environmental Laws, and includes, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides, and radon.


          (25) CUSTOMERS. The customer list to be delivered to MBM on the date hereof and constituting a part of the Disclosure Schedule contains the names of every customer ("CUSTOMER") of Stone's business. Neither Stone nor Andrew has any Knowledge of any actual, pending or threatened termination, cancellation, limitation, modification or change in Stone's business relationship with any Customer who purchased Inventory with an aggregate sales price of at least $1,000 during the year prior to the date hereof.


          (26) SUPPLIERS. The Disclosure Schedule contains a list of Stone's suppliers showing with respect to each such supplier the total purchases by Stone during the previous fiscal year of Stone ended December 31, 1994 as well as the six (6) months ended the Most Recent Fiscal Quarter End. Neither Stone nor Andrew has any Knowledge of any actual, pending or threatened termination, cancellation, limitation, modification or change in Stone's business relationship with any supplier listed on the Disclosure Schedule.


                                     - 34 -
                                     ------

               (aa) BROKER'S FEES. Neither Stone nor Andrew has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, the documents and agreements among the Parties referred to in this Agreement or the Merger.


               (bb) INTERESTED TRANSACTIONS. Stone is not a party to any contract, instrument, transaction or other arrangement with Andrew, or any member of his immediate family, which continues on and after the date hereof and which would have a material adverse effect on MBM's, Newco or Stone's, assets and/or business.


     IV. REPRESENTATIONS AND WARRANTIES OF MBM AND NEWCO. Each of MBM and Newco represents and warrants to Stone and Andrew that the statements contained in this Section 4 are correct and complete, except as set forth in the Disclosure Schedule, and shall survive the consummation of the transactions contemplated by this Agreement, the other documents and agreements among the Parties referred to in this Agreement and the Merger. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4, as follows:

          (1) ORGANIZATION. Each of MBM and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has all


                                     - 35 -
                                     ------
requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.


          (2) AUTHORIZATION OF TRANSACTION. Each of MBM and Newco has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of MBM and Newco, enforceable in accordance with its terms and conditions.


          (3) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either MBM or Newco is subject or any provision of the charter or bylaws of either MBM or Newco or (ii) except for that Certain Credit Agreement dated November 18, 1993 between MBM and The Chase Manhattan Bank, N.A. as agent, as amended (as to which a waiver is being obtained at or prior to the date hereof) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either MBM or Newco is a party or by which it is bound or to which any of its assets is subject other than


                                     - 36 -
                                     ------
in connection with the provisions of the NYBCL, the Securities Exchange Act, the Securities Act, and state securities laws, neither MBM nor Newco is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.


          (4) BROKERS' FEES. Neither MBM nor Newco has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, the other documents and agreements among the Parties referred to in this Agreement or the Merger for which Stone or Andrew could become liable or obligated.


          (5) SECURITY INTERESTS. The MBM Common Stock to be issued in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attached to the ownership thereof, and will be free and clear of any Security Interest subject only, in the case of certain MBM Shares to be received by Andrew, to the terms of the Andrew Escrow Agreement (as defined below).


          (6) DISCLOSURE. The Registration Statement and the Prospectus will comply with the Securities Act in all material respects. The Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made


                                     - 37 -
                                     ------
therein, in the light of the circumstances under which they will be made, not misleading; PROVIDED, HOWEVER, that MBM and Newco make no representation or warranty with respect to any information that Stone will supply specifically for use in the Registration Statement and the Prospectus. None of the information that MBM and Newco will supply specifically for use in the Definitive Stone Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.


          (7) FILINGS WITH THE SEC. MBM has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "MBM PUBLIC REPORTS"). Each of the MBM Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the MBM Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. MBM has delivered to Stone and Andrew a correct and complete copy of each MBM Public Report (together with all exhibits and schedules thereto and as amended to date) which has been filed since November 30, 1993.


                                     - 38 -
                                     ------

          (8) FINANCIAL STATEMENTS AND NET WORTH. MBM has filed a Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995 (the "MOST RECENT MBM FISCAL QUARTER END") and an Annual Report on Form 10-K for the fiscal year ended November 30, 1994. The financial statements included in or incorporated by reference into these MBM Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly MBM's financial condition as of the indicated dates and the results of MBM's operations for the indicated periods, are correct and complete in all respects, and are consistent with MBM's books and records; PROVIDED, HOWEVER, that the interim statements are subject to normal year-end adjustments.


          (9) EVENTS SUBSEQUENT TO MOST RECENT MBM FISCAL QUARTER END. Since the Most Recent MBM Fiscal Quarter End, there has not been any material adverse change in MBM's business, financial condition, operations, results of operations, or future prospects. Since the Most Recent MBM Fiscal Quarter End there has not occurred any damage, destruction or loss (whether or not covered by insurance) having a material adverse effect on MBM's business or its assets.


          (10) UNDISCLOSED LIABILITIES. MBM has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued,


                                     - 39 -
                                     ------
whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent MBM Fiscal Quarter End and (ii) liabilities which have arisen after the Most Recent MBM Fiscal Quarter End in the Ordinary Course of Business.


          (11) LITIGATION. There are no claims, actions, suits, proceedings or investigations pending before any federal, state, municipal or other court, governmental body or arbitration tribunal, or threatened against or affecting the transactions contemplated by this Agreement or the Merger. There is no order, decree or judgment of any kind in existence enjoining or restraining MBM or its officers or employees or requiring any of them to take any action of any kind in respect of MBM's business.


     V. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.


          (1) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, the other documents and agreements among the Parties referred to in this Agreement and the Merger.


          (2) NOTICES AND CONSENTS. Stone will give any notices to third parties, and will use its best efforts to obtain any


                                     - 40 -
                                     ------
third party consents, that MBM or Newco may request in connection with the matters referred to in Section 3(d) above.


          (3) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(c) above. Without limiting the generality of the foregoing:


               (a) SECURITIES ACT, SECURITIES EXCHANGE ACT, AND STATE SECURITIES LAWS. Stone will prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Special Stone Meeting. MBM will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of MBM Shares pursuant to the Merger (the "REGISTRATION STATEMENT"). The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. MBM will provide Stone, and Stone will provide MBM, with whatever information and assistance in connection with the foregoing filings that the filing Party may request. MBM will take all actions that may be necessary,


                                     - 41 -
                                     ------
          proper, or advisable under state securities laws in connection with the offering and issuance of MBM Shares.


               (b) NEW YORK BUSINESS CORPORATION LAW. Stone will call a special meeting of its shareholders (the "SPECIAL STONE MEETING") as soon as practicable in order that the shareholders may consider and vote upon the approval of the Merger in accordance with the NYBCL. Stone will mail the Joint Disclosure Document to its shareholders as soon as practicable. The Joint Disclosure Document will contain the affirmative recommendations of the respective boards of directors of the Parties in favor of the adoption of this Agreement and the approval of the Merger.


          (4) CONSENTS. Stone will deliver to MBM on or before the date the Joint Disclosure Document is mailed to Stone's shareholders (i) a letter of Robbins, Greene, Horowitz, Lester & Co., LLP containing the consent of Robbins, Greene, Horowitz, Lester & Co., LLP to the use of its name as experts and to the inclusion of any financial statements audited by it in any Public Filing to be made by MBM and (ii) an opinion of McLaughlin & Stern, LLP as to the tax-free nature of the reorganization transaction contemplated by the Merger and the consent of McLaughlin & Stern, LLP to the use of its name as experts and to


                                     - 42 -
                                     ------
the inclusion of its opinion in any Public Filing to be made by MBM.


          (5) OPERATION OF BUSINESS. Stone will in all respects comply with the terms of that certain Management Agreement dated as of the date hereof between Stone and Newco ("Management Agreement"); provided, however, that Stone shall not be obligated to take any action that would create a breach of the representations and warranties set forth in Section 3 of this Agreement.
Subject to the Management Agreement, Stone will not engage in any practice, take any action, incur any liability or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, without the consent of MBM:


               (a) Stone will not authorize or effect any change in its charter or bylaws;


               (b) Stone will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock;


               (c) Stone will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;


                                     - 43 -
                                     ------

               (d) Stone will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;


               (e) Stone will not impose or allow any Security Interest upon any of its assets outside the Ordinary Course of Business;


               (f) Stone will not make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity outside the Ordinary Course of Business;


               (g) Stone will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and


               (h) Stone will not make any change in the authorized signatories of any of its bank accounts (such signatories shall remain as set forth in the resolutions adopted by Stone's Board of Directors on November 1, 1995).


               (i)  Stone will not commit to any of the foregoing.


                                     - 44 -
                                     ------

               (j) Stone shall conduct its business so that the representations and warranties set forth in Section 3 continue to be as accurate in all material respects at all times between the date of this Agreement and the filing of the Certificate of Merger as they are at the date of this Agreement, except for changes in the Ordinary Course of Business, changes contemplated by this Agreement or the other documents and agreements between the Parties referred to in this Agreement, including, without limitation, the Management Agreement.


Nothing contained herein however shall from and after the date of this Agreement and until the filing of the Certificate of Merger, affect the right of MBM and Newco to deal with Stone and its business and operations with the same force and effect as if Stone were, from and after the date of this Agreement, an operating division or subsidiary of MBM.


          (6) FULL ACCESS. Stone will permit representatives of MBM to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Stone. MBM will treat and hold as such any confidential information it receives from Stone in the course of the reviews contemplated by this Section 5(f), will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason


                                     - 45 -
                                     ------
whatsoever, agrees to return to Stone all tangible embodiments (and all copies) thereof which are in its possession.


          (7) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


          (8) EXCLUSIVITY. Stone will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Stone (including any acquisition structured as a merger, consolidation, or share exchange) (collectively "Third Party Transaction"); PROVIDED, HOWEVER, that Stone and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Stone shall notify MBM immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. If Stone consummates or agrees to consummate a Third Party Transaction, it shall pay to MBM and Newco on the closing date of such Third Party Transaction, an


                                     - 46 -
                                     ------
aggregate fee ("Break-up Fee") equal to one million ($1,000,000) Dollars, in addition to any other amounts which may be due and owing to MBM or Newco at such time.


          (9) EXISTING RELATIONSHIPS. Stone and Andrew shall use their best efforts to preserve for MBM and Newco the existing relationships of suppliers, customers and others having business relations with Stone.


          (j)  CLOSING BALANCE SHEET.

               (i)  As soon as practicable and in no event more than forty-five
          (45) calendar days after the date hereof, Stone will deliver, or cause Stone's designated representative to deliver, to MBM and Newco an unaudited balance sheet of Stone as of November 10, 1995 ("Balance Sheet"). The Balance Sheet shall be prepared by Stone's chief financial officer in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and shall present fairly the financial position of Stone as of the date hereof.
          Representatives of MBM shall be present to observe the taking of Stone's inventory in connection with the preparation of the Balance Sheet.


               (ii) The Balance Sheet shall include, without limitation, reserves against assets or liabilities recorded reflecting the following items: (x) against inventory and accounts receivable of not less than


                                     - 47 -
                                     ------

          $185,000 in the aggregate (y) a recorded liability for buyout of the contracts of Norman Shore, Jan Bangelsdorf and George Michaels of $265,000 in the aggregate and (z) a recorded liability for unpaid professional fees concerning legal, accounting, tax opinion, fairness opinion and proxy solicitation services, proposed settlement with the IRS of any claims arising from audits conducted by the IRS and costs associated with Stone's consulting contract with Betty Stone of not less than $195,000 in the aggregate.


               (iii) The Balance sheet shall be subject to review by MBM and Newco and by Andrew. If within ten (10) days after the Balance Sheet is delivered to MBM and Newco, Newco or Andrew notifies the other that it does not accept the Balance Sheet as an accurate reflection of Stone's business at the date hereof, and unless the other party disagrees with such initial objection as provided for below, the Balance Sheet shall be so modified to reflect any changes proposed.
          If within ten (10) days after receipt of such notice of non-acceptance the other party notifies the initial objecting party of a disagreement with respect to any of the proposed modifications, resolution of the proposed modifications subject to such disagreement shall be determined by Anchin, Bloch & Anchin, a certified independent public accounting firm (the


                                     - 48 -
                                     ------

          "Independent Public Accountant") in accordance with the terms of this Agreement, on the basis of such procedures as the Independent Public Accountant in its sole judgment, deems applicable and appropriate, taking into account the nature of the issues, the amounts in dispute and the respective positions asserted by the parties. If there are no objections to the Balance Sheet within such ten (10) day period, the Balance Sheet shall be deemed accepted. The acceptance of such Balance Sheet by Newco and MBM shall not modify or alter Stone's or Andrew's representations or warranties contained in this Agreement. All charges of the Independent Public Accountant incurred in making such determination such be borne equally by Newco and Andrew.


          (k) INSURANCE. Until the Closing, Stone agrees to insure its assets against all risks normally and usually insured against by comparable businesses, with normal and usual coverage limits and in accordance with its past practices. Stone agrees that the risk of loss for its assets shall remain with Stone until the Closing.


     VI. SIMULTANEOUS DELIVERIES. Simultaneously with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby the parties contemplate the following:


                                     - 49 -
                                     ------

          (1) STONE SHARE CERTIFICATES. Andrew shall have delivered to Stone's attorneys, McLaughlin & Stern, LLP, possession of a certificate or certificates evidencing the Stone Shares which he holds, together with stock powers endorsed in blank concerning such Stone Shares. At any time prior to the Effective Time when McLaughlin & Stern, LLP is no longer in possession of all such certificates, this Agreement shall be deemed terminated with consequences as set forth in Section 8 hereof. In the event that McLaughlin & Stern, LLP ceases to be in possession of all such certificate or certificates, it shall immediately provide notice thereof to MBM under the notice provisions of this Agreement.


          (2) SALES REPRESENTATIVES. The Sales Representatives Agreement set forth in Section 3(w) of the Disclosure Schedule between Stone and each person listed on Exhibit E annexed hereto shall continue to be in full force and effect at the date hereof.


          (3)  NONCOMPETITION AND EMPLOYMENT AGREEMENTS.


               (i) Andrew and Newco shall have executed and delivered a Noncompetition, Indemnification and Release Agreement in the form annexed hereto as Exhibit F;


               (ii) Lyudmilla Stone ("Lyudmilla") and Newco shall have executed and delivered a Noncompetition and Release Agreement in the form annexed hereto as Exhibit G; and


                                     - 50 -
                                     ------

                (iii) Newco and Andrew shall have executed and delivered an Employment Agreement in the form annexed hereto as Exhibit H.


          (4) MANAGEMENT AGREEMENT. Stone and Newco shall have entered into a Management Agreement in the form attached hereto as Exhibit I.


          (5) OPINIONS. Robbins, Greene, Horowitz, Lester & Co., LLP and McLaughlin & Stern, LLP shall have consented in writing to the use of their respective names as experts and to the inclusion of any financial statements of Stone audited by it, in the case of Robbins, Greene, Horowitz, Lester & Co., LLP, and to the opinion as to the tax-free nature of the reorganization contemplated by this Agreement, in the case of McLaughlin & Stern, LLP, in any Public Filing to be made by MBM.


          (6) FAIRNESS OPINION. P.K. Hickey & Co., Inc. shall have delivered an opinion in the form attached hereto as Exhibit J (the "Stone Fairness Opinion") and shall have consented in writing to the use of the Stone Fairness Opinion in any Public Filing to be made by MBM.


          (7) CERTIFIED RESOLUTIONS. Stone shall have delivered certified resolutions of its Board of Directors approving this Agreement and recommending that Stone's shareholders vote in favor of the Merger.


                                     - 51 -
                                     ------

     VII. CONDITIONS TO OBLIGATION TO CLOSE.


          (a) OF STONE AND ANDREW. The obligation of Stone and Andrew to consummate the transactions to be performed in connection with the Closing is subject to satisfaction of the following conditions:


               (i) The Merger shall have received the Requisite Stone Shareholder Approval;


               (ii) no action, suit, or proceeding shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);


               (iii) the Registration Statement shall have become effective under the Securities Act;


               (iv) a Phase I Environmental Report shall have been prepared by an environmental auditing firm satisfactory to Newco (at Newco's expense) and


                                     - 52 -
                                     ------
          delivered to MBM concerning Stone's real property commonly known as 2487 North Jerusalem Avenue, East Meadow, New York, and stating that no remediation is indicated as being required so that said premises are in compliance with all Environmental Laws, or if it does not so indicate, then a Phase II Environmental Report (prepared at Newco's expense) shall indicate that the cost of remediation is less than $250,000.


          (b) OF MBM. The obligation of MBM and Newco to consummate the transactions to be performed in connection with the Closing is subject to satisfaction of the following conditions:


               (a) The Merger shall have received the Requisite Stone Shareholder Approval;


               (b) a Phase I Environmental Report shall have been prepared by an environmental auditing firm satisfactory to Newco (at Newco's expense) and delivered to MBM concerning Stone's real property commonly known as 2487 North Jerusalem Avenue, East Meadow, New York, and stating that no remediation is indicated as being required so that said premises are in compliance with all Environmental Laws, or if it does not so indicate, then a Phase II Environmental Report (prepared at Newco's expense) shall indicate


                                     - 53 -
                                     ------
          that the cost of remediation is less than $250,000. If the cost is greater, MBM and Newco may nonetheless choose to waive this condition to consummation of the transactions to be performed in connection with the Closing. Stone and Andrew's liability in respect of the representation made in Section 3(x) of this Agreement shall in all events remain unaffected by this Section 7(b)(ii).


               (c) Stone shall have performed and complied with all of its covenants hereunder, including, without limitation, its obligations to implement MBM's recommendations under the Management Agreement referred to in Section 6(d), in all material respects through the Closing;


               (d) no action, suit, or proceeding shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (C) affect adversely the right of the Surviving Corporation to own Stone's former assets or to operate its former


                                     - 54 -
                                     ------
          business, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);


               (e) Stone shall have delivered to MBM a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-
          (v) is satisfied in all respects;


               (vi) Andrew, MBM, Newco and Andrew Escrow Agent shall have executed and delivered the Andrew Escrow Agreement in the form annexed hereto as Exhibit K ("Andrew Escrow Agreement").


               (vii) Another person or entity and Andrew shall have entered into a Put and Call Agreement in the form attached hereto as Exhibit
          L. The identity of such other person shall be satisfactory to Andrew, it being agreed that MBM and Royce Investment Group, Inc. are satisfactory to Andrew.


               (viii) the Registration Statement shall have become effective under the Securities Act;


               (ix) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(c) above;


                                     - 55 -
                                     ------

               (x) all actions to be taken by Stone in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to MBM.


          MBM may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing. Stone may waive any condition in this Section 7 which MBM has, by any action or inaction, prevented Stone from fulfilling.


     VIII.   STOCK PURCHASE AGREEMENT.
          Unless the holders of more than 66 2/3% of the Stone Shares vote in favor of the Merger on or before June 30, 1996 (unless such failure to so vote occurs on account of fraud on the part of Stone or Andrew), Andrew agrees to sell and Newco agrees to purchase an aggregate of 1,973,750 Stone Shares from Andrew on the following terms and conditions:


          (1) CONVERSION RATIO. The Conversion Ratio shall be 0.069 MBM Shares for each Stone Share, or at MBM's sole, absolute and exclusive option, MBM may pay for the Stone Shares by bank or certified check in an amount equal to the amount determined by valuing the MBM Shares that would otherwise be delivered in accordance with the Conversion Ratio set forth in this 8(a) at $11.50 per share.


                                     - 56 -
                                     ------

          (2) CONDITIONS. The conditions set forth in Section 7(b), except for the conditions set forth in Section 7(b)(i) and 7(b)(x) shall have been complied with.


          (3) CLOSING DATE. The closing date of the transaction shall be July 31, 1996 or such earlier date, but not prior to June 30, 1996, as MBM shall determine. Andrew shall deliver on the Closing Date a certificate(s) evidencing his Stone Shares together with a stock power duly endorsed for transfer with signature guaranteed by a national bank or a member firm of the New York Stock Exchange.


          (4) REPRESENTATIONS AND WARRANTIES. Andrew hereby represents and warrants to MBM and Newco that:


               (a) Such Stone Shares are the only shares of Stone common stock which he has the right, power and authority to sell and he has no right to acquire any other Stone Shares.


               (b) He has the right, power and authority to execute and deliver this Agreement and to sell such Stone Shares in accordance with the terms of this Agreement.


               (c) Such execution, delivery and sale will not violate or require any consent, approval or notice under any provision of law or the terms of any


                                     - 57 -
                                     ------
          governing instrument or result in the breach of any outstanding agreement or instrument to which he is a party or is subject and this Agreement has been duly executed and delivered by him and constitutes his legal, valid and binding Agreement enforceable in accordance with its terms.


               (d) The Stone Shares to be delivered by him hereunder are free and clear of all Security Interests, with respect to the ownership or voting of such shares or otherwise and there are no outstanding options, warrants or rights to purchase or acquire or agreements relating to any of such shares.


               (e) Upon purchase of such Stone Shares in accordance with the terms hereof, Newco will be vested with good title to such shares free and clear of all encumbrances.


               (f) He has no present plan, intention, or arrangement to dispose of any of the MBM Shares received in accordance with this Agreement in a manner that would cause the transaction to violate the continuity of shareholder interest requirement set forth in IRS Reg. Section 1,3681. He is acquiring the shares for investment and not with a view to the disposition thereof. He is sophisticated in business and financial



                                     - 58 -
                                     ------
          matters and has the capacity to protect his own interests in connection with the transaction and is able to bear the economic risk of investing in MBM. He is an "Accredited Investor" within the meaning of Regulation D of the Securities Exchange Act. He understands that the certificates representing the MBM Shares issued to him will contain legends to the effect that:


          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT THEN REQUIRED UNDER SAID ACT, OR A SATISFACTORY NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A NONCOMPETITION, INDEMNIFICATION AND RELEASE AGREEMENT, AN ESCROW AGREEMENT AND A PUT AND CALL AGREEMENT. A COPY OF EACH AGREEMENT CAN BE OBTAINED AT THE OFFICES OF THE CORPORATION.


          (5) REMEDIES. If the Sellers breach the provisions of Section 2(f) or of this Section 8, in addition to such other remedies as they may be entitled to under law or equity, MBM and Newco shall be entitled to receive the Break-Up Fee.


     IX.  MISCELLANEOUS.


          (1) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement


                                     - 59 -
                                     ------
relating to the subject matter of this Agreement without the prior written approval of the other parties; PROVIDED, HOWEVER, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).


          (2) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns; assigns; PROVIDED, HOWEVER, that (i) the provisions in Section 2 above concerning payment of the consideration for the Merger are intended for the benefit of the Stone Shareholders.


          (3) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.


          (4) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights,


                                     - 60 -
                                     ------
interests, or obligations hereunder without the prior written approval of the other parties.


          (5) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


          (6) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


          (7) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


          If to Stone or Andrew:        Copies to:
          ----------------------        ----------
          Stone Medical Supply Corp.    Ruskin, Moscou, Evans &
          2487 North Jerusalem Road       Faltischek, P.C.
          East Meadow, N.Y. 11554       170 Old Country Road
          Attn: Andrew D. Stone,        Mineola, N.Y. 11501
                President               Attn: Norman M. Friedland, Esq.

                                        and

                                        McLaughlin & Stern, LLP
                                        380 Lexington Avenue
                                        New York, New York 10168
                                        Attn.: David W. Sass, Esq.


                                     - 61 -
                                     ------

          If to MBM or Newco:           Copies to:
          -------------------           ----------
          Micro Bio-Medics Inc.         Otterbourg, Steindler,
          846 Pelham Parkway              Houston & Rosen, P.C.
          Pelham Manor, N.Y. 10803      230 Park Avenue
          Attn: Bruce J. Haber,         New York, N.Y. 10169
                President               Attn: Donald N. Gellert, Esq.

                                        and
                                        Steven Morse, Esq.
                                        c/o Lester Morse, P.C.
                                        111 Great Neck Road
                                        Suite 420
                                        Great Neck, N.Y. 11021


     Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.


          (8) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.


                                     - 62 -
                                     ------

          (9) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


          (10) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


          (11) EXPENSES. Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.


          (12) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise


                                     - 63 -
                                     ------
favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean "including without limitation". Pronouns shall be deemed to include masculine, feminine and neuter genders and singular or plural numbers as appropriate.


          (13) CONSENT TO JURISDICTION AND APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York in connection with any action, proceeding or claim arising out of or relating to this Agreement. Andrew hereby irrevocably appoints and designates the law firm of Ruskin, Moscou, Evans, Faltischek, P.C. (or its successors in business) as his agents for service of process in New York and agrees to consider any legal process or any demand or notice made or served on the said agents as being made on him. Andrew hereby agrees that separate confirmation by such agent of the foregoing irrevocable appointment as agent for service of process is not required.


          (14) INJUNCTIVE RELIEF.   The parties acknowledge that if any of them
should breach a material covenant contained herein or fail or refuse to perform their obligations under this


                                     - 64 -
                                     ------

Agreement, irreparable damages will result to the other party and its business and properties and the other party's remedy at law may be inadequate. Therefore, in addition to any remedy and damages otherwise available to the injured party (none of which remedies and damages are hereby waived), the parties agree that they shall be entitled to injunctive relief, and may be specifically compelled to perform their obligations under this Agreement.


                                     - 65 -
                                     ------

          (15) WAIVER OF JURY TRIAL. ALL OF THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF.


                              MICRO BIO-MEDICS INC.

                              By: s/ Bruce Haber

                              Title: President

                              DIAGNOSTIC LEASING CORP.

                              By: /s/ Bruce Haber
                                  -----------------------------

                              Title: President


                              STONE MEDICAL SUPPLY CORPORATION

                              By: /s/ Andrew Stone
                                  -----------------------------
                              Title: President

                              /s/Andrew Stone
                              ----------------------------------
                              ANDREW D. STONE


SECTION 6(a) hereby consented to:

MCLAUGHLIN & STERN, LLP


By: /s/ David W. Sass
    -----------------


                                     - 66 -
                                     ------

                                   EXHIBIT "B"

              SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW



623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all

                                      - 1 -
                                      -----
of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefore shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

                                      - 2 -
                                      -----

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefore shall be made within sixty

                                      - 3 -
                                      -----
days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the


                                      - 4 -
                                      -----
relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefore; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                                      - 5 -
                                      -----

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefore or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

                                      - 6 -
                                      -----

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-
86)


                                      - 7 -
                                      ------

                                   EXHIBIT "C"

                                FAIRNESS OPINION

                       [P.K. HICKEY & CO. INC. LETTERHEAD]



                                                   November 1, 1995



The Board of Directors
STONE MEDICAL SUPPLY CORPORATION
2487 North Jerusalem Road
East Meadow, NY 11554


Gentlemen:


You have asked our opinion with respect to the fairness, from a financial point of view, to the minority shareholders of Stone Medical Supply Corporation ("Stone Medical") of the merger consideration as defined below and other financial terms of the proposed Agreement for Merger and Reorganization (the "Agreement") by and among Stone Medical, Andrew D. Stone ("Andrew"), Micro BioMedics Inc. ("MBM"), and Diagnostic Leasing Corp., a wholly-owned Subsidiary of MBM ("Newco").


Under the terms and conditions of the Agreement, Newco is purchasing 3,431,500 shares of Common Stock of Stone Medical, par value $.01 per share, from all of the Stone Medical shareholders at a valuation of $0.94 per share in exchange for 280,756 shares of Common Stock of MBM, par value $.03 per share, at a valuation of $11.50 per share. The last sale on October 31, 1995 of the Common Stock of MBM, traded on the NASDAQ National Market System, was 13 1/8. Of the Stone Medical shares of Common Stock to be acquired by Newco, 1,973,750 shares are owned by Andrew and 1,457,750 shares are owned by the public and others.


The Board of Directors of Stone Medical, MBM and Newco have approved a business combination whereby, upon the consummation of the transactions described in paragraph two (2) above, Stone Medical will merge with and into Newco and become a wholly owned Subsidiary of MBM.

Simultaneously with the execution of the Agreement, Newco and Andrew will have executed an Employment Agreement and a Non-Competition, Indemnification and Release Agreement ("Non-Competition Agreement"). In addition, another officer of Stone Medical will also enter into a Non-Competition Agreement with Newco. Andrew will also enter into a Put and Call Agreement with an unnamed party (the "Party") whereby he will have to right for three months to "put" one half of his shares to the Party at $9.50 per share commencing one year from the date of the merger and the Party will have the right for one year to repurchase one half of his shares of MBM at $13.50. The other one-half shares of MBM to be owned by Andrew will be subject to a two-year "lock-up" as security for Andrew's indemnification obligations under the Non-Competition Agreement.

P.K. Hickey & Co., Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, secondary distribution of securities, negotiated underwritings, private placements and valuations for corporate and other purposes.


P.K. Hickey & Co., Inc. has acted as financial advisor to Stone Medical in connection with its review of the fairness to the minority public shareholders of Stone Medical from a financial point of view of the Agreement together with the accompanying agreements and documents. For purposes of this opinion, the Undersigned (i) reviewed various financial information furnished by Stone Medical and MBM, including annual reports, 10K and 10Q reports and other financial documents; (ii) held discussions in person with the Chief Executive Officers of Stone Medical and MBM concerning their companies, including their business, operations, competition, management, industry aspects and prospects now and upon consummation of the transaction; (iii) reviewed the various proposed Agreements including the Agreement by and among Stone Medical, Andrew, MBM and Newco; the Employment Agreement between Newco and Andrew; the Non-Competition Agreement between Newco and Andrew; the Non-Competition Agreement between Newco and Lyudmila Stone; the Put and Call Agreement; and the Andrew Escrow Agreement; (iv) reviewed the trading of the Common Stock of Stone Medical and MBM; (v) reviewed the valuations of publicly traded companies deemed comparable to Stone Medical and MBM; (vi) reviewed comparative acquired company transactions related to the medical supply industry and relative investment analyses; (vii) reviewed the future business and financial viability of Stone Medical in the event the proposed Agreement is not completed; (viii) reviewed such other studies and material deemed relevant; and (ix) held discussions concerning the various agreements and documents relative to the transaction with Stone Medical's attorneys.


In connection with its opinion, the Undersigned has not independently verified any of the foregoing information publicly available or furnished to it and has relied on all such information being complete and accurate in all material aspects.


Based on and subject to the foregoing considerations, it is the opinion of the Undersigned that the consideration to be paid the minority stockholders of Stone Medical pursuant to the Agreement is fair from a financial point of view to the minority shareholders of Stone Medical. In arriving at this opinion, the Undersigned relied upon the following specific factors:

     - The medical supply distribution and service industry in which Newco and Stone Medical are involved is comprised of national and regional distributors supplying medical products and equipment to health care providers such as hospitals (acute care) and alternate site customers such as physicians, nursing homes, clinics, etc. (primary care).

     - Over the past number of years, manufacturers of medical products and equipment have increasingly relied on distributors to distribute their products to acute care facilities as the cost and complexity of accumulating inventories, managing receivables, etc. has risen and customers have increasingly demanded specialized services to assist them in managing such costs. Medical supply distributors service orders more efficiently than manufacturers and customers benefit thereby by having a single source of supply for a bulk line of medical products as well as accompanying cost containment measures (lower inventory carrying costs, more timely delivery, etc.).

     - The medical supply industry has grown to over $18 billion in sales estimated for 1995 due to the increased consumption of medical supplies and increased reliance on the part of manufacturers and customers on national and regional distributors.

     - The growth in consumption of medical supplies is a direct effect of the aging of the population (by the year 2000, 35.2 million people will be over the age of 65) and the growth in the use of extended care facilities that has resulted in the increase in distribution of medical supplies due to the following: legislative health care coverage through federal Medicare and Medicaid Acts; the development of new health care procedures (transplants, coronary bypass) increasing the number of medical supplies consumed; the increase of disposable products out of concern for infection control and labor costs; and the proliferation of households in which both adults work..

     - Several factors have contributed to the tendency of manufacturers and health care providers to place greater reliance on the use of medical supply distributors, including ongoing efforts by federal and state governments as well as private payers to reduce health care costs that has created intense cost containment pressures for hospitals and other providers of health care services.

     - As a result of changes initiated by the federal government in hospital reimbursement under the Medicare program, which changed hospital reimbursement from a cost-based system to a fixed-payment system, hospitals have received lower reimbursement rates for services performed by them. In early 1992, the federal government adopted similar regulations with respect to reimbursements to physicians for services to Medicare recipients. In response to these cost containment pressures and regulations, hospitals and physicians have sought to reduce their costs and maximize their operating efficiencies by using, among other things, medical supply distributors to implement, or to assist them in implementing their own, asset management programs.

     - With respect to physicians, industry sources believe that these decreases in reimbursement, combined with the increasing costs for support personnel and other expenses in the physician's practice, have caused the development of larger multi-specialty group practices and managed care, while decreasing the number of sole practitioners and small clinics. These multi-specialty group practices often employ administrators who have significant experience with national distribution. Moreover, hospitals are increasingly offering sophisticated programs to physicians to "bond" them to a particular hospital system, including making available to physicians the products and the services of a hospitals medical supply distributor.

     - The Republican controlled Congress recently passed budget reduction bills that will eliminate upwards of $452 billion over the next seven years out of projected Medicare and Medicaid payments. Details relating to the planned budget cuts still need to be reconciled between the Senate and the House and the threat of a White House veto. But a strong version of the proposed cuts is more than likely and their impact will affect the entire health care industry that is expected to lead to further aggressive streamlining of the delivery process, the introduction of new technologies and the consolidation of excess facilities and capacity.

     - MBM is a $130 million in sales medical products distributor that offers over 56,000 types of medical and office supplies to physicians in the Northeast and over 40,000 kinds of medical and surgical supplies to hospitals in the New York Metropolitan area. In addition, it distributes a broad variety of medical and health care products to professionals in the areas of sports medicine, school health care and emergency medical services. MBM's net sales have more than doubled in the past four years, making it one of the fastest-growing distributors of medical and health care products in the country.

     - Due to the changes in the medical products distribution business brought about by managed care and new technology among other factors, MBM has positioned itself as a consolidator in the marketplace. In this regard, over the past several years, MBM has completed the acquisitions of four medical supply companies, the largest of which was Clark Surgical Corp., with sales at the time of acquisition of approximately $30 million. MBM's acquisition policy is to consolidate acquired companies into its existing infrastructure to take advantage of economies of scale and consolidated marketing opportunities.

     - MBM has been a leader in the industry in the development of technological advancements. In 1994, it completed the development of a new purchasing system for customer inventory management providing MBM and its customers with overhead savings and increased profit margins. In 1995, MBM implemented a new computerized warehouse management system allowing it to separate its facilities on a paper-less real time basis, thus vastly improving efficiency and accuracy while allowing more sophisticated services to customers.
          For the past several years, MBM's integrated health care network and seamless (complete supply fulfillment with one order) distribution of medical supplies to all its customers' facilities has allowed it to develop opportunities among hospitals and other managed care providers as these entities accelerate their acquisition of primary care providers.

     - MBM is currently finalizing a contract with the St. Lukes-Roosevelt Hospital Center in Manhattan to operate that hospital's warehouse facilities and stockless distribution service. This contract is estimated to increase MBM's sales over the next several years by $100 million and will lead to offering the service to other major New York City hospitals commencing in 1996.

     -    As of August 31, 1995, MBM was in very strong financial condition.
          Net working
          capital as of that date totaled $29.5 million with a current ratio of
          3.4 to 1. Long term debt, principally a credit line from Chase Bank (total line: $25 million) and $3.0 million in subordinate convertible debentures, amounted to $18.5 million with tangible net worth (after goodwill of $4.2 million) of $14 million. Management of MBM believes that it has sufficient liquidity for its short and long term requirements.

     - MBM reported its net income for the August 31, 1995 third quarter rose 21% from the same period 1994 to a record $1.0 million on a net revenue increase of 7% to $36.6 million. MBM's management has stated that, based on structural improvements and continual expansion of the business, it expects to report continued financial improvement for the balance of 1995 and into 1996.

     - MBM's Common Stock is traded on the NASDAQ National Market System. Over the past year, the price range of the Common Stock has been low, 9-5/16 and high, 14. As of October 31, 1995, the last sale price was 13 1/8. Over the past number of months, the shares of Common Stock have traded on an average volume of 250,000 shares per month. There are currently twelve market makers in the Common Stock, including such firms as Royce Investment Group, Inc., Herzog, Heine, Geduld, Inc., Fahnestock & Co., Inc., Josephthal Lyon & Ross Incorporated and Americorp Securities, Inc.

     - The current valuation of MBM, based on the fully diluted shares of Common Stock outstanding, is $63.7 million or 16x projected net income for 1996 and 3.5x net worth. This compares favorably with the two major public "pure play" medical distributors, General Medical Corporation and Owens Minor, Inc.

     - Stone Medical is a $12 million in sales distributor of medical supplies and equipment, including disposable supplies, diagnostic and surgical equipment and medical office equipment to physicians and medical clinics (70% of sales), podiatrists (15% of sales) and government (15% of sales), mainly military bases. Sales are made throughout the Metropolitan New York area from facilities located in Long Island. Stone Medical's sales between 1992 and 1994 grew at the rate of between 3% and 10% annually, but in 1995 are estimated to be approximately $12 million or 18% ahead of 1994.

     - A preponderance of Stone Medical's sales are made to typical physicians or podiatrists offices including disposable products, laboratory equipment, medical equipment and basic furniture necessary to outfit a physician's office. With the thrust to cost containment in the health care industry, many physicians have joined professional corporations which, in turn, are being purchased by hospitals or managed care organizations.

     - Stone Medical competes against large national and regional medical distributors and many smaller local firms that have long-standing relationships with its customers. Competition is considered to be intense with emphasis on pricing, on time delivery schedules, breadth of product lines and various other services offered. Stone

          Medical's customer base, however, does not currently overlap with that of MBM's, an important factor in determining MBM's interest in the acquisition of Stone Medical.

     - Stone Medical as of 6/30/95 had limited resources. As of that date, net working capital totaled just over $1.0 million with a current ration of 1.4 to 1. Long term debt, principally mortgage debt and equipment loans, totaled $380,000. Stone Medical has a 3 year line of credit with a bank totaling $1.45 million of which $1 million was outstanding as at the above date. The credit line is secured by all the assets of the company ($4.4 million) and the personal guarantees of Stone Medical's President and Treasurer. Stone Medical's net worth as at the above date totaled $1.3 million. While Stone Medical has made relatively small profits over the years, it has maintained a gross profit margin in the range of 28%, substantially higher than the industry average.

     - According to Andrew, Stone Medical has an exceptional sales force staffed by a sales manager and approximately sixteen full-time salesmen compensated on a commission basis. Sales are conducted through a direct solicitation of physicians' and podiatrists' offices, direct mailings and a computer direct bid system with local and state governments as well as the military.

     - Andrew, age 39, the Chairman and President of Stone Medical, has been with Stone Medical for approximately seventeen years and is mainly responsible for the growth of Stone Medical to its present level of sales. With his many years in the business, Andrew has developed substantial expertise in all facets relating to the distribution of medical products. MBM is entering into the Employment Agreement, Non-Competition Agreement and Put and Call Agreement with Andrew as an inducement for Andrew to make the representation, warranties and covenants set forth in the Agreement.

     - Stone Medical's shares of Common Stock are currently traded in over-the-counter market through only two market makers that submit bid and asked quotations in the "pink sheets". The recent "inside" market for the shares was $0.25 bid, offered at $0.50. The shares are traded sporadically and, therefore, their market is basically illiquid.

     - The shares of MBM Common Stock to be received by all the Stone Medical shareholders, including the public, are valued at the current market price of approximately $3.7 million or approximately 2.9x Stone Medical's book value and 74x its estimated 1995 net income. The price being paid to the Stone Medical shareholders reflected by the current market price of MBM shares is substantially in excess of the current illiquid market bid price of Stone Medical's shares.


To summarize, MBM is entering into the Agreement with Stone Medical in order to gain critical mass

(additional $12 million sales) that it can assimilate into its operations thereby reducing Stone Medical's overhead and generating enhanced profitability; eliminate a potential competitor; add an outstanding young executive to its management team; add Stone Medical's sales force to its marketing and sales efforts and provide them with MBM's broader product line to offer their customers; and acquire a customer base that does not overlap with its own.
Stone Medical is entering into the Agreement with MBM based on the uncertainty of the future course of its business due to its limited capital resources and the ongoing changes in the health care industry and medical supply business; that, with the trend of physicians groups to be acquired by hospitals, Stone Medical may have difficulty as an independent company in achieving a higher level of sales and profits; and, because of these factors, its shares of Common Stock will most likely remain illiquid with limited potential for increased value. The merger with MBM will enable the public shareholders of Stone Medical to receive highly liquid securities in a much larger company with significant financial resources, thereby providing these shareholders with the potential to achieve a far more satisfactory return on their investment than if Stone Medical remained an independent company.


Respectfully submitted,

                                                  P.K. HICKEY & CO., INC.

                                                  By:  /s/ Paul K. Hickey
                                                     ---------------------
                                                           President

                                     PART II

                     Information not required in Prospectus

Item 20.  Indemnification of Directors and Officers.

          The Business Corporation Law of the State of New York provides for indemnification of officers and directors under certain circumstances against reasonable expenses, including attorney fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. Bruce Haber, President of the Company, has an employment contract with the Company which provides for indemnification for any claim or lawsuit which may be asserted against him in acting in such capacity for the Company provided said indemnification is not in violation of any federal or state law, rule or regulation.

     The Certificate of Incorporation, as amended, also contains a provision eliminating the liability of a director to the Company or its stockholders for monetary damages for any breach of duty in such capacity, provided that this provision shall not eliminate or limit liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were made in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719 of the New York Business Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

(a)  Exhibits:

     3 Articles of Incorporation, as amended (incorporated by reference to the Registrant's Form S-2 Registration Statement File No. 33-46319,
          Exhibit 3)

     3(A) By-Laws (incorporated by reference to the Registrant's Form S-2
          Registration Statement File No. 33-46319, Exhibit 3(A))

     4 Specimen of Common Stock (incorporated by reference to the Registrant's Form S-2 Registration Statement File No. 33-46319,
          Exhibit 4)

     5    Opinion re: legality*

     8    Tax Opinion of McLaughlin & Stern LLP including Consent*

    10    Employment Agreement of Bruce Haber dated February 11,
          1992 (incorporated by reference to Exhibit 10(C) included in the Company's Form 10-K for the fiscal year ended
          November 30, 1991)

    10(A) Contract with Marvin Caligor (incorporated by reference to Exhibit
          10.2 included in the Company's Form S-18 Registration Statement, File No. 2-89795-NY)

    10(B) Amendments to Caligor's Agreement (incorporated by reference to
          Exhibit 10(D) included in the Company's Form 10-K for the fiscal year ended November 30, 1991)

    10(C) New lease for Pelham Manor, New York (incorporated by reference to
          Exhibit 10(B) included in the Company's Form 10-K for the fiscal year ended November 30, 1991)

    10(D) Credit Agreement dated November 18, 1993 among Micro  Bio-Medics,
          Inc., the Bank's signatory thereto, and the Chase Manhattan, N.A. as agent (incorporated by reference to Exhibit 10.1 included in the Company's Form 8-K dated November 19, 1993)

   10(E)  First Amendment to Credit Agreement dated August 1,
          1994 (incorporated by reference to Exhibit 10(a)(1) included in the Company's Form 10-K for the fiscal year ended November 30, 1994)

   10(F) Second Amendment to Credit Agreement dated December 1, 1994 (incorporated by reference to Exhibit 10(a)(2) included in the Company's Form 10-K for the fiscal year ended November 30, 1994)

    10(G) Asset Purchase Agreement dated November 19, 1993 by and between MBM
          Hospital supply Corp. and Clark Surgical Corp. (incorporated by reference to Exhibit 10.2 included in the Company's Form 8-K dated November 19, 1993)

    10(H) Amendments 1-4 to Asset Purchase Agreement dated November 19, 1993 by and between MBM Hospital Supply Corp. and Clark Surgical Corp. (incorporated by reference to Exhibit 10(b)(1) included in the Company's Form 10-K for the fiscal year ended November 30, 1993)

    10(I) Lease for the Company's facilities located in Syosset, New York by and between the Company and Lin Pac, Inc. dated December 8, 1994 (incorporated by reference to Exhibit 10(c)(2) included in the Company's Form 10-K for the fiscal year ended November 30, 1994)

    10(J) Amendment dated December 23, 1993 to Bruce Haber's  Employment
          Contract (incorporated by reference to Exhibit 10(e) included in the Company's Form 10-K for the fiscal year ended November 30, 1993)

    10(K) 1982 Incentive Stock Option Plan of Registrant (incorporated by reference to Exhibit 10.4 included in the Company's Form S-18 Registration Statement, File No. 2-89795-NY)

    10(L) 1989 Non-Qualified Stock Option Plan (incorporated by reference to
          Exhibit 28 included in the Company's Form 10-K for the fiscal year ended November 30, 1989)

    10(M) 1992 Incentive and Non-Statutory Stock Option Plan (incorporated by reference to Exhibit 28(A) included in the Company's Form 10-K for the fiscal year ended November 30, 1991)

 10(M)(i) Subscription Agent Agreement (incorporated by reference to Exhibit
          10(m) included in the Registrant's Form S-2 Registration Statement File No. 33-463191, Exhibit M)

    10(N) Agreement for Merger and Reorganization dated as of November 2, 1995
          (included in Prospectus)*

    10(O) Noncompetition, Indemnification and Release Agreement of Andrew D.
          Stone dated as of November 2, 1995 *

    10(P) Noncompetition Agreement of Lyudmila Stone dated as of November 2,
          1995 *

    10(Q) Form of Escrow Agreement *

    10(R) Employment Agreement of Andrew D. Stone dated as of November 2, 1995 *

    10(S) Form of Put and Call Agreement *

    10(T) Management Agreement dated as of November 2, 1995 *

    10(U) Amendment to Bruce Haber Employment Agreement dated as of December 23,
          1993 *

    10(V) Amendment to Bruce Haber Employment Agreement dated as of April 1,
          1995 *

    10(W) Amendments to 1992 Incentive and Non-Statutory Stock Option Plan *

    10(X) Consent of Chase Manhattan Bank dated as of November 2, 1995 *

    11 Statements re: computation of per share earnings (included in Note 10 of Notes to Consolidated Financial Statements and Exhibit 11 on page F-25 in the Company's Form 10-K for the fiscal year ended November 30, 1994 and Exhibit 11 included in the Company's Form 10-Q for the quarter ended August 31, 1995)

    21    Subsidiaries of Registrant*

    23    Consent of Counsel (contained in Exhibit 5) *

    23(A) Consent of Miller, Ellin & Co.*

    23(B) Consent of Robbins, Greene, Horowitz &
          Lester & Co. LLP*

    23(C) Consent of McLaughlin & Stern, LLP (included in
          Exhibit 8)*

    23(D) Consent of P.K. Hickey & Co.*

    27    Financial Data Schedule*

    99    Fairness Opinion of P.K. Hickey & Co. (included in Prospectus)*

    99.1  Form of Proxy Card*
__________________
*    Filed herewith.


(b)  Financial Statements and Schedules:

(1) Included in the Prospectus are the Independent Auditors' Report and the following Financial Statements:

     (I) Balance Sheets of Registrants as of November 30, 1994 and November 30, 1993.

    (II) Statements of Operations of Registrants for the years ended November 30, 1994, November 30, 1993 and November 30, 1992.

   (III) Statements of Stockholders' Equity of Registrants for the years ended November 30, 1994, November 30, 1993 and November 30, 1992.

    (IV) Statements of Cash Flows of Registrants for the years ended November 30, 1994, November 30, 1993 and November 30, 1992.

     (V)  Notes to Consolidated Financial Statements.

(2) Included in the Prospectus are the Independent Auditors' Report on schedules and the following Financial Statement Schedules:

     Schedule VIII - Valuation and Qualifying Accounts

     Exhibit 11 - Earnings Per Share Calculation

     Schedules other than those referred to above have been omitted as the conditions requiring their filing are not presented or the information has been presented elsewhere in the financial statements.

     Separate financial statements and schedules of Micro Bio-Medics, Inc. (Parent) have been omitted since the conditions for omission have been met.

     All other Schedules have been omitted because they are not applicable or not required under the instructions contained in Regulation S-X, or because the information is included elsewhere in the Financial Statements or notes thereto.

     Item 22.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To supply by means of a Post-Effective Amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pelham Manor, State of New York on the 16th day of November, 1995.

                                   MICRO BIO-MEDICS, INC.

                                   BY: /s/ Bruce J. Haber
                                       -----------------------
                                       Bruce Haber, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capabilities and on the dates indicated.


   Signatures               Titles                    Date
   ----------               ------                    -----

                           President,
/s/ Bruce J. Haber         Principal Executive
---------------------      Officer and Director*    November 16, 1995
Bruce J. Haber


/s/ Marvin S. Caligor
----------------------     Director*                November 16, 1995
Marvin S. Caligor


                           Vice President,
/s/ Stuart Fleischer       Principal Financial and
----------------------     Accounting Officer        November 16, 1995
Stuart Fleischer


/s/ Renee Steinberg        Secretary and
----------------------     Director*                 November 16, 1995
Renee Steinberg


/s/ K. Deane Reade, Jr.
----------------------     Director*                 November 16, 1995
K. Deane Reade, Jr.


* Bruce J. Haber, Marvin S. Caligor, Renee Steinberg and K. Deane Reade, Jr. constitute all of the members of the Board of Directors of the Registrant.

                      PART II EXHIBITS - TABLE OF CONTENTS
Exhibit No.
-----------

  5       Opinion re: legality*

  8       Tax Opinion of McLaughlin & Stern LLP including Consent*

 10(N) Agreement for Merger and Reorganization dated as of November 2, 1995 (included in Prospectus)*

 10(O) Noncompetition, Indemnification and Release Agreement of Andrew D. Stone dated as of November 2, 1995

 10(P)    Noncompetition Agreement of Lyudmila Stone dated as of November 2,
          1995

 10(Q)    Form of Escrow Agreement

 10(R)    Employment Agreement of Andrew D. Stone dated as of November 2, 1995

 10(S)    Form of Put and Call Agreement

 10(T)    Management Agreement dated as of November 2, 1995

 10(U)    Amendment to Bruce Haber Employment Agreement dated as of December 23,
          1993

 10(V)    Amendment to Bruce Haber Employment Agreement dated as of April 1,
          1995

 10(W)    Amendments to 1992 Incentive and Non-Statutory Stock Option Plan

 10(X)    Consent of Chase Manhattan Bank dated as of November 2, 1995

 21       Subsidiaries of Registrant

 23       Consent of Counsel (contained in Exhibit 5)

 23(A)    Consent of Miller, Ellin & Co.

 23(B)    Consent of Robbins, Greene, Horowitz &
          Lester & Co. LLP

 23(C)    Consent of McLaughlin & Stern, LLP (included in
          Exhibit 8)

 23(D)    Consent of P.K. Hickey & Co.

 27       Financial Data Schedule

 99       Fairness Opinion of P.K. Hickey & Co. (included in Prospectus)

 99.1     Form of Proxy Card